                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

             HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

                          LIMITED PARTNERSHIP UNITS
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                              2,552 UNIT(S) (A)
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                  1,370 (B)
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                3,500,000 (C)
--------------------------------------------------------------------------------
     (5) Total fee paid:
                                 $700.00 (C)
--------------------------------------------------------------------------------

     /X/ Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------
Notes:
(a) Aggregate number of securities equals the sum of the number of Units held by all unitholders.
(b) Determined pursuant to Rule 0-11(a)(4).
(c) For purposes of calculating amount of filing fee only. Maximum aggregate value of transaction equals the aggregate of the cash and the value of the securities and other property to be distributed to the securityholders. The amount of the filing fee calculated in accordance with Rule 0-11 equals $700 which is one-50th of one percent of the aggregate value of the transaction.

TO:      The Limited Partners of Hall Institutional Mortgage Fund Limited
         Partnership:



Enclosed is a copy of the consent solicitation statement (the "Solicitation Statement") relating to the solicitation of written consents of the limited partners (the "Limited Partners") of Hall Institutional Mortgage Fund Limited Partnership, an Arizona limited partnership (the "Partnership"), to sell substantially all of the non-cash assets of the Partnership to an affiliate thereof (the "Sale Transaction") for a purchase price of $1,600,000 (the "Purchase Price"). The Sale Transaction will cause a dissolution of the Partnership, and unless a majority of the Limited Partners vote to continue the Partnership, the Sale Transaction will be immediately followed by the termination and winding up of the Partnership's business and the distribution of the cash held by the Partnership to the creditors and partners of the Partnership in accordance with the Partnership Agreement (the "Liquidation"). The proposed Sale Transaction and the Liquidation are collectively referred to as the "Proposal."


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND FORWARD THE ENCLOSED CONSENT CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Due to the importance of the actions for which consent is solicited, you should read the entire Solicitation Statement carefully before returning the consent card mailed to you with this Solicitation Statement.

Regardless of the number of units of interests in the Partnership ("Units") you hold, it is important that your Units be voted. After you have received and read the Solicitation Statement, we urge you to fill in, date, sign and mail the consent card promptly.

Please note that capitalized terms in this letter unless otherwise defined herein shall have the same meaning as set forth in the Solicitation Statement.

In order to help you understand some of the basic information outlined in the Solicitation Statement, we have prepared the following summary of important facts discussed in this Solicitation Statement.

Purpose


The purpose of the Solicitation Statement is to provide information to you regarding the proposed Sale Transaction and Liquidation and to ascertain whether the Limited Partners are in favor of, or opposed to, the Sale Transaction. The Sale Transaction involves the sale of the Partnership's remaining mortgage notes receivable and the Liquidation involves the subsequent termination of the Partnership by the conversion of all the Partnership's assets to cash and the distribution of the cash to the Partnership's Limited Partners. The completion of such a sale and liquidation is contingent upon approval by the holders of a majority of the Limited Partner Units. The Partnership will enter into the Sale Transaction and subsequent Liquidation if the Limited Partners holding a majority of the Units held by all Limited Partners, who are not affiliates of the Managing General Partner, the Purchaser or Craig Hall, vote in favor of the Proposal.


Projected Cash Distribution


Assuming that the Limited Partners vote to approve the Proposal, the distribution is projected to be approximately $1,370 per Unit of Limited Partnership interest. This distribution would be a one-time, all-cash distribution.



Basis for Sale Transaction and Liquidation



The underlying reasons for the Sale Transaction and Liquidation are summarized as follows:



First, as discussed in the section entitled "Special Factors" in the Solicitation Statement, recent modifications to the Partnership's loan portfolio may have jeopardized the Partnership's prior reliance on certain exemptions to

The Limited Partners of
  Hall Institutional Mortgage Fund Limited Partnership
______________, 1997
Page 2



registration under the Investment Company Act of 1940 (the "1940 Act"). Consequently, if the Partnership does not liquidate, it may have to register as a reporting company under the 1940 Act. This is currently not permitted by the Partnership Agreement and would not be practicable given the limited purpose of the Partnership and even if possible, would require substantial additional administrative expenses and burdens which the Managing General Partner is attempting to minimize.



Second, the Managing General Partner has been looking for a method of accommodating a number of Limited Partners who have, over the past few years, requested an opportunity to effectively sell their ownership interests.



Third, the Managing General Partner has been looking for a method to alleviate the administrative cost and burden resulting from the Partnership's status of a public company and the administrative cost increases that have occurred due to the termination of certain pension and profit sharing plans which previously owned Units, necessitating the allocation of fractional interests to all of their related employees.



The Managing General Partner has obtained an independent third-party appraisal and fairness opinion of the Partnership's notes receivable and the proceeds from the Sale Transaction, respectively. After reviewing the terms of the proposed Sale Transaction in relation to the appraised value of the Specific Loans, the Managing General Partner considers the Sale Transaction to be fair to the Limited Partners.



Consequences of Disapproving the Sale Transaction and Liquidation



If the Proposal is not approved, the Partnership will continue to own the Specific Loans and will continue to receive payments thereon, if any. The Partnership may then be required to register under the 1940 Act which, among other things, would deplete assets otherwise available for distribution to the Limited Partners. See "Special Factors -- The Proposal." As a result, it is currently the intention of the Managing General Partner to seek an alternative buyer for the Specific Loans if the Proposal is not approved; however, it is highly unlikely that the Managing General Partner will be able to arrange for an alternative sale of the Specific Loans at a favorable price or on terms which are as or more favorable than those offered by the Purchaser, or on terms which are otherwise acceptable to the Partnership. Because (i) the obligor on each Specific Loan is a partnership controlled by the Purchaser, (ii) there is no cash flow currently from the Specific Loans and (iii) a majority of such properties owned by such partnerships are managed by affiliates of the Purchaser, the Managing General Partner believes that the Purchaser would derive more benefit from, and accordingly pay a more favorable purchase price for, the Specific Loans than would an unaffiliated third party.


Sale of Units Outside Sale Transaction


There is currently no established secondary market for Limited Partner Units.



If the Limited Partners holding a majority of the Units held by all Limited Partners, who are not affiliates of the Managing General Partner, the Purchaser or Craig Hall, vote for the Proposal, the Partnership will proceed with the Sale Transaction and Liquidation as described in the Solicitation Statement. Therefore, it is very important that all Limited Partners vote their Units.


Voting Procedures


Enclosed in your package is a consent card. This card permits you to vote for, against or abstain from voting for the Proposal. Simply check the appropriate box and send this consent card to the Partnership's administrative agent, The Herman Group Inc. ("HERMAN") in the enclosed return envelope.



Questions associated with the Solicitation Statement, voting, Unit ownership, or any other questions in connection with the contemplated Proposal, should be referred to HERMAN at the phone number and address indicated in the Solicitation Statement. If HERMAN is unable to answer your questions, you may direct your questions to Hall Financial Group, Inc., 750 N. St. Paul Street, Suite 200, Attention: Mark Blocher, at (214) 953-1155; fax (214) 953-1160.

The Limited Partners of
  Hall Institutional Mortgage Fund Limited Partnership
______________, 1997
Page 3



PLEASE DO NOT SEND IN YOUR CERTIFICATE FOR UNITS WITH YOUR CONSENT FORM. We will notify you when to submit your Units.


Sincerely,



HALL PENSION FUND ASSOCIATES, LTD.

GENERAL PARTNER

                                                                PRELIMINARY COPY

SOLICITATION STATEMENT                                             DRAFT 1/23/97


              HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP
                     4455 East Camelback Road, Suite A-200
                             Phoenix, Arizona 85018

                                 (602)840-0060


     SOLICITATION OF CONSENTS TO SELL CERTAIN LOANS OF THE PARTNERSHIP AND
                DISSOLVE, TERMINATE AND WIND UP THE PARTNERSHIP



To the Limited Partners of Hall Institutional Mortgage Funds Limited
Partnership:



         Hall Institutional Mortgage Fund Limited Partnership, an Arizona limited partnership (the "Partnership"), is soliciting consents of the limited partners ("Limited Partners") holding units ("Units") of Limited Partner interests in the Partnership in connection with the following proposal (the "Proposal"): the sale of substantially all of the non-cash assets of the Partnership (the "Sale Transaction") to Hall Financial Group, Inc., a Delaware corporation (the "Purchaser") that is 93% owned by Craig Hall, the sole owner of the managing general partner of the Partnership, for a purchase price of $1,600,000 (the "Purchase Price") followed by the termination and winding up of the Partnership's business and the distribution of the cash held by the Partnership to the creditors and partners of the Partnership in accordance with the Partnership's Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement"). If the Sale Transaction is approved, the Partnership will be dissolved, terminated and wound up (the "Liquidation"), unless a majority of the Limited Partners vote to continue the Partnership in accordance with the Partnership Agreement. If the Proposal is approved by the requisite consent of the Limited Partners, the Sale Transaction will close on or around _______________, 1997 and the Liquidation will occur as soon as practicable thereafter. After repayment of the Partnership's indebtedness and liabilities incurred for this Sale Transaction and Liquidation, net proceeds from the Liquidation will aggregate approximately $3,500,000, and the Partnership anticipates that approximately $1,370 per Unit will be distributed to the Limited Partners. The Partnership anticipates that the distribution will occur during the first quarter of 1997, and that Limited Partners may be able to recognize a taxable loss resulting from the Liquidation and sale of the assets in 1996, depending on when the Units were purchased and the price paid for them, and that the Partnership will be dissolved, terminated and wound up in accordance with the terms of the Partnership Agreement. Each Limited Partner is strongly urged to consult its own tax advisor with respect to the tax consequences of the Sale Transaction and the subsequent Liquidation on such Limited Partner's particular tax situation. See "Federal Income Tax Consequences."



         Pursuant to the Partnership Agreement, the adoption of the Proposal requires the consent of the Limited Partners of record holding a majority of the outstanding Units (a "majority in interest") who are not affiliates of the Managing General Partner (as defined herein), the Purchaser or Craig Hall. As of December ___, 1996, there were 2,552 Units outstanding and approximately 633 holders of record.



         THE BOARD OF DIRECTORS OF HALL APARTMENT ASSOCIATES, INC., THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP (FOR A LIST OF DIRECTORS, SEE "SCHEDULE I--CERTAIN INFORMATION REGARDING THE EXECUTIVE OFFICERS AND THE DIRECTORS OF THE MANAGING GENERAL PARTNER") (THE "BOARD"), BELIEVES THAT THE PROPOSAL IS FAIR TO AND IN THE BEST INTEREST OF THE LIMITED PARTNERS. THE PURCHASE PRICE WAS DETERMINED BY THE PURCHASER BASED ON THE VALUATION REPORT OF AN INDEPENDENT THIRD PARTY APPRAISER. THE APPRAISER VALUED THE ASSETS TO BE SOLD TO THE PURCHASER IN THE RANGE OF $1,275,000 TO $1,600,000. THE PURCHASER AND THE MANAGING GENERAL PARTNER AGREED ON A PRICE OF $1,600,000 BECAUSE THIS WAS THE HIGHEST AMOUNT IN THE RANGE OF VALUES DETERMINED BY THE APPRAISER. THE BOARD THEN HIRED AN INDEPENDENT THIRD PARTY FINANCIAL ADVISER TO EVALUATE THE FAIRNESS OF THE APPRAISED PURCHASE PRICE TO BE PAID BY THE PURCHASER. THE BOARD HAS RECEIVED A WRITTEN OPINION FROM ITS FINANCIAL ADVISER, PRINCIPAL FINANCIAL SECURITIES, INC., DATED AS OF AUGUST 6, 1996, THAT THE CONSIDERATION TO BE RECEIVED BY THE PARTNERSHIP IN CONNECTION WITH THE SALE TRANSACTION IS FAIR TO THE PARTNERSHIP FROM A FINANCIAL POINT OF VIEW AS OF THAT DATE. YOU SHOULD NOTE THAT THE MANAGING GENERAL PARTNER (AS DEFINED HEREIN) IS CONTROLLED BY CRAIG HALL, THE MAJORITY STOCKHOLDER OF THE PURCHASER, WHEN DETERMINING YOUR VOTE. IN VIEW OF THIS AFFILIATION, THE BOARD RECOMMENDS THAT YOU ANALYZE THE SALE TRANSACTION AND THE LIQUIDATION CAREFULLY PRIOR TO CASTING YOUR VOTE.

         The Limited Partners should consider the following factors when considering the Sale Transaction and the Liquidation:



         o The Managing General Partner is controlled by Craig Hall, the majority stockholder of the Purchaser, and the Purchaser will benefit from any future appreciation or cash flow of the Partnership's assets if the Sale Transaction is approved. The Purchaser will also benefit indirectly from the Sale Transaction because of its relation to the Affiliated Borrowers and the ability to forgive or renegotiate the Specific Loans (as defined herein) without the approval of unaffiliated Limited Partners. Finally, the Purchaser will benefit by not having to use certain of its employees to provide services to the Managing General Partner without compensation.



         o If the Sale Transaction and the Liquidation are approved, Limited Partners will not participate in any future appreciation of the assets of the Partnership.



         o Limited Partners will not be afforded appraisal rights or dissenters rights in connection with the Sale Transaction or the Liquidation.



         o In determining the fairness of the Sale Transaction and the Liquidation, the members of the Board faced various conflicts of interests arising out of such directors' affiliation with the Purchaser. See "Conflicts of Interest."



         The approximate date on which this Solicitation Statement is being mailed to Limited Partners is ______________, 1997. Only Limited Partners who are holders of record of Units at the close of business on ________________, 1997 (the "Record Date") will be entitled to submit consent cards with respect to the Proposal. The deadline for the receipt of consent cards is _________________, 1997 at ______ p.m., Washington, D.C. time, (the "Expiration
Date"). However, the Proposal will be deemed adopted and effective on the date (the "Approval Date") when the Partnership has received executed consent cards consenting to the Proposal from the Limited Partners holding a majority in interest of the Units outstanding on the Record Date who are not affiliates of the Managing General Partner, the Purchaser or Craig Hall.


________________________________________________________________________________

THE TRANSACTIONS DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTIONS, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         Limited Partners may revoke any previously submitted consent with respect to the Proposal by delivering written notice of revocation to the Partnership prior to the earlier of the Approval Date or the Expiration Date. Any duly executed consent card on which a consent or indication of withholding of consent is not indicated (except broker non-votes expressly indicating a lack of discretionary authority to consent) will be deemed a consent to the Proposal. An abstention from voting on the Proposal will effectively count as a negative vote with respect to such Proposal.


         No persons have been authorized to give any information or to make any representation other than the representations contained in this Solicitation Statement in connection with the consents solicited hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Partnership, the Managing General Partner or any other person.

                               TABLE OF CONTENTS



SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         The Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Effect of Approval of the Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Consent of Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Effect on Partnership and Limited Partners if Proposal is not Approved . . . . . . . . . . . . . . . . . . .  10
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Fiduciary Responsibility of the Managing General Partner . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Fairness of the Proposal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

MATERIAL TERMS OF THE SALE TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         The Asset Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

CERTAIN INFORMATION CONCERNING THE PARTNERSHIP AND THE PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         The Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Managing General Partner and Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Rights and Powers of Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Term and Liquidation of the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Regulatory Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         The Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Description of the Partnership's Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Description of the Partnership's Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Management's Discussion and Analysis of Financial Condition and Results of Operations  . . . . . . . . . . .  25
         Specific Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

PRO FORMA BALANCE SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ESTIMATE OF ALLOCATIONS AND DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Sale Transaction and Liquidation of Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Income Tax Consequences to Tax-Exempt Organizations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

INTERESTS OF CERTAIN PERSONS IN TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

MARKET FOR UNITS AND RELATED MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

VOTING PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SOLICITATION COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SCHEDULE I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Certain Information Regarding the Executive Officers
         and the Directors of the Managing General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SCHEDULE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Certain Information Regarding the Executive Officers
         and the Directors of the Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

Annex A Valuation Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Annex B Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
Annex C Asset Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
Annex D Summary of the Projections provided by Partnership to Principal
          Financial for Fairness Opinion    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
Annex E Summary of the Appraisals           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1



FORM OF BALLOT

                                    SUMMARY



         The following is intended to assist Limited Partners in reviewing the more detailed information contained elsewhere in this Solicitation Statement and is qualified in its entirety by reference for such detailed information.



THE PURCHASER, THE PARTNERSHIP AND THE MANAGING GENERAL PARTNER



         The Purchaser is a Delaware corporation that is 93% owned by its President and Chief Executive Officer Craig Hall.



         The Partnership's general partner is Hall Pension Fund Associates, Ltd., a Texas general partnership ("Hall Pension Fund"), its general partner is Hall 1985 Management Associates, Ltd., a Texas limited partnership ("Hall 1985 Management"), and its general partner is Hall Apartment Associates, Inc., a Texas corporation ("Hall Apartment Associates"). Craig Hall also owns 100% of the outstanding capital stock of Hall Apartment Associates, which manages the day to day affairs of the Partnership. Craig Hall is one of two directors of Hall Apartment Associates and controls over 90% of each of Hall Pension Fund and Hall 1985 Management. Hall Apartment Associates, Hall 1985 Management and Hall Pension Fund are collectively referred to as the "Managing General Partner." See the chart on page 4 for the relationship between Craig Hall, the Purchaser and the Managing General Partner.



         The Partnership is an Arizona limited partnership that was formed in 1984 solely for the purpose of providing second lien mortgages to certain affiliates of the Purchaser (the "Affiliated Borrowers").



         Since the formation of the Partnership, the Partnership has invested in twelve second lien mortgages to twelve Affiliated Borrowers. Of the remaining seven Affiliated Borrowers, Craig Hall is the general partner of one and Hall '85 Associates is the general partner of the other six. The general partner of Hall '85 Associates is Hall Apartment Associates and 99% of the limited partner interests of Hall '85 Associates are owned by Hall 1985 Management. Craig Hall is the sole shareholder of Hall Apartment Associates.



CONFLICTS OF INTEREST



         Craig Hall, the President and Chief Executive Officer and sole director of the Purchaser and one of two directors of the Managing General Partner, owns 93% of the outstanding capital stock of the Purchaser and 100% of the outstanding capital stock of the Managing General Partner. Additionally, both directors of the Managing General Partner are employees of the Purchaser. Consequently, the directors of the Managing General Partner faced a conflict of interest in negotiating the Sale Transaction with the Purchaser and in determining the fairness of the Proposal.



         Although the Board believes that the Sale Transaction and the Liquidation provide the most expeditious and cost efficient means of liquidating the Partnership and providing a cash return to the Limited Partners, it is refraining from making any recommendation as to how the Limited Partners should vote with regard to the Proposal.



THE PROPOSAL



         The Partnership is soliciting the consent of the Limited Partners to the Proposal. If the Sale Transaction is approved, the Partnership will sell substantially all of its non-cash assets for $1,600,000 to the Purchaser. The Sale Transaction will cause a dissolution and termination of the Partnership. Unless a majority of the Limited Partners vote to continue the Partnership, the dissolution will be followed by distribution of the Partnership's cash to its creditors and partners in accordance with the Partnership Agreement.

EFFECT ON THE PURCHASER AND ITS AFFILIATES



         The Purchaser will benefit from any future appreciation or cash flow of the Partnership's assets if the Sale Transaction is approved. The Purchaser may also benefit from the Sale Transaction because of its relation to the Affiliated Borrowers and the resulting ability to forgive or renegotiate the Specific Loans without the consent of the Limited Partners. Finally, the Purchaser will benefit by not having to use certain of its employees to provide services to the Managing General Partner without compensation.



EFFECT ON LIMITED PARTNERS



         If the Sale Transaction is approved, the Partnership will dissolve and terminate all of its remaining assets will be liquidated. It is anticipated that as a result of the Liquidation, approximately $1,370 per Unit will be distributed to the Limited Partners. Depending on when such Limited Partners originally purchased their Units, Limited Partners may be able to realize a capital loss for tax purposes. See "Federal Income Tax Consequences."



         There is no established trading market for the Units. Liquidation of the Partnership will provide Limited Partners an opportunity to receive cash in liquidation of their investment in the Partnership and make alternative investments that may offer more liquidity than is currently being provided by an investment in the Partnership. However, by dissolving the Partnership, the Limited Partners will be foregoing their proportionate interest in the assets of the Partnership, as well as any future participation in the appreciation or cash flow of the underlying properties, if any. There can be no assurance that the future appreciation or cash flow of the Partnership's assets would generate returns greater than or less than amounts receivable pursuant to the Sale Transaction and the Liquidation.



NO DISSENTERS RIGHTS



         The Limited Partners will not be entitled to any dissenters' rights or appraisal rights under either the Partnership Agreement or Arizona law with respect to the Sale Transaction or the Liquidation. The Limited Partners may have other remedies under Arizona law. See "Fiduciary Responsibility of the Managing General Partner."



FAIRNESS OF THE SALE TRANSACTION



         The Partnership believes that the Purchase Price is fair from a financial point of view and that the Sale Transaction is fair from both a financial and procedural point of view. The Purchaser determined the Purchase Price based on a valuation report from an independent third party appraiser. The appraiser valued the assets to be sold to the Purchaser in the range of $1,275,000 to $1,600,000. The Purchaser and the Managing General Partner agreed on a price of $1,600,000 because this was the highest amount in the range of values determined by the appraiser. The Managing General Partner then hired an independent third party financial adviser to evaluate the fairness of the appraised Purchase Price to be paid by the Purchaser. The Board of the Managing General Partner received a written opinion from its financial adviser, Principal Financial Securities, Inc., dated as of August 6, 1996, that the consideration to be received by the Partnership as a result of the Sale Transaction is fair from a financial point of view as of that date. As indicated below, the Partnership has structured the Proposal so that the consent of a majority in interest of the Limited Partners who are not affiliates of the Managing General Partner, the Purchaser or Craig Hall is required. See "Special Factors--Fairness of the Sale Transaction."



REQUIRED CONSENT



         The Partnership Agreement requires that the Proposal must be approved by the holders of a majority in interest of the total outstanding Units. In addition, the Partnership has structured the Proposal so that the consent in writing of a majority in interest of the Limited Partners who are not affiliates of the Managing General Partner, the Purchaser or Craig Hall is required.

CONSIDERATIONS WITH RESPECT TO THE PROPOSAL



         Continuing to operate the Partnership as a public partnership requires ongoing expenditures for overhead costs associated with investor relations and investor servicing as well as legal and accounting costs associated with required compliance reporting. The Partnership is subject to federal and state securities laws and the terms of the Partnership Agreement under which periodic reports and annual financial statements are required to be generated by the Partnership.



         In addition, recent modifications to the Partnership's loan portfolio may have inadvertently jeopardized the Partnership's continued reliance on certain exemptions to registration under the Investment Company Act of 1940. Consequently, if the Partnership does not dissolve and liquidate, it may have to register as a reporting company under the Investment Company Act of 1940. This is currently not permitted by the Partnership Agreement and would not be practicable given the limited purpose of the Partnership, and the prohibitive financial and administrative burdens, which the Managing General Partner is trying to minimize.

         Craig Hall, the President and Chief Executive Officer and sole director of the Purchaser, owns 93% of the outstanding capital stock of the Purchaser. Craig Hall, also, owns 100% of the outstanding capital stock of Hall Apartment Associates and is one of the two directors who comprise the Board. In addition to beneficially owning the general partner interests in Hall 1985 Management and Hall Pension Fund, Craig Hall directly owns over 90% of the limited partner interests in each of Hall 1985 Management and Hall Pension
Fund. However, Craig Hall beneficially owns less than 3% of the partnership interests in the Partnership. The following chart shows the management structure and affiliation between the Managing General Partner and the
Purchaser:


                                    [CHART]

                                SPECIAL FACTORS


         Summarized in this Solicitation Statement are certain provisions of the Partnership Agreement. Such summaries are qualified in their entirety by reference to the full text of the Partnership Agreement, which has been provided previously to the Limited Partners and copies of which may be obtained without charge upon request to the Partnership at the address set forth under "Incorporation by Reference." Certain sections of this Solicitation Statement, including "Special Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contain various forward looking statements, which represent the Partnership's expectations or beliefs concerning future events. The Partnership cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including without limitation, the improvement or decline of the real estate market, and/or a change in interest rates. In addition, these statements are further qualified by important factors which would affect the underlying properties that consist of apartment units and could cause actual results to differ materially from those in the forward looking statements, including without limitation, change in demand for the apartment units owned directly or indirectly by Affiliated Borrowers (as defined below), the effect of economic conditions, the effect of severe weather or natural disasters and the effect of competitive pressures from other apartment complexes.


THE PROPOSAL


         Background and Purpose of the Proposal. The decision by the Managing General Partner to pursue the Sale Transaction and subsequent Liquidation of the Partnership is the result of several considerations, including, among other things: (i) the desire to provide Limited Partners with a means of liquidating their investment in the Units; (ii) the desire to reduce the administrative cost and burden resulting from the Partnership's status as a public company under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and, (iii) more importantly, the desire to avoid additional administrative cost and burden that would be required to register and maintain the Partnership as an investment company under the Investment Company Act of 1940 (the "1940 Act"), which might otherwise be required as a result of the recent restructuring of the Specific Loans (as defined below).



         The most pressing impetus for the decision by the Managing General Partner to undertake the actions for which consent is hereby solicited is the possible loss of its exemption from registration under the 1940 Act as a result of the recent restructuring of the Specific Loans beginning in 1995. Until that time, each of the original loans made by the Partnership ("Specific Loans") was secured by a subordinated mortgage on the real property owned by an affiliate of the Purchaser (an "Affiliated Borrower"). The fact that the Partnership held a security interest, albeit a subordinate one, in the real property underlying each Specific Loan allowed the Partnership to be excluded from the definition of "investment company" under the 1940 Act, which excludes most companies that are primarily engaged in purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.



         The principal reason the Partnership decided to restructure each of the Specific Loans was the mutual desire of each Affiliated Borrower and the Partnership to take advantage of a general decline in interest rates by paying off the Affiliated Borrower's senior mortgage and entering into another senior mortgage with a new lender to profit from a reduction in the interest rate then governing the prior senior secured debt. An important secondary reason for refinancing the Affiliated Borrowers' senior mortgages was to obtain an extension of the maturity date of each senior loan. It was the Partnership's position that by restructuring the Specific Loans and refinancing the related senior secured debt, the Affiliated Borrowers would be in a stronger position to repay their obligations to the Partnership. However, each of the new senior lenders required that the Partnership release its subordinate security interest in the real estate previously securing both the primary loan and the relevant Specific Loan. In exchange for the partnership's release of its liens, the promissory note underlying each Specific Loan was amended from a nonrecourse obligation to a recourse obligation of the Affiliated Borrower.



         As of December 31, 1995, the Partnership had Specific Loans outstanding to the following Affiliated Borrowers: Hall Brambletree Associates ("Brambletree"), Midtree Associates, Ltd. ("Midtree"), Northtree Associates, Ltd. ("Northtree"), Hall Seven Trails Associates ("Arrowtree"), Lanetree Associates Limited Partnership ("Lanetree"), Twintree Associates Limited Partnership ("Twintree") and Coachtree Associates Limited Partnership

("Coachtree" and together with Lanetree and Twintree, the "NHP Transaction Partnerships"). A more detailed description of each Specific Loan appears elsewhere herein, see "Certain Information Concerning the Partnership and the Purchaser--Specific Loans."



         The restructuring of the Specific Loans materially enhanced the Partnership's position as a subordinated creditor. The sale and restructuring of the properties owned by the NHP Transaction Partnerships benefited the Partnership, first because Lanetree distributed $569,419 to the Partnership as part of the sale and second because Lanetree, Twintree, and Coachtree's first mortgage debt service was reduced from approximately 11% to 9%, the benefit of which would ultimately flow to the Affiliated Borrower, which in turn would free up proceeds to be paid to the Partnership. The Midtree refinancing materially enhanced the Partnership's position by providing a first mortgage at 8.1% with a 7 year term as compared to the original loan, which had matured and had an interest rate of 12%. The Brambletree refinancing materially enhanced the Partnership's position because the new loan matures in 2006 and bears interest at 8.24%, while the old loan matured in 1998 and bore interest at 10%. In addition, the old lender agreed to reduce the debt by $295,624. The Northtree refinancing materially enhanced the Partnership's position, because the interest rate on the new loan is 7.58% as compared to the interest rate of the old loan of 11%. The Arrowtree refinancing materially enhanced the Partnership's position because Arrowtree paid off the specific loan and reduced the interest rate on the debt from 9% to 7.57%. All of such refinancings enhanced the Partnership's position, because in each such case, the previous loan either expired or the interest rate was higher than current market rates. In one case, the Partnership would have lost its loan to the Affiliated Borrower absent the refinancing because the first lienholder would have foreclosed on the property that was subject to the Partnership's lien and the Partnership had no equity in such property.



         Although the Partnership believes that the restructuring has materially enhanced its position as a subordinated creditor, the release of its security interest in the real estate relating to the Specific Loans means that the Partnership may be an investment company for purposes of the 1940 Act. As there are likely no exemptions to the 1940 Act that would permit the Partnership to continue to operate with the Specific Loans as currently structured, the Managing General Partner believes that the Partnership must either liquidate or register as an investment company under the 1940 Act. The latter alternative, in the opinion of the Managing General Partner, is untenable in view of the limited purpose of the Partnership and the significant administrative cost and burden that registration would entail.



         At the time of most of the refinancings, the Managing General Partner was unaware that the refinancings could jeopardize the 1940 Act exemption of the Partnership. One refinancing did occur after the Partnership was aware of the 1940 Act issue, however the Partnership decided to allow such refinancing because it had no effect on the 1940 Act issue as six of the seven loans had already been refinanced and their security interests released. Consequently, the Brambletree refinancing enhanced the Partnership's position as a subordinated creditor by extending the maturity date and lowering the interest rate on the senior loan.



         In the absence of registration under the 1940 Act, the Partnership cannot continue to operate with its present structure without exposing itself to potential liability under the 1940 Act. The 1940 Act prohibits investment companies that do not qualify for an exemption from registration from continuing to engage in interstate commerce. Accordingly, the Managing General Partner believes that the continued operation of the Partnership with its present asset structure is not a feasible alternative.



         Apart from the 1940 Act registration issue, the Managing General Partner believes that there are important independent considerations supporting the decision to proceed with the Sale Transaction and Liquidation of the Partnership. In fact, for several years, the Managing General Partner has considered taking the Partnership "private" in order to eliminate the costs associated with having the Units registered under the Exchange Act and to provide an opportunity to Limited Partners who would like to liquidate at least part of their Units. In recent years, the number of record holders of Units has been increasing due to the dissolution of qualified plans and trusts and other tax exempt entities that previously held Units and the distribution of Units from such entities to the individual participants in such entities. This increase has added to the already burdensome administrative cost and effort involved in maintaining the public status of the Partnership under the Exchange Act. There has not however been a corresponding increase in the market for Units, as to which there continues to be no established secondary market. At the same time, an increasing number of Limited Partners have expressed a desire to liquidate their Units. The

Managing General Partner believes that the Sale Transaction and subsequent Liquidation will serve at once to ease the administrative burden of the Partnership resulting from its public status and provide Limited Partners with the opportunity to liquidate their Units for cash.



         Until 1995, however, neither the Managing General Partner nor any of its affiliates had sufficient liquidity to accomplish such goals, and no contacts, negotiations or transactions to dissolve the Partnership or to take the Partnership private were entered into or occurred. In early 1995, as a result of the improvement of the real estate industry, the Purchaser had sufficient liquidity to help the Managing General Partner obtain some of its goals while allowing the Purchaser to make, in Purchaser's judgment, an attractive investment in the Partnership or its assets. In order to assess the value of its assets, the Partnership retained Bryan E. Humphries and Associates (the "Appraiser") in January 1995 to appraise the properties securing the Specific Loans. The appraisals made by the Appraiser are described below in "Fairness of the Sale Transaction."



         The original proposal considered by the Board was the possibility of a tender offer by the Purchaser (the "Tender Offer") without a subsequent Liquidation. As a result of the steady recovery of the real estate industry, the Purchaser by then had accumulated sufficient liquidity to undertake the Tender Offer without reliance upon third party borrowings. In addition to enabling the Partnership to obtain some of its goals, the Purchaser viewed the Units as an attractive investment.



         In June 1995, the Purchaser settled upon the Tender Offer structure to give Limited Partners the option of retaining their Units or selling them for cash. The Purchaser decided to make a tender offer for no more than 49.9% of the Units to avoid triggering a deemed dissolution of the Partnership for tax purposes. A deemed dissolution of the Partnership would result in an adjustment of the Limited Partners' tax bases in their Units which, in turn, would create adverse tax consequences for the Limited Partners. The Purchaser engaged the Appraiser in October 1995 to value the Partnership's assets and assist it in determining a range of values for the Units. The Appraiser delivered a valuation report to the Purchaser dated October 12, 1995, (the "1995 Valuation Report"), a copy of which has been filed as an exhibit to the Partnership's Transaction Statement on Schedule 13E-3 filed with the Commission ("Schedule 13E-3"). The 1995 Valuation Report will be made available for inspection and copying at the principal executive offices of the Managing General Partner by any Limited Partner or his representative. The 1995 Valuation Report assigned an undiscounted value of $4,292,500 to the Partnership's assets and a range of values for the Partnership assets of between $2,378,000 to $2,960,000. The Purchaser paid the Appraiser $1,000 for the Valuation Report.



         The Managing General Partner ultimately rejected the Tender Offer alternative because of the need to conclusively resolve the 1940 Act registration issue. Because the Purchaser could not tender for more than 49.9% of the Units without adverse tax consequences to the Limited Partners, a Tender Offer would unlikely result in the Units being held by less than 100 investors, which would afford an exemption to the 1940 Act registration requirements.


         The Managing General Partner became aware of the 1940 Act issue in February 1996. The Purchaser and the Managing General Partner then agreed that a sale of the Partnership's assets would provide the most expeditious resolution to the 1940 Act issue and provide the greatest return to the Limited Partners.



         The Purchaser determined the Purchase Price based on the March 20, 1996 valuation report from the Appraiser attached hereto as Annex A (the "1996 Valuation Report"). The 1996 Valuation Report valued the assets to be sold to the Purchaser in a range of $1,275,000 to $1,600,000. The Purchaser and the Managing General Partner agreed on a price of $1,600,000 because this was the highest amount in the range of values determined by the Appraiser. The Board then hired a financial adviser, Principal Financial Securities, Inc., to evaluate the fairness of the Purchase Price.



         Sale Transaction. If the Proposal is approved, the Partnership will sell the Purchaser the remaining Specific Loans and the Brambletree Restructuring Advance (as defined below) which comprise substantially all of the Partnership's non-cash assets, for the Purchase Price. See "Material Terms of the Sale Transaction." The consummation of the Sale Transaction will cause the Partnership to dissolve under the Partnership Agreement. The

Partnership Agreement requires that in the event of dissolution of the Partnership, unless the Limited Partners elect to continue the business of the Partnership, the Partnership's business will be terminated and the Managing General Partner will proceed to the winding up of the affairs and the liquidation of the Partnership.



         Provision for Liabilities. Pursuant to the Partnership Agreement, all distributions in connection with the Sale Transaction are subject to the payment of Partnership expenses and to the maintenance of reasonable working capital reserves deemed sufficient for Partnership business by the Managing General Partner. In connection with the Sale Transaction, provision will be made for the payment of all debts and liabilities of the Partnership, including expenses to be incurred in the Sale Transaction and Liquidation, prior to the distribution of the proceeds from the Sale Transaction. See the Financial Statements included elsewhere herein for the liabilities of the Partnership as shown on the balance sheet of the Partnership as of September 30, 1996.



         The Managing General Partner will set aside approximately $35,000 of the net proceeds of the Sale Transaction to meet anticipated liabilities of the Partnership. The Managing General Partner believes that such amount will be adequate to pay the liabilities of the Partnership given that the distribution will immediately follow the Sale Transaction. It is, however, possible that unforeseen intervening events and circumstances beyond the control of the Partnership, such as a lawsuit (although the Partnership is unaware of any pending or currently threatened litigation), may render such provisions insufficient or inadequate. While the Partnership does not anticipate any intervening event, there can be no assurance that the Limited Partners will receive aggregate distributions equal to $3,500,000 as currently anticipated, and it is possible that the occurrence of such intervening events could delay the timing and decrease the amount of such distributions to the Limited Partners. There are no limitations on the amount distributions may be affected by such events. See "-- Allocations and Distribution Following Liquidation" below.


         Effect of Sale Transaction on Purchaser's Interest in the Net Book Value and Net Earnings of the Partnership. The Sale Transaction will have no effect on the Purchaser's interest in the net book value of the Partnership, and there will be no net earnings of the Partnership upon completion of the Sale Transaction.


         Allocations and Distributions Following Liquidation. Upon the consummation of the Sale Transaction, the Managing General Partner will cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, and such statement shall be furnished to all partners. After discharging all debts and liabilities of the Partnership or making provision therefor, all remaining cash will be distributed in accordance with the terms of the Partnership Agreement as summarized below. A table estimating these allocations and distributions appears elsewhere herein. See "Estimate of Allocations and Distributions."



         The Partnership Agreement provides that following Liquidation of the Partnership, the net profits and net losses, as determined in accordance with the accounting methods of the Partnership followed for federal income tax purposes, will be allocated as follows:



         (a) net profits will be allocated 99% to the Limited Partners and 1% to the general partner;



         (b) net losses will be allocated among Limited Partners and the general partner in proportion to the positive balances in their respective capital accounts; provided, however, that all net losses will be allocated to the general partner if the allocation of such net losses to the Limited Partners would result in their having negative capital account balances; and



         (c) net profits and net losses allocable to successive holders of Units during a fiscal year will be divided among such holders based upon the number of fiscal quarters such holders were deemed to be holders of such Units, without regard to whether the Partnership's operations during a particular fiscal quarter produced profits or losses. Notwithstanding the foregoing, allocations of net profits or net losses attributable to a transaction generating surplus funds will be allocated to holders of Units as of the first day of the fiscal quarter in which the Partnership receives such surplus funds.

         The Partnership Agreement provides that upon the liquidation and dissolution of the Partnership, distributions will be made to Limited Partners and the general partner in an amount equal to their respective capital accounts. Distributions of operational cash or surplus funds generated during a fiscal quarter will be made quarterly by the fifteenth day of the month following such fiscal quarter; provided, however, that the general partner, in the exercise of reasonable discretion, may determine to retain in the Partnership all or any part of the funds available for distributions to meet the working capital needs of the Partnership. All distributions made with respect to a fiscal quarter will be made to those persons owning Units as of the close of the first day of such fiscal quarter.



         If upon liquidation and dissolution of the Partnership, the capital account of the general partner reflects a deficit balance, the general partner will contribute to the Partnership an amount equal to the lesser of (a) any deficit balance in the general partner's capital account or (b) 1.01% of the difference between the capital contributions of the Limited Partners (deemed to be $5,000 per Unit, regardless of any volume purchase discounts provided at the time of investment in the Partnership) and the capital contribution of the general partner ($100).



         The Partnership Agreement provides that the allocations and distributions provided for in the Partnership Agreement as set forth above were expressly consented to by each Limited Partner and the general partner as a condition to becoming a partner.



         The distribution of the proceeds from the Sale Transaction is expected to occur as soon as practicable after the consummation of the Sale Transaction in March 1997. From and after the consummation of the Sale Transaction, the Managing General Partner intends to invest the net proceeds from the Sale Transaction in short term obligations, such as money market funds, and obligations of the United States government with maturities of not in excess of 30 days, the earnings from which will also be distributed pursuant to the Partnership Agreement upon the Liquidation.



         Assuming that the Limited Partners approve the Proposal and the consummation of the Sale Transaction occurs in March 1997, it is estimated that the aggregate net cash proceeds available for distribution will be approximately $3,500,000 (or approximately $1,370 per Unit), plus interest thereon. The aggregate proceeds distributable will include simple interest accrued from the date of the consummation of the Sale Transaction to the date of the Liquidation. The aggregate proceeds distributable will be net of accrued and unpaid expenses of the Partnership as of the date such proceeds are distributed. Based on such aggregate amounts, and after the Partnership's provision for repayment of the liabilities of the Partnership, it is estimated that an amount equal to approximately $1,370 per Unit will be distributed to each of the Limited Partners. See "Estimate of Allocations and Distributions."


         The partners will be subject to federal income tax on the income (if any) resulting from the Sale Transaction. See the Financial Statements included elsewhere herein and "Federal Income Tax Consequences" below.

EFFECT OF APPROVAL OF THE PROPOSAL


         If the Sale Transaction is approved and consummated, the Managing General Partner will cease to manage the Specific Loans. The Partnership Agreement provides that upon disposal of the Specific Loans, the Partnership shall dissolve and, unless the Limited Partners elect to continue the business of the Partnership as provided in the Partnership Agreement, the Partnership's business will be terminated. If no such election is made, the Partnership business will be terminated and the Managing General Partner will proceed to the winding up of the affairs and the liquidation of the Partnership. The Managing General Partner will cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, and such statement will be furnished to all the Limited Partners. The remaining assets of the Partnership, which the Managing General Partner determines should be liquidated, then will be liquidated as promptly as possible. The registration of the Units under the Exchange Act will be terminated, and the Partnership will no longer be subject to the reporting requirements thereof and will cease filing information with the Commission.



         Upon completion of the winding up of the Partnership, the Managing General Partner will file such certificates and documents as may be required to effectuate and evidence the liquidation of the Partnership, and the Partnership Agreement will be formally terminated. The Managing General Partner expects to dissolve and liquidate the Partnership on or before April 15, 1997.


CONSENT OF LIMITED PARTNERS


         The Partnership Agreement provides that the adoption of the Proposal requires the consent in writing of Limited Partners who own a majority in interest of the total outstanding Units. In addition, the Partnership has structured the Proposal so that the consent in writing of a majority in interest of Limited Partners who are not affiliates of the Managing General Partner, the Purchaser or Craig Hall is required. As of the Record Date, there were 2,552 Units outstanding. The Managing General Partner owns 22 Units, and Purchaser owns 20 Units. Both such parties intend to consent to the Proposal. Therefore, Limited Partners who are not affiliates of the Managing General Partner, the Purchaser or Craig Hall holding at least 1,256 Units must consent to the Proposal.



         If Limited Partners owning more than a majority in interest of the total outstanding Units consent to the Proposal and Limited Partners who are not affiliates of the Partnership owning more than a majority in interest of the total outstanding Units consent to the Proposal, Limited Partners who do not join in such consent will nevertheless be bound by the decision to sell the Specific Loans and dissolve, terminate and wind up the Partnership. An abstention from consenting to the Proposal will effectively count as a negative vote with respect to such Proposal. Broker non-votes expressly indicating a lack of discretionary authority to consent also will effectively count as a negative vote with respect to the Proposal.


EFFECT ON PARTNERSHIP AND LIMITED PARTNERS IF PROPOSAL IS NOT APPROVED


         If the Proposal is not approved, the Partnership will continue to own the Specific Loans and will continue to receive payments thereon, if any. The Partnership will then be required to register under the 1940 Act or to find an alternative to such registration. Failure to do so could result in significant liability. See "Special Factors -- The Proposal." As a result, it is currently the intention of the Managing General Partner to seek an alternative buyer for the Specific Loans if the Proposal is not approved; however, it is highly unlikely that the Managing General Partner will be able to arrange for an alternative sale of the Specific Loans at a favorable price or on terms which are as or more favorable than those offered by the Purchaser, or on terms which are otherwise acceptable to the Partnership. Because (i) the obligor on each Specific Loan is a partnership controlled by the Purchaser, (ii) there is no cash flow currently from the Specific Loans, and (iii) a majority of such properties owned by such partnerships are managed by affiliates of the Purchaser, the Managing General Partner believes that the Purchaser would derive more benefit from, and as accordingly pay a more favorable purchase price for, the Specific Loans than would an unaffiliated third party.



         The Managing General Partner has not previously sought offers from third party buyers because the Managing General Partner believes such a solicitation is highly unlikely to bring an offer that would approach the offer from the Purchaser and would therefore not be cost effective to pursue. Such a solicitation would not be cost effective because a financial adviser or other broker would have to be hired and the process would be time consuming. In addition, the Managing General Partner believes it is highly unlikely that a third party would be interested in buying the assets of the Partnership because
(i) the Specific Loans are subordinate to the loans made by each senior lender;
(ii) the Specific Loans are generally unsecured; (iii) the Specific Loans are not paying interest; and (iv) a third party would be less familiar with the Affiliated Borrowers and underlying properties.


APPRAISAL RIGHTS


         The Limited Partners will not be entitled to any dissenters' or appraisal rights under the Partnership Agreement or Arizona law with respect to the transactions described in the Solicitation Statement, and will not voluntarily be granted such rights by the Partnership or Purchaser in as much as, upon liquidation, the Partnership will distribute all funds available for distribution. Nevertheless, Limited Partners may have other remedies under Arizona law. See "Fiduciary Responsibility of the Managing General Partner" below.

CONFLICTS OF INTEREST



         The directors of the Board are subject to conflicts of interests arising out of their affiliation with the Purchaser. Craig Hall, the President and Chief Executive Officer and sole director of the Purchaser, owns 93% of the outstanding capital stock of the Purchaser, and owns 100% of the outstanding capital stock of the Managing General Partner. Additionally, Craig Hall is one of two directors of the Board of the Managing General Partner, both of whom are employed by the Purchaser. Accordingly, Craig Hall and the directors of the Board faced direct conflicts of interest in negotiating the Sale Transaction with the Purchaser.



         While no independent committee or representative has been appointed or retained to negotiate the terms of the Sale Transaction on behalf of the unaffiliated Limited Partners, the Purchaser determined the Purchase Price based on the 1996 Valuation Report of the Appraiser, who is an independent third party. The Appraiser valued the assets of the Partnership to be sold to the Purchaser in the range of $1,275,000 to $1,600,000. The Purchaser and the Managing General Partner agreed on a price of $1,600,000 because this was the highest amount in the range of values determined by the Appraiser. The Board of the Managing General Partner then hired an independent financial adviser to evaluate the fairness of the appraised Purchase Price to be paid by the Purchaser. Additionally, the Sale Transaction and the Liquidation must be approved by a majority vote of the Limited Partners who are not affiliates of the Managing General Partner, the Purchaser or Craig Hall. The Managing
General Partner, the Purchaser and Craig Hall own less than 3% of the Partnership in the aggregate.



         The Partnership has hired legal counsel who in the past has represented the Purchaser. So long as no dispute arises between the Partnership and the Purchaser, the parties will not be represented by separate legal counsel. Should such a dispute arise, the Purchaser will retain separate legal counsel.



FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER



         Under Arizona law, the Managing General Partner is accountable to the Partnership as a fiduciary and, consequently, must exercise the utmost good faith and integrity with respect to Partnership affairs. Generally, a general partner of a limited partnership has the rights and powers and is subject to the restrictions of a partner in a partnership without limited partners. Partners in general partnerships in Arizona owe certain fiduciary duties to the other partners. These duties include the duty of loyalty and the duty of care. The duty of loyalty includes the following: (i) to account to the partnership and hold as trustee for it any property, profit or benefit derived by the general partner in the conduct and winding up of the partnership business or derived from a use by the general partner of partnership property, including the appropriation of partnership property; (ii) to refrain from dealing with the partnership in the conduct or winding up of the partnership business as or on behalf of a party having an interest adverse to the partnership; and (iii) to refrain from competing with the partnership in the conduct of the partnership business before the dissolution of the partnership. A general partner's duty of care to the partnership and the other partners is limited to refraining from engaging in grossly negligent or reckless conduct, intentional conduct or a knowing violation of the law. Further, a general partner must discharge his duties to the partnership and the other partners and exercise any rights consistently with the obligation of good faith and fair dealing. A general partner does not violate a duty or obligation merely because the general partner's conduct furthers the general partner's own interest.



         Additionally, under Arizona law: (i) a limited partner may, subject to the provisions of applicable procedural rules and statutes, bring an action against the partnership or another partner for legal or equitable relief to enforce the limited partner's rights under the partnership agreement and may bring a derivative action to enforce the rights of the partnership; and (ii) limited partners who have suffered losses in connection with the purchase or sale of their interests in a partnership due to the breach of the provisions of the federal securities laws (and the regulations promulgated thereunder) by a general partner in connection with such purchase or sale, including misapplication by a general partner of the proceeds from the sale of interests in such partnership, may have a right to recover such losses from such general partner in an action based upon such laws and/or regulations.



         The foregoing summary, describing in general terms the remedies available to the Limited Partners for breach of fiduciary duty by the Managing General Partner, is based on statutes, cases and decisions as of the date hereof. This is a rapidly developing and changing area of the law; therefore, the Limited Partners who believe that a breach of fiduciary duty by the Managing General Partner has occurred should consult their own counsel for an evaluation of the status of the law at such time.



         The Partnership Agreement, however, provides that the Managing General Partner and its affiliates or agents are not liable to the Partnership for any act or for any failure to act, except for acts or omissions which constitute bad faith, misconduct, negligence or reckless disregard of duty and that the Managing General Partner and its affiliates or agents, under certain circumstances, will be entitled to indemnification from the Partnership for certain losses. Therefore, the Limited Partners may have more limited rights of action than they would have absent the limitations on the Managing General Partner's liability set forth in the Partnership Agreement.



         The Managing General Partner has full and complete charge of all affairs of the Partnership, and the management and control of the Partnership's business will rest exclusively with the Managing General Partner. The Managing General Partner must, on request, give any Limited Partner or his or her legal representative true and full information on all Partnership affairs, and each Limited Partner or his legal representative may inspect and copy the Partnership's books and records at any time during normal business hours.



         In the opinion of the Managing General Partner, the cost of litigation against the Managing General Partner for enforcement of its fiduciary obligations may be prohibitively high. The Managing General Partner and its affiliates or agents may not be liable to the Partnership or to the Limited Partners for its good faith acts or omissions not amounting to negligence or misconduct, since provision has been made in the Partnership Agreement for exculpation of the Managing General Partner and its agents under such circumstances. Additionally, the Partnership Agreement provides for indemnification of the Managing General Partner and its affiliates or agents by the Partnership for certain liabilities they may incur in dealings with third parties on behalf of the Partnership. In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933 (other than the payment by the Partnership of expenses incurred or paid by the Managing General Partner or its affiliates or agents in the successful defense of any action, suit or proceeding) or under any state securities laws is asserted by such person in connection with the offer and sale of Units, the Partnership will only be indemnified if the Managing General Partner or its affiliates or agents is successful in defending such action and such indemnification is specifically approved by a court of law which has been advised as to the current position of the Commission and the Commissioner of Corporations of the State of California regarding indemnification for violations of securities law. As a result of the above limitations of liability, the Limited Partners have a more limited right of action than they would have absent the limitations in the Partnership Agreement.



FAIRNESS OF THE PROPOSAL



         Determination of Purchase Price. The Purchaser determined the Purchase Price based on the 1996 Valuation Report of the Appraiser. The Appraiser valued the assets of the Partnership to be sold to the Purchaser in the range of $1,275,000 to $1,600,000. The Purchaser and the Managing General Partner agreed on a price of $1,600,000 because this was the highest amount in the range of values determined by the Appraiser. The Managing General Partner then hired an independent third party financial adviser, Principal Financial Securities, Inc., to evaluate the fairness of the appraised Purchase Price to be paid by the Purchaser.



                 a. Valuation Report. In March 1996, the Purchaser hired Bryan E. Humphries and Associates to value the assets of the Partnership in connection with the Managing General Partner's consideration of certain alternatives to liquidating the Limited Partners' investments in the Partnership. See the 1996 Valuation Report attached hereto as Annex A. The 1996 Valuation Report contains a summary of the appraisals that the Appraiser performed on each property in which an Affiliated Borrower has an interest and a valuation of each of the Specific Loans, as well as the qualifications of the Appraiser. These appraisals are filed with the Commission as an exhibit to
Schedule 13E-3 and are available for review and copying by Limited Partners during normal business hours at the executive offices of the Managing General Partner. A summary of the appraisals is attached hereto as Annex E.

         The cash flow projections used in the 1995 appraisals were used in the valuation of the Specific Loans. Each of the appraisals was based on a combination of three approaches: the income approach, the market value approach and the cost approach.



         Actual sales comparables were used in the market value approach in each appraisal. The appraised values were then used in the valuation of the Specific Loans in the 1996 Valuation Report.



         Capitalization rates used in the income approach ranged from 10.5% to 11.5% and the discount rate ranged from 11.5% to 12.5%. In the real estate industry, capitalization rates are considered appropriate in the range from 10.5% to 11.5%. Capitalization rates used in the appraisals vary depending on the age of the property, the location, the size and the tenant profile. Newer, well located properties will have lower capitalization rates and older, poorly located properties will have higher capitalization rates. The discount rates, which are an estimation of the amount of return that an investor would seek to earn on its investment, ranged from 11.5% to 12.5% on each property. The discount rate gave the Appraiser a range of values based upon the income stream of the properties.



         Income projections from information in the appraisals pertaining to cash flows from the operations of the properties were used to value the Specific Loans. The income projections were used in valuing the Specific Loans, because the properties were not likely to be sold in the near future due to the fact that such properties had been refinanced with first mortgages containing severe prepayment penalties, or were included in the NHP Transaction. See "Certain Information Concerning the Partnership--Specific Loans."


         A range of discounts was then applied to each of the Partnership's Specific Loans based upon the Appraiser's judgment as to the value of a Specific Loan. Major factors in determining the discount included the ability of each Unitholder to sell its Units in the Partnership where it did not have control of the property as well as the risk and the liquidity of each of the Partnership assets.


         The valuation of the Specific Loans assumes that all the properties would be held for five years and allocated the cash flows based upon the terms of a hypothetical sale or based on operations. A discount rate of 40%-60% was used on a property-by-property basis. In order for the Partnership to receive any funds, each of the properties needed to be held for five years based upon the assumptions of the narrative cash flow. Under the priority payment system (the order or priority of cash flow payments of the specific property to the Partnership), little funds would be available to the Partnership unless the property was held for a period of time and appreciated. Presumption of assumptions in a five-year cash flow added considerable risk to the present value of the Partnership Lender Interest (as defined in the Valuation Report); consequently, the Partnership interest was discounted on average 40%-60% on a property-by-property basis. The Partnership does not have expertise in the valuation of limited partnership units; however, the Partnership does believe that the capitalization rates and discount rates used by the Appraiser were appropriate.



         The Appraiser was selected by the Partnership due to previous appraisals prepared by the Appraiser for affiliates of the Purchaser and the Appraiser's knowledge in this type of valuation. Bryan E. Humphries and Associates specializes in the real estate valuation and services business. The Appraiser is owned by Bryan E. Humphries, Inc. The Appraiser has over seventeen years of experience in the appraisal of real properties, including commercial, multi-family, industrial and special purpose properties, for mortgage bankers, savings and loan associations, insurance companies, attorneys, private individuals, public utilities and governmental agencies. The Appraiser's primary areas of concentration during the last five years include the appraisal of multi-family and office properties. Additional experience of the Appraiser includes ownership and management of various multi-family and office properties. The Appraiser is a licensed broker in Texas and is certified by the following states: Texas, Louisiana, California, Colorado and Utah, and a member of the Appraisal Institute, North Texas Commercial Association of Realtors and Real Estate Financial Executive Association.



         The Partnership paid the Appraiser $30,750 for the appraisals and $1,500 for the valuation of the Specific Loans. The Purchaser paid the Appraiser $1,000 for the 1995 Valuation Report which would have been used in the Tender Offer. The amounts paid by the Purchaser for the valuation reports were substantially less than the amount paid by the Partnership for the appraisals because the valuation reports were based on the previous appraisals. The 1996 Valuation Report will not be updated for financial and timing reasons. Given the limited financial resources of the Partnership, the Managing General Partner desires to preserve the assets of the Partnership so that there will be more cash available for distribution to the Limited Partners.



         A chart summarizing the appraisals relating to each property using the income approach, the cost approach and the market approach is attached hereto as Annex E.



         b. Fairness Opinion. Principal Financial Securities, Inc. ("Principal Financial") was retained by the Managing General Partner to serve as financial advisor and to render financial advisory and investment banking services to the Board with respect to the Sale Transaction. No limitations were imposed by the Board upon Principal Financial with respect to the investigations made or the procedures followed by it in rendering its opinion. On September 17, 1996, Principal Financial delivered its oral opinion to the Board, that as of the date of its opinion, the Purchase Price to be received by the Partnership's Limited Partners pursuant to the Sale Transaction is fair from a financial point of view to the Partnership. Principal Financial also delivered its written opinion dated August 6, 1996, to the same effect (the "Fairness Opinion"), which includes a description of the procedures followed, documents reviewed, matters considered, the scope of review undertaken and the assumptions made in arriving at its conclusions. The full text of such written opinion is incorporated herein by reference and attached to this Solicitation Statement as Annex B, which Limited Partners are urged to read in its entirety. For purposes of its opinion, Principal Financial relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was received by Principal Financial from public sources or provided to Principal Financial by the Managing General Partner or any of its representatives. Principal Financial also assumed, with respect to the financial projections supplied to Principal Financial for the properties relating to the Specific Loans, that all such information was reasonably derived on bases reflecting the best currently available estimates and judgments of the Managing General Partner's management as to the future operating and financial performance of such properties. Such projections are attached as Annex D to this Solicitation Statement. Principal Financial did not make an independent evaluation or appraisal of the assets of the Partnership or the Affiliated Borrowers. The Fairness Opinion will not be updated due to time and cost restraints, given the Managing General Partner's desire to preserve the assets of the Partnership so that there will be more cash available for distribution.


         LIMITED PARTNERS ARE URGED TO READ THE FAIRNESS OPINION IN ITS
ENTIRETY.


         In arriving at its opinion, Principal Financial considered such financial and other factors as it deemed appropriate under the circumstances, including among other things: (i) the Asset Purchase Agreement (as defined below); (ii) Promissory Notes detailing the terms of the Specific Loans; (iii) Debtors Second Amended Plan of Reorganization filed by Hall Brambletree Associates; (iv) historical operating and financial results of the properties associated with the Specific Loans for the twelve month periods ended December 31, 1993, 1994, 1995 and the period ended September 30, 1996; (v) internal operating and financial projections of the properties associated with the Specific Loans including projected statements of operations for the twelve month periods ending December 31, 1996, 1997, 1998, 1999, and 2000; (vi) the independent analyses of the market value, as of February 1, 1996, of the Managing General Partner's loans receivable interest, performed by the Appraiser on March 20, 1996 and provided to Principal Financial by the management of the Managing General Partner; (vii) the financial terms, to the extent publicly available, of certain comparable transactions, which are similar in certain respects to the Sale Transaction, including the discounts assigned to the valuation of fractional ownership positions in closely held companies; (viii) the tour of the five properties located in Albuquerque, New Mexico (Phoenix Square/Midtree Apartments, Candlewick/Northtree Apartments, The Lake/Lanetree Apartments, Los Altos Towers/Twintree Apartments, and The Villas/Coachtree Apartments) and the Brambletree Apartments located in Garland, Texas; (ix) discussions with members of senior management of the Managing General Partner relating to the operations and future business prospects of the properties associated with the Specific Loans, and the rental housing markets in which such properties are located; and (x) such other information, financial studies and analyses, and financial, economic and market criteria as Principal Financial deemed relevant. Based upon these factors, Principal Financial believed the Purchase Price to be fair from a financial point of view to the Partnership. Principal Financial used a going concern analysis and liquidation analysis in arriving at its determination. These two methods were discussed by Principal Financial in its oral report to the Board of the Managing General Partner (discussed below).

         In delivering its oral opinion and making its presentations to the Board of the Managing General Partner, Principal Financial presented certain financial and comparative analyses, and such other factors that it deemed relevant. These analyses included:



         (i) Going Concern Analysis. Principal Financial provided a discussion of the methodology and procedures used to determine the fairness from a financial point of view of the Purchase Price. Principal Financial advised that two of its employees traveled to each of the five properties in Albuquerque, New Mexico, and one of the properties in Garland, Texas.
                 Principal Financial advised that it commenced its analysis by using the cash flow models provided by the Partnership. Principal Financial then stated that it adjusted the rental increases and expenses to reflect what it determined was appropriate for the market at that time. Principal Financial specifically mentioned that it reduced the rental increases in the Albuquerque market due to the extensive availability of apartments in the market and the prediction that rental increases would consequently be minimal in the near term. Principal Financial then stated that it made net operating income ("NOI") projections for six years and assumed a five year holding period for each property. The projected sale price for each property was determined by dividing an assumed capitalization rate into the year six NOI generated by the property. Principal Financial stated that it believed that B+ property would sell at slightly below a 10% capitalization rate. (A B+ property for purposes of real property evaluation constitutes a property which is other than new, but is situated in an excellent location.) Principal Financial stated that it did not believe that any of the properties reviewed would be categorized as a B+, primarily due to their age and locations, and therefore assumed an 11% capitalization rate for all of the properties, except the Brambletree Apartments. Principal Financial assumed a 10% capitalization rate for Brambletree Apartments because it is newer, has a more stable and higher occupancy rate, and is in a more desirable location than the other properties. Principal Financial then stated, that based upon its cash flow analysis and applying a discount factor, the value of the Specific Loans would possess a range of value between $1,100,000 to $1,590,000. This analysis was based on a going concern valuation of the Specific Loans.



         (ii) Liquidation Analysis. Principal Financial then stated that in order to evaluate whether the $1,100,000 to $1,590,000 range of value was fair from a financial point of view, it performed a current liquidation analysis. That analysis required Principal Financial to analyze a sale of each of the properties and assume a distribution of the sales proceeds according to each property's priority schedule of payments. Based upon this analysis, Principal Financial concluded that, after payment to those parties with priority ahead of the Partnership, remaining proceeds available to pay the Partnership's interest in the properties would be zero making the value of the receivables zero. Thus, Principal Financial opined that the $1,600,000 Purchase Price was fair from a financial point of view.


         The Board further questioned Principal Financial as to whether there were any limitations regarding Principal Financial's due diligence or assumptions used in the determination of the value of the Specific Loans, and Principal Financial stated that there were no such limitations.

         This summary set forth above does not purport to be a complete description of the Fairness Opinion or Principal Financial's oral presentation to the Board. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Principal Financial believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. In its analyses, Principal Financial made numerous assumptions with respect to general business and economic conditions and other matters, many of which are beyond the Partnership's control. Any estimates contained in such analyses, (including the Fairness Opinion), are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Analyses based upon forecast of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Principal Financial's estimates concerning the value of the Sale Transaction does not necessarily reflect the prices at which the Specific Loans could be sold.

         The foregoing description of the Fairness Opinion is qualified by reference to the full text of such report which is attached as Annex B hereto and is available for inspection and copying by any Limited Partner or a representative of such person who has been so designated in writing, at the principal executive offices of the Partnership, and which may also be obtained in the manner described under "AVAILABLE INFORMATION." Principal Financial has consented to the use of and inclusion of the Fairness Opinion as an annex to this Solicitation Statement.



         Pursuant to the engagement letter dated June 21, 1996, between the Managing General Partner, the Purchaser, and Principal Financial, the Managing General Partner and the Purchaser have agreed: (i) that the Managing General Partner shall reimburse Principal Financial for its reasonable legal and out of pocket expenses incurred by Principal Financial in connection with the engagement as and when they are incurred; (ii) that the Managing General Partner also agrees to indemnify and hold harmless Principal Financial against any losses, claims, damages or liabilities to which Principal Financial may become subject in connection with the services or matters that are the subject of the engagement, except for losses, claims, damages or liabilities resulting primarily and directly from Principal Financial's gross negligence or willful misconduct as determined by a court in a final judgment wherein the court has jurisdiction over such matters. The Managing General Partner has further agreed that if the indemnity is unavailable or insufficient to hold Principal Financial harmless, then the Managing General Partner will contribute such amounts paid or payable by Principal Financial as a result of such losses, claims, damages or liabilities in proportion to the benefits received by the Managing General Partner and its Limited Partners and the Partnership and its Limited Partners on the one hand, and Principal Financial, on the other hand; the Managing General Partner has also agreed to indemnify or pay Principal Financial, in circumstances in which the Managing General Partner or the Partnership is a party to or subject of any judicial or administrative proceeding or investigation in connection with the Sale Transaction, and, in connection therewith, Principal Financial testifies or otherwise presents evidence or makes submissions as to Principal Financial's performance of its obligations under the engagement letter; in such circumstances, the Managing General Partner has agreed to pay Principal Financial $250 per person per hour for time expended and a minimum of $1,000 per day per person in the event of court testimony or presentation of evidence, plus out of pocket expenses and all reasonable fees and expenses of any counsel engaged by Principal Financial in connection therewith; (iii) the Managing General Partner has agreed to pay Principal Financial compensation for the delivery of the Fairness Opinion and other services thereunder, in the amount of $50,000, $25,000 of which was paid by the Managing General Partner upon the execution of the engagement letter, and $25,000 of which was paid by the Managing General Partner upon the date Principal Financial delivered the Fairness Opinion. The Managing General Partner also agreed to reimburse Principal Financial for all reasonable out of pocket expenses incurred in connection with providing the Fairness Opinion and serving as financial advisor to the Board, which reimbursements were not to exceed $5,000 without prior written permission from the Managing General Partner.


         Principal Financial is a nationally recognized investment banking firm engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions, and valuations for estate, corporate and other purposes. The Board selected Principal Financial based on such expertise and Principal Financial's past performance of various investment banking services for the Purchaser including a fairness opinion which Principal Financial delivered in February, 1995 to the Purchaser's board of directors on the price of the Purchaser's stock to be sold, for which services Principal Financial received customary fees. The Purchaser and Craig Hall also maintain investment accounts with Principal Financial, and, therefore, are familiar with Principal Financial's services.


         Discussion of the Board. In evaluating the fairness of the Sale Transaction and the estimated distribution of the proceeds from the Liquidation, the Board of the Managing General Partner further considered the following procedural and substantive factors:



         a. Procedural Fairness. The Purchaser and the Managing General Partner are controlled by Craig Hall. Additionally, both members of the Board of Hall Apartment Associates, an entity which together with Hall 1985 Management and Hall Pension Fund, comprises the Managing General Partner (for a list of the directors, see "Schedule I--Certain Information Regarding the Executive Officers and the Directors of the Managing General Partner") (the "Board"), are employees of the Purchaser. The Sale Transaction was unanimously approved by the

Board. Because of the potential conflict of interest, the Board believes that it should abstain from making any recommendation as to how the Limited Partners should vote with regard to the Proposal. However, the Board believes that the Proposal procedurally is fair and in the best interest of the Limited Partners.



         While an independent third party was not appointed or retained to negotiate the Sale Transaction on behalf of the unaffiliated Limited Partners, the Purchaser determined the Purchase Price based on the 1996 Valuation Report of the Appraiser. The Appraiser valued the assets of the Partnership to be sold to the Purchaser in the range of $1,275,000 to $1,600,000. The Purchaser and the Managing General Partner agreed on a price of $1,600,000 because this was the highest amount in the range of values determined by the Appraiser. The Board of the Managing General Partner then hired Principal Financial to evaluate the fairness of the appraised Purchase Price to be paid by the Purchaser.



         Additionally, the Board believes the Sale Transaction and the Liquidation are procedurally fair due to (i) the submission of the Proposal to the vote of the Limited Partners for approval; (ii) the fact that neither the Managing General Partner, the Purchaser or Craig Hall holds a significant number Units; and (iii) the requirement that Limited Partners who hold a majority of the Units and who are not affiliates of the Managing General Partner, the Purchaser or Craig Hall must approve the Proposal.



         b. Substantive Fairness. The Managing General Partner and the Purchaser decided to set the Purchase Price at $1,600,000 because this was the highest amount in the range of values determined by the Appraiser. The Managing General Partner's belief that the Sale Transaction and the estimated distribution of $1,370 from the Liquidation are fair to and in the best interests of the Limited Partners is based on the following factors:



         1. Valuation Report. The Managing General Partner reviewed and adopted in its entirety the analysis and valuations of the Appraiser set forth in the 1996 Valuation Report. The Managing General Partner believes the Purchase Price is fair based upon the 1996 Valuation Report. The Managing General Partner and the Purchaser determined that a Purchase Price at the highest value estimated by the Appraiser would be the appropriate price to be paid by the Purchaser. The Managing General Partner believes that the assumptions used by the Appraiser are reasonable and fair. Additionally, the Board of the Managing General Partner hired an independent financial adviser to confirm that the appraised Purchase Price to be paid by the Purchaser is fair. Because all of the Partnership's assets remaining after the Sale Transaction will be cash, and all such cash will be distributed to the Partnership's partners in accordance with the Partnership Agreement, the Board believes that the 1996 Valuation Report supports the fairness of the estimated $1,370 per Unit to be distributed to Limited Partners.



         2. Fairness Opinion. The Managing General Partner reviewed and adopted in its entirety the procedures followed, the findings and recommendations, and the bases for and methods of arriving at such findings and recommendations, including, but not limited to, the going concern analysis and liquidation analysis performed by Principal Financial as stated in both its oral and written reports. The Managing General Partner believes the Purchase Price is fair based upon the Fairness Opinion, which confirms the 1996 Valuation Report. In determining the Purchase Price, the Managing General Partner primarily relied upon the going concern analysis and liquidation analysis performed by Principal Financial. The going concern analysis values the Specific Loans in the range of $1,100,000 to $1,590,000, and the liquidation analysis concludes that after a current sale of the underlying properties, no proceeds would be available to pay the Partnership's interest in the properties due to payment of those parties with priority ahead of the Partnership. The Managing General Partner believes that the Fairness Opinion is reasonable and fair. Because the Fairness Opinion confirmed the 1996 Valuation Report, the Board relied heavily on the result of the Fairness Opinion. Consequently, the Board believes that the $1,600,000 Purchase Price to be paid by the Purchaser is fair and in the best interests of the Limited Partners. Because all of the Partnership's assets remaining after the Sale Transaction will be cash, and all such cash will be distributed to the Partnership's partners in accordance with the Partnership Agreement, the Board believes that the Fairness Opinion supports the fairness of the estimated $1,370 per Unit to be distributed to Limited Partners.



         3. Book Value. The book value of each Unit is $1,419 as of September 30, 1996. The Board believes that the pro rata net book value, defined as assets less liabilities, is higher than the estimated distribution because the amount of $1,419 does not account for the costs of completing the filing and solicitation of the Proposal and preparing and filing final tax returns. Such costs are estimated at $49 per Unit. The book value less these costs equals the estimated distribution, and as such, the Board believes the estimated distribution of $1,370 is fair.




         4. Historical and Current Market Value. The Board believes no established trading market for the Units exist and that one is not likely to develop in the future. To the best of the Board's knowledge only five transactions relating to the sale and purchase of Units between persons unaffiliated with the Managing General Partner, the Purchaser and Craig Hall have occurred since the formation of the Partnership. In considering the current and historical market value of the Units, however, the Board considered the five transactions as follows:



    APPROXIMATE             UNITS                  PRICE/UNIT              AGGREGATE
    -----------             -----                  ----------              ---------
       DATE
       ----
       04/95                  6                          $ 35                 $  210
       07/96                 10                          $100                 $1,000

       01/97                  4                          $822                 $3,288

       01/97                  5                          $750                 $3,750
       01/97                  4                          $500                 $2,000



         The average sale price of the Units for the five transactions is approximately $350 per Unit. The Board believes the estimated distribution to the Limited Partners following a successful completion of the Sale Transaction is fair in that the current and historical market value of the Units has recently been substantially less than the estimated $1,370 per Unit to be distributed to the Limited Partners.



         The Board also considered the Purchaser's acquisition of 20 Units of the Partnership from Stuart Drug and Surgical Supply Employee Pension Trust DTD, a limited partner of the Partnership, for a purchase price of $1,300 per Unit (the "Stuart Drug Transaction"). The Board believes that the estimated distribution is fair in relation to the Stuart Drug Transaction because the $1,300 per Unit purchase price is less than the estimated distribution of $1,370, upon successful completion of the Sale Transaction. During 1986, the Managing General Partner purchased 22 Units for the price of $4,484 (the "1986 Sale"). Consideration was not given to the 1986 Sale because it was determined to be irrelevant as it occurred over ten years ago.



         5. Firm Offers. The Board is not aware of any firm offer made by an unaffiliated party in the last eighteen months for (i) the merger or consolidation of the Partnership into or with such unaffiliated party, (ii) the sale or other transfer of all or any substantial part of the assets of the Partnership, or (iii) the Units of the Partnership which would enable the unaffiliated party to control the Partnership.



         6. Alternative Offers. The Board considered whether it should solicit an alternative offer. The Board considered (i) that none of the Specific Loans (as restructured by each Affiliated Borrower's plan of reorganization) requires any of the Affiliated Borrowers to make current payments (see "Certain Information Concerning the Partnership and the Purchaser -- the Partnership"), (ii) a third party's lack of control over the Affiliated Borrowers, (iii) a third party's lack of financial or other interest in the Affiliated Borrowers and (iv) the Purchaser's familiarity with the properties of the Affiliated Borrowers and the terms and conditions of such properties. The Board determined that due to the Purchaser's affiliation with the Affiliated Borrowers and familiarity with the underlying properties, it would derive more benefit from the purchase of the properties than would an unaffiliated third party. The Board concluded that such a solicitation is highly unlikely to bring an offer that would approach the offer from the Purchaser and therefore would not be cost effective to pursue.



         The Board concluded that the foregoing factors indicated that the alternative of not proceeding with the negotiation of the Sale Transaction would not be as financially attractive to the unaffiliated Limited Partners and would involve substantially greater uncertainty without the commensurate possibility of gains than would the Sale Transaction and the Liquidation. The Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the preceding factors considered in reaching its determination. The Board, however, did give equal and greatest weight to (i) the determination of the Purchase Price based on the highest discounted value assigned by the Appraiser; (ii) the confirmation of the fairness of the Purchase Price by Principal Financial; and (iii) the fact that the Proposal must be approved by a majority of Units held by Limited Partners not affiliated with the Managing General Partner, the Purchaser or Craig Hall.



         The Board carefully reviewed the interests of the Partnership's affiliates, including the Managing General Partner and Craig Hall, in the Sale Transaction and all fiduciary duties owed to the unaffiliated Limited Partners and does not believe that its fairness determination was adversely affected as a result of any such interests or duties. In light of the fact that neither the Managing General Partner nor Craig Hall holds a substantial number of the Units, and beneficially own less than 3% of the Partnership in the aggregate, the Board believes that all conflicts of interest, both actual and potential, are avoided and all fiduciary duties fulfilled by (i) the determination of the Purchase Price based on the highest discounted value assigned by the Appraiser;
(ii) the confirmation of the fairness of the Purchase Price by Principal Financial; and (iii) the fact that the Sale Transaction must be approved by a majority of Units held by Limited Partners not affiliated with the Managing General Partner, the Purchaser or Craig Hall.



         The Board also recognized that no unaffiliated representative was retained to act on behalf of the unaffiliated Limited Partners other than the Appraiser and Principal Financial. No such representative was retained by the Partnership for the unaffiliated Limited Partners as the Board determined it was not cost effective. Given the Partnership's limited financial resources, the Managing General Partner desires to preserve the Partnership's assets so that there will be more cash available upon distribution. The Board believes that its fairness determination was not adversely affected because of (i) the determination of the Purchase Price based on the highest discounted value assigned by the Appraiser; (ii) the confirmation of the fairness of the Purchase Price by Principal Financial; and (iii) the fact that the Sale Transaction must be approved by a majority of Units held by Limited Partners not affiliated with the Managing General Partner, the Purchaser or Craig Hall.



         Purchaser's Evaluation. The Purchaser believes that the Sale Transaction and the estimated distribution of the proceeds from the Liquidation are fair and in the best interests of the Limited Partners. In support of its belief, the Purchaser adopted the Board's analysis, with respect to both the procedural and substantive fairness of the Sale Transaction and the Liquidation, as its own.



                     MATERIAL TERMS OF THE SALE TRANSACTION

THE ASSET PURCHASE AGREEMENT


         The Sale Transaction will be effected pursuant to the asset purchase agreement between the Partnership and the Purchaser, dated as of October 15, 1996 (the "Asset Purchase Agreement"), and one or more assignment and assumption agreements. The Asset Purchase Agreement contains the terms described below and is attached hereto as Annex C.


         Consideration. In exchange for the Partnership's non-cash assets, Purchaser will pay the Purchase Price to the Partnership and shall deliver an assignment and assumption agreement to the Purchaser which requires the Purchaser to assume certain of the liabilities and obligations of the Partnership and all the rights of the Partnership under the Specific Loans.

         Representations and Warranties. The Asset Purchase Agreement contains customary representations and warranties relating to the organization and standing of the parties thereto, the power and authority of the parties to effect the Sale Transaction, due authorization and enforceability of the Asset Purchase Agreement and the parties' obtaining of all requisite consents and approvals.

         Access. The Asset Purchase Agreement provides that Purchaser shall have full opportunity to make such investigations as it shall desire to make of the affairs of the Partnership in connection with the Sale Transaction.

The Partnership shall permit Purchaser and its counsel, accountants, auditors, and other representatives reasonable access to the properties, books and records, contracts and commitments of the Partnership until such time as Purchaser reasonably deems necessary to facilitate the transition of ownership.

         Consents. Pursuant to the Asset Purchase Agreement, the Partnership and Purchaser have agreed to use their best efforts to obtain prior to closing of the Sale Transaction all consents necessary in connection therewith and shall assist and cooperate with each other in obtaining such consents.

         Conditions to Closing. The Asset Purchase Agreement states that the closing of the Sale Transaction is subject to certain conditions, including (i) all representations and warranties of the parties shall be true, complete and accurate in all material respects as of the date when made and as of the closing date, except for changes expressly permitted by the Asset Purchase Agreement; (ii) the parties shall have complied in all material respects with all agreements, obligations and conditions required to be performed or complied with prior to closing; (iii) there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the Sale Transaction; (iv) all material licenses, permits, consents, approvals and authorizations from third parties, including the requisite consent from the Limited Partners, shall have been obtained; and (v) as a condition to the obligations of the Partnership, the Fairness Opinion shall have been delivered to the Managing General Partner.

         Termination. The Asset Purchase Agreement may be terminated at any time prior to the closing of the Sale Transaction by mutual agreement of the Partnership and Purchaser or if any conditions precedent shall not be satisfied as of the closing.

ACCOUNTING TREATMENT

         The Sale Transaction will be accounted for as a sale of the assets of the Partnership.



        CERTAIN INFORMATION CONCERNING THE PARTNERSHIP AND THE PURCHASER



THE PARTNERSHIP



         The Partnership is an Arizona limited partnership that was formed in 1984 for the purpose of providing second lien mortgages to the Affiliated Borrowers. The purpose of the Partnership as stated in the Partnership Agreement is to make loans to the Affiliated Borrowers and to engage in activities incidental to such loans. The principal executive offices of the Partnership are located at 4455 East Camelback Road, Suite A-200, Phoenix, Arizona 85018 and the telephone number is (602) 840-0060.


         The Partnership's current primary business is the collection of the Specific Loans previously loaned to Affiliated Borrowers which upon origination were secured by deeds of trust or mortgages on income-producing real properties. At the time each loan from the Partnership to an Affiliated Borrower was originated, such loan was secured by a second lien on real property owned by an Affiliated Borrower (except for the Arrowtree Reorganization Advance and the Brambletree Restructuring Advance), which was previously approved by the first lien holders. All of the properties originally securing Specific Loans are apartment complexes.

         The loan-to-value ratios of all real properties which secured Specific Loans at their origination were supported by appraisals prepared at the time of acquisition by independent appraisers who were members in good standing of the American Institute of Real Estate Appraisers. Such appraisals are held by the Affiliated Borrowers and are available for inspection and duplication by the Limited Partners at the offices of the Managing General Partner.

         In the late 1980's and early 1990's there was a national decline in apartment rental rates and real estate values. This decline caused numerous partnerships owning apartment properties, including each of the Affiliated Borrowers, to go into default on both second and first mortgages. Each of the Affiliated Borrowers to which the

Partnership currently has a Specific Loan has reorganized under Chapter 11 of the Bankruptcy Code. In connection with each bankruptcy plan of reorganization, the Partnership has restructured each of the seven remaining loans it holds, one to each of seven Affiliated Borrowers. None of the Affiliated Borrower's confirmed bankruptcy plans require the Affiliated Borrower to make current payments on its Specific Loans; instead, the Partnership is to be repaid from its pro rata share of future available cash flow, refinance or sales proceeds from each property. There can be no assurance that any of the Specific Loans will be paid in full.


         As of December 31, 1995, $5,489,683 in principal amount of Specific Loans was outstanding, $4,576,000 of which had been reserved through bad debt provisions. As of September 30, 1996, an aggregate of $5,018,000 in principal amount of Specific Loans was outstanding, $5,018,000 of which had been reserved through bad debt provisions.



MANAGING GENERAL PARTNER AND MANAGEMENT



         The Partnership's general partner is Hall Pension Fund Associates, Ltd., a Texas general partnership whose primary business consists solely of managing and controlling the Partnership as a general partner. The general partner of the general partner is Hall 1985 Management Associates, Ltd., a Texas limited partnership, and the general partner of Hall 1985 is Hall Apartment Associates, Inc., a Texas corporation. The current primary business of Hall 1985 Management is managing and controlling limited partnerships that own an interest in rental real estate, and the current primary business of Hall Apartment Associates is managing and controlling partnerships as a general partner which are general partnerships in other affiliated partnerships which own an interest in real estate. Hall Apartment Associates, Hall 1985 Management and Hall Pension Fund are collectively referred to as the "Managing General Partner." The principal executive offices of the Managing General Partner are located at 750 N. St. Paul Street, Suite 200, Dallas, Texas 75201- 3247 and the telephone number is (214) 953-1155. The Managing General Partner has full and complete charge of all affairs of the Partnership, and the management and control of the Partnership's business rests exclusively with the Managing General Partner, subject to the terms of the Partnership Agreement. The Partnership does not directly employ any persons on a full-time basis. All persons rendering services on behalf of the Partnership are affiliates of the Managing General Partner. Such employees are not paid directly by the Partnership, and the Partnership does not reimburse the Managing General Partner or affiliates for these services.


RIGHTS AND POWERS OF LIMITED PARTNERS


         The Limited Partners may not take part in the control of the business or affairs of the Partnership and have no voice in the management or operations of the Partnership. Their lack of a voice in management and control is necessary to limit liability in excess of their investment in the Partnership and their share of undistributed profits from the Partnership. The Limited Partners, among other things: (i) share all profits, losses and distributions of the Partnership in accordance with the Partnership Agreement; (ii) have their liability for the operations of the Partnership limited to the amount of their capital contributions to the Partnership; (iii) have the right to obtain upon request certain reports and disclosures to federal and state regulatory and administrative bodies; (iv) receive financial statements, income tax information and certain other information pertaining to the operations of the Partnership; (v) have the right to assign their Units to the extent and as provided in Article V of the Partnership Agreement; (vi) have the right to dissolution and winding up of the Partnership by decree of court as provided for in the Arizona Uniform Limited Partnership Act; (vii) have the right to vote to amend certain provisions of the Partnership Agreement upon the affirmative vote of a majority in interest of the Limited Partners; (viii) have the right to dissolve the Partnership upon an affirmative vote of a majority in interest of the Limited Partners; (ix) have the right to remove the general partner upon an affirmative vote of a majority in interest of the Limited Partners; and (x) have the right to elect additional general partners, elect substitute general partners and elect to continue the Partnership following an Event of Withdrawal, as defined in the Limited Partnership Agreement, involving the sole remaining general partner of the Partnership upon the consent of all Limited Partners.



         Upon the Liquidation, the Limited Partners will no longer have an interest in the Partnership's assets and business and will be giving up all their rights under the Partnership Agreement.

TERM AND LIQUIDATION OF THE PARTNERSHIP



         The Partnership Agreement provides that the Partnership will continue until the earlier of (i) December 31, 2014; (ii) the date on which all of the loans funded by the Partnership are repaid or otherwise disposed of and all other assets converted to cash; (iii) the date on which the Partnership is voluntarily dissolved by the vote or written consent of the Limited Partners owning a majority in interest of the Units; (iv) the date of an Event of Withdrawal of the general partner; or (v) the date on which any event occurs that requires dissolution of the Partnership under the Arizona Uniform Limited Partnership Act. Notwithstanding the above, the Partnership may be dissolved at an earlier date upon the occurrence of any of the contingencies referenced in (ii), (iii), (iv) or (v) above.



INDEMNIFICATION



         The Partnership Agreement provides that except in the case of negligence or misconduct, the general partner and its affiliates, or agents acting on their behalf, will not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any action or inaction, the effect of which may cause or result in loss or damage to the Partnership, if such course or inaction was undertaken in good faith to promote the best interests of the Partnership. The general partner and its affiliates or agents will be entitled to be indemnified by the Partnership against and to be released by the Limited Partners from any liability or loss, as a result of any claim or legal proceeding relating to any action or inaction concerning the activities of the Partnership, except in the case where the general partner or its affiliates or agents are guilty of bad faith, negligence, misconduct, or reckless disregard of duty, provided such action or inaction was undertaken in good faith to promote the best interests of the Partnership. However, neither the general partner nor any officer, director, employee, agent, subsidiary or assign of the general partner or its affiliates, the Affiliated Borrowers, or the Partnership will be indemnified from any liability, loss, or damage incurred by them in connection with (i) any claim involving allegations that the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law was violated by any of such parties unless such parties seeking indemnification are successful in defending such action and such indemnification is specifically approved by a court of law which has been advised as to the current position of the Commission and the Commissioner of Corporations of the State of California regarding indemnification for violations of securities law; or (ii) any liability imposed by law, including liability for fraud, bad faith or negligence.



          If a claim is made against the Manager General Partner or its agents or affiliates in connection with such parties' actions on behalf of the Partnership with respect to the Sale Transaction, the Managing General Partner expects that it, as well as its affiliates and agents, will seek to be indemnified by the Partnership with respect to such claim. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the Managing General Partner or its affiliates relating to their respective involvement in the Sale Transaction could be more limited than the remedy which might have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification would reduce the amount of Partnership cash available for distributions to the Limited Partners by the amount paid.



REGULATORY PROCEEDINGS



         Other than the filing of a Certificate of Cancellation with the Secretary of State of Arizona and certain filings with the Commission to deregister the Units, the Partnership is not aware of any approval or other action by any domestic or foreign governmental or administrative agency that would be required prior to the consummation of the Sale Transaction or any license or other regulatory permit which appears to be material to its business and that might be adversely affected by the proposed Sale Transaction or the Liquidation. Should any approval or action be required, it is the Partnership's present intention that such approval or action would be sought. There is, however, no present intent to delay the tendered Sale Transaction pending the outcome of any such action or receipt of such approval. There can be no assurance that any such approval or action, if needed, would be obtained, or, if obtained, that it would be obtained without substantial conditions, or that adverse consequences might not result to the Partnership's businesses or that certain parts of the Partnership's businesses might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action. Following the Liquidation and deregistration of the Units under Section 12(g) of the Exchange Act, the Partnership's obligations to file reports pursuant to Section 15(d) of the Exchange Act will terminate.

THE PURCHASER



         The Purchaser is Hall Financial Group, Inc., a Delaware corporation. The principal executive offices of the Purchaser are located at 750 North St. Paul, Suite 200, Dallas, Texas 75201. The Purchaser's primary business is the management as general partner of limited partnerships which own interests in rental and nonrental real estate and investing in such limited partnerships as a limited partner. The Purchaser is obtaining the $1,600,000 Purchase Price from its own working capital.



         Craig Hall, the President and Chief Executive Officer and sole director of the Purchaser, owns 93% of the outstanding capital stock of the Purchaser. Craig Hall owns 100% of the outstanding capital stock and is one of the two directors of the Managing General Partner and owns over 90% of the limited partnership interests in each of the limited partnerships comprising the Managing General Partner. However, Craig Hall beneficially owns less than 3% of the Partnership.



         The Purchaser was a defendant in a binding arbitration together with another affiliate of the Purchaser, Hall Securities Corporation, in a case styled William F. Lowden and Karen M. Lowden, Plaintiffs (collectively, the "Plaintiffs") v. Blaine P. Swint, Swint Financial Management and Insurance Marketing Corp. (collectively, "Swint"), Hall Securities Corporation, Fund Capital, Inc., Hall Financial Group, Inc. and Does One through Ten inclusive in the Superior Court of the State of California in and for the City and County of Contra Costa, No. C93-00820 (the "Lawsuit"). The arbitration award (the "Award") was entered on September 21, 1994 against the Purchaser and Hall Securities Corporation, a former affiliate of the Purchaser (collectively, the "Hall Defendants") in the amount of $307,482 for compensatory damages for breach of fiduciary duty pursuant to the NASD Rules of Fair Practice based upon the Hall Defendant's determined responsibility for Swint's failure to properly advise the Plaintiffs regarding investments as limited partners in three of the Purchaser's properties, Hall Bayoutree Associates, Hall Falltree Associates, and Hall Northtree Associates. The arbitration panel, consisting of one arbitrator, found that Swint, acting as broker-dealer for the Hall Defendants, had encouraged the Plaintiffs to invest beyond their economic capacity in the Purchaser's properties and that the investments were unsuitable for the Plaintiffs because they did not meet the economic requirements for investment in any of the properties. The arbitrator found that Swint made misstatements and misrepresentations in inducing the Plaintiffs to invest and that the Hall Defendants were negligent in supervising Swint regarding its advice to the Plaintiffs. The arbitrator found the Hall Defendants liable for Swint's actions based upon a theory of respondeat superior, in that Swint was acting as an agent for the Hall Defendants in Swint's capacity as broker-dealer on behalf of the Hall Defendants. The arbitrator awarded the Plaintiffs their original investment as well as pre-judgment interest but declined to award punitive damages as the Plaintiffs had failed to prove malice. The Purchaser has paid the damages in full to the Plaintiffs.


DESCRIPTION OF THE PARTNERSHIP'S BUSINESS

         The Partnership is an Arizona limited partnership organized in 1984 pursuant to a limited partnership agreement under the Arizona Uniform Limited Partnership Act.

         The Partnership filed its registration statement with the Securities and Exchange Commission on Form S-11 on January 18, 1985 pursuant to the Securities Act of 1933 (File No. 2-04249).

         At completion of the offering of the Units on September 5, 1985, the Partnership had received and accepted subscriptions for an aggregate of 2,568 Units ($12,835,600). All investors were admitted as limited partners in 1985.

         The Partnership will not borrow funds for the purpose of making loans to the Affiliated Borrowers. However, if the working capital reserves established for the Partnership are not adequate to provide for the Partnership's liquidity needs, the Partnership may borrow funds for such purpose.

         The Partnership is prohibited from purchasing real property, directly or indirectly, except as may be necessary to protect the Partnership against the foreclosure of a prior lien on property pledged as security for a Specific Loan.

         The purpose of the Partnership is to originate loans to the Affiliated Borrowers and to engage in activities incidental to such loans. Any change in the purpose of the Partnership will require an amendment of the Partnership Agreement which may be done only with the approval of Limited Partners owning a majority of the outstanding Units held by all Limited Partners. However, Limited Partners have no voting rights with respect to the implementation of the Partnership's objectives and policies, such implementation being the sole responsibility of the Managing General Partner.


         Prior to the Partnership making a Specific Loan, an Affiliated Borrower provided the Partnership with a mortgagee's or owner's title insurance policy or commitment to evidence priority of the lien securing the Specific Loan and title to the mortgaged real properties.


         The Affiliated Borrowers used junior mortgages or "all inclusive" (sometimes called "wraparound") notes and deeds of trust to purchase properties. An all-inclusive note is a note for an amount which includes the then existing balance of a loan which the seller owes to its lender. In a wraparound note structure, the deed of trust or mortgage securing the existing loan remains as a first lien against a property and the "all-inclusive" deed of trust becomes a junior or secondary encumbrance. An Affiliated Borrower obligated on a wraparound note is required to pay the monthly amount of the all-inclusive note to the seller, and the seller, in turn, is obligated to make the payments required by the existing note to its lender.


         Those Specific Loans which were secured by real property had senior mortgages that did not provide for the amortization of the entire principal amount of such loans or a substantial portion thereof prior to maturity. The ability of the Affiliated Borrowers to repay the outstanding principal amount of these senior loans at maturity was dependent upon the Affiliated Borrowers' ability to sell the properties or to obtain adequate refinancing, which were dependent upon economic conditions in general and the value of the underlying properties in particular.

         The Specific Loans to the Affiliated Borrowers were also balloon notes in that the terms of repayment do not provide for full amortization of the principal. In addition, terms of the Specific Loans permit a portion of the interest due to remain unpaid and to accrue until maturity.


         The Managing General Partner obtained, at its expense, at the time each Specific Loan was originated, a letter of opinion issued by an independent and qualified adviser to the effect that each Specific Loan was fair and at least as favorable to the Partnership as a loan to an unaffiliated borrower in similar circumstances.


         There was no restriction upon the amount (as a percentage of total loans) that the Partnership may advance to Affiliated Borrowers as a group.


         Through December 31, 1995, the Partnership had made Specific Loans in the amount of $10,571,000 to twelve Affiliated Borrowers that used these funds to purchase or pay off existing indebtedness on twelve apartment complexes. The Partnership's gross receipts are dependent upon each Affiliated Borrower's ability to pay interest and principal on its respective Specific Loan. As of December 31, 1995, $5,489,683 in principal of Specific Loans is outstanding, $4,576,000 of which has been reserved through bad debt provisions and all of which have been modified. See "--Specific Loans."



         The Partnership does not directly employ any persons on a full-time basis. All persons rendering services on behalf of the Partnership are affiliates of the Managing General Partner. Such employees were not paid directly by the Partnership. The value of the services is insignificant to the Partnership.


DESCRIPTION OF THE PARTNERSHIP'S PROPERTIES

         The Partnership does not own or lease any real property.

LEGAL PROCEEDINGS

         The Partnership is not a party to any material legal proceedings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with, and is qualified in its entirety by reference to, the Partnership's Financial Statements and notes thereto included elsewhere in this Solicitation Statement.

Capital Resources And Liquidity


         The Partnership's primary sources of liquidity are repayments of principal and interest from the NHP Transaction Partnerships, as defined below, and repayments of principal and interest from Affiliated Borrowers that have refinanced their mortgages. Liquidity is also maintained with cash the Partnership holds as working capital reserves in the amount of not less than 1% of invested capital, as defined, which was $72,400 and $73,400 at the end of the third quarters September 30, 1996 and 1995 respectively. None of such cash is maintained in a restricted account.



         The Partnership's ability to pay distributions to the general and limited partners was, prior to the NHP Transaction, materially affected by the non-payment of interest on the loans owed by Affiliated Borrowers. It has not yet been determined whether there will be distributions from operations in 1996 as a result of the NHP Transaction and certain Affiliated Borrowers' refinancing of their underlying debts. As of September 30, 1996, certain of the Affiliated Borrowers were not making payments to the Partnership. Accordingly, during the first nine, six and three months of 1996, the Partnership deferred $450,984, $300,656 and $150,328 respectively of accrued interest income. The Partnership expects to continue to defer a majority of the accrued interest quarterly through December 31, 1996. Interest accrued on Lanetree Associates Limited Partnership is being recognized as income as a result of the December 31, 1995 analysis of collectibility of mortgage notes receivable and the NHP Transaction.



         On April 8, 1996, Arthur Andersen, LLP issued their opinion and on December ___, 1996, issued an updated opinion on the 1995 and 1994 financial statements, which in part stated that the accompanying financial statements were prepared assuming that the Partnership will continue as a going concern. In February of 1996, the Partnership learned that certain transactions it had entered into during 1995 may have caused the Partnership to be in violation of the 1940 Act. As discussed in this Solicitation Statement, the Partnership is soliciting the consent of the Limited Partners to the Proposal whereby all of the mortgage notes receivable would be sold for cash to an affiliate, followed by an immediate liquidation of all Partnership assets and subsequent dissolution. The financial statements were not prepared on a liquidation basis of accounting, as it was not determinable if an immediate liquidation of the Partnership will be required. This uncertainty raises substantial doubt about the Partnership's ability to continue as a going concern. All the Affiliated Borrowers have been reorganized under Chapter 11 of the Bankruptcy Code and are not required to make current payments on the mortgage notes. Instead, the Partnership is to be repaid from its pro rata shares of a future available cash flow, refinance, or sales proceeds from each property. The estimated operating expenses of the Partnership are approximately $61,000 per year. There could be no assurance that these expenses will not increase over time, nor is there any assurance that any of the Affiliated Borrowers will make any cash payments to the Partnership in a future period.


Results of Operations


         NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995



         The Partnership recorded net (loss) and income of $(388,905), and $605,144 for the nine months ended September 30, 1996 and 1995, respectively. During the first nine, six and three months of 1996, $73,456, $45,557 and $5,678 respectively of interest income was earned on short-term investments.
In the nine and six month period ending September 30, 1996, and June 30, 1996, the Partnership incurred professional fees of approximately $72,097 and $31,000 respectively related to analyzing the value of the mortgage receivables. Accounting fees of approximately $5,500 relating to the December 31, 1995, audit were also incurred in the second quarter of 1996. Due to an updated analysis, the Partnership recorded $470,000 as bad debt expense in the second quarter of 1996. In the third quarter of 1996, the Partnership recorded as bad debt expense, the $442,000 advance made in connection with Brambletree's refinancing, and reversed $471,455 in bad debt expense related to accrued interest receivable from affiliates.



         YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994



         During the year ended December 31, 1994, a distribution of $2,083 (of which $1,367 had been previously accrued) was paid to the Managing General Partner. No distributions were made in 1995 or 1993.



         For the years ended December 31, 1995, 1994 and 1993, the Partnership recorded income of $1,767,691, $1,915,487 and $75,166, respectively. The Partnership performs a detailed analysis of the collectibility of its receivables considering the Affiliated Borrowers' future cash flows from operations and proceeds from the ultimate sale of the Affiliated Borrowers' assets as well as the independent appraisals obtained on these assets (to the extent available). As a result, the Partnership reversed a portion of the allowance for doubtful receivables and allowance for doubtful interest of $293,683 and $1,359,703, respectively, in 1995. In addition, the Partnership deferred interest income on non-performing notes aggregating $673,397, $849,228 and $971,098 in 1995, 1994 and 1993, respectively. Total deferred interest and allowance for doubtful interest receivables at December 31, 1995 was $3,928,180. Additional interest deferrals were required to the extent real estate markets deteriorated further or remained depressed.


         Future gross revenues and cash flow were substantially reduced as a result of loan modifications and defaults by certain Affiliated Borrowers.


         YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993



         During the years ended December 31, 1994 and 1992, distributions of $2,083 (of which $1,367 had been previously accrued) and $968, respectively, were paid to the Managing General Partner. No distributions were made in 1993.



         For the years ended December 31, 1994, 1993 and 1992 the Partnership recorded income (losses) of $1,915,487, $75,166, and $(718,811), respectively. The Partnership performs a detailed analysis of the collectibility of its receivables considering the Affiliated Borrowers' future cash flows from operations and proceeds from the ultimate sale of the Affiliated Borrowers' assets as well as the independent appraisals obtained on these assets (to the extent available). As a result, the Partnership reversed a portion of the allowance for doubtful receivables and allowance for doubtful interest of $615,645 and $1,488,973, respectively, in 1994. The Partnership also reserved the Arrowtree Reorganization Advance, as described below, of $181,000. In addition, the Partnership deferred interest income on non-performing notes aggregating $849,228, $971,098 and $1,398,801 in 1994, 1993 and 1992,
respectively. Total deferred interest and allowance for doubtful interest receivables at December 31, 1994 was $4,807,586. Additional interest deferrals were required to the extent real estate markets deteriorated further or remained depressed.


         Future gross revenues and cash flow were substantially reduced as a result of loan modifications and defaults by certain Affiliated Borrowers.


         The Partnership restructured the Brambletree Specific Loan, as discussed below. See "--Specific Loans." The Partnership advanced Brambletree approximately $442,000 to refinance its first lien mortgage, and the Partnership released its second lien mortgage as a consequence of the refinancing.


SPECIFIC LOANS


         As of December 31, 1996, the Partnership had Specific Loans outstanding to seven Affiliated Borrowers, all of which have been restructured. The following is a summary of the current status of each Specific Loan.



         BRAMBLETREE. Hall Brambletree Associates ("Brambletree"), an Affiliated Borrower, owns an apartment property that until August 1996 secured a first lien mortgage payable to Federal National Mortgage Association.

The Appraiser appraised the property on February 2, 1995 at $6,500,000. The Partnership held a second lien mortgage in the principal amount of $2,193,000 with $750,430 of accrued interest as of September 30, 1996.



         Brambletree informed the Partnership and the Purchaser that the FNMA mortgage was refinanced on August 9, 1996. The original FNMA mortgage carried a 10% interest rate. The amount owed to FNMA including principal and interest was approximately $7,100,000. The first mortgage was scheduled to mature in November of 1998. On August 9, 1996, the FNMA loan to Brambletree was refinanced, and Brambletree received a loan in the principal amount of $6,105,000 from AMRESCO Capital Corporation ("AMRESCO"). The loan bears interest at 8.24% per annum, matures on September 1, 2006 and is payable in monthly payments of $45,843.37. FNMA, pursuant to this refinancing, received principal in the amount of $5,910,086.09 and a deferred interest payment of $892,620. The incentive recapture fee of $295,624.00 was waived. The refinancing required an advance from the Partnership in the amount of approximately $442,000 which is based on the Partnership's pro rata share of sale and refinance proceeds (the "Brambletree Restructuring Advance"). Such a loan from the Partnership required the approval of the Limited Partners of the Partnership, which was not obtained from the Limited Partners. The Partnership's special loan to Brambletree will accrue interest at 2% over the prime rate and will be payable out of the first available proceeds from any future sale, refinance or cash flow of the property in the same ratio as it was loaned between the Partnership and the Purchaser. This will allow Brambletree to extend the first mortgage an additional 8 years and lower the amount of monthly debt service approximately $3,000. The loan is subject to prepayment penalty based on the expected yield to maturity at the time of prepayment. In connection with the refinancing, the Partnership released its second lien mortgage.


         MIDTREE. Until its November 1995 refinancing, the apartment property owned by Midtree Associates, Ltd. ("Midtree") was security for a first lien mortgage payable to Aetna Life Insurance Company ("Aetna") and a second lien mortgage payable to the Partnership.


         The Midtree property was offered for sale from November 1994 to May 1995. The offering price was $5,800,000, but no offer to purchase the Midtree property was received during the six months that it was offered for sale. Because the Aetna loan was originally scheduled to mature on August 1, 1995, on June 19, 1995, the general partner of Midtree applied for a loan in the amount of $4,500,000 with Greenpark Financial to refinance the Midtree property. In conjunction with that application, the property was appraised for $6,300,000 by Brooks, Lomax & Fletcher, Inc. on August 6, 1995. Greenpark did not issue a loan commitment, and the loan was never closed. In connection with its valuation of the Partnership, the Appraiser appraised the Midtree property at $5,200,000 as of January 27, 1995. As of September 30, 1996, the principal amount of the Partnership's Specific Loan was $410,000 with $633,804 accrued interest.


         The Aetna loan to Midtree which originally matured August 1, 1995 was extended to November 1, 1995, at which time it was refinanced, and Midtree received a first lien mortgage loan in the amount of $4,200,000 from Paine Webber Real Estate Securities Inc. ("Paine Webber"). The loan bears interest at 8.1% annually and is payable on a 30-year amortization over a seven-year term, and is subject to a prepayment penalty based on the expected yield to maturity at the time of repayment. The interest rate on the first mortgage lien was reduced from 12% to 8.1% by the refinancing. There were no proceeds available to the Partnership from the refinancing.

         As a condition to making the loan to Midtree, Paine Webber required the release of the Partnership's second lien. Because the Midtree property could not be refinanced with a second lien mortgage, the Partnership's second lien nonrecourse mortgage was converted into a recourse unsecured loan to Midtree without any other change in its terms. The Partnership was benefited by the refinance because without the refinancing, the first lien mortgage would have been foreclosed, and the Partnership would have lost the Midtree receivable.

         NORTHTREE. Until its refinancing in January 1996, the property owned by Northtree Associates Ltd. ("Northtree") was security for a first lien mortgage payable to Aetna and a second lien mortgage payable to the Partnership.


         From November 1994 to May 1995, Northtree offered its property for sale at $7,200,000, but received no acceptances thereof. To take advantage of favorable interest rates, on June 19, 1995, the general partner of

Northtree applied for a loan to refinance the Northtree property with Greenpark Financial. In conjunction with the application, the property was appraised by Greenpark Financial for $7,710,000 on August 6, 1995. The loan was not closed, because Greenpark Financial did not issue a commitment. The Appraiser appraised the Northtree property on January 27, 1995 at $6,300,000. As of September 30, 1996, the principal amount of the Partnership's Specific Loan was $460,000, with $865,188 accrued interest.


         On January 19, 1996, the Aetna loan to Northtree was refinanced, and Northtree received a loan in the principal amount of $5,000,000 from AIG Life Insurance Company ("AIG"). The loan bears interest at 7.58% per annum, matures in seven years, and is payable on a 22 year amortization. The loan has a yield to maturity prepayment penalty based on the expected yield to maturity at the time of repayment. No proceeds were paid to the Partnership at the time the loan was funded. Because AIG would not allow a second lien mortgage, the Partnership released its lien on the Northtree property, and its nonrecourse second lien mortgage was converted to a recourse unsecured loan without any other change in its terms. The Partnership benefited from the Northtree refinance because the interest rate on the first lien mortgage was reduced from 11% to 7.58%.

         ARROWTREE. Until its refinancing in January 1996, the Hall Seven Trails Associates ("Arrowtree") property was security for a first lien mortgage to The Prudential Insurance Company of America which bore interest at 9% per annum.


         The Arrowtree Reorganization Advance, a loan of $181,000 made by the Partnership to Arrowtree as part of Arrowtree's bankruptcy plan of reorganization, was paid off in March 1996. As of September 30, 1996, the Partnership had one loan outstanding to Arrowtree. The Appraiser appraised the Arrowtree property on February 20, 1995 at $3,300,000. As of September 30, 1996, there was no principal amount outstanding on the Arrowtree Specific Loan and $547,237 in accrued interest outstanding.



         On January 19, 1996, the Prudential loan was refinanced by a first lien mortgage loan from Paine Webber in the principal amount of $2,750,000 bearing interest at 7.57%. This loan is for a term of 10 years, with monthly payments based on an amortization of 25 years. It has a prepayment penalty based on the expected yield to maturity at the time of a prepayment. In connection with the refinancing, the Partnership released its lien in exchange for approximately $1,100,000 from the refinancing proceeds leaving a balance of $547,237 in accrued interest, which amount does not bear interest, is not secured by the Arrowtree property and is payable out of future cash flow, refinance or sales proceeds.


         NHP TRANSACTION PARTNERSHIPS. On February 10, 1995, three of the Affiliated Borrowers entered into a transaction (the "NHP Transaction") with affiliates of NHP, Inc. and Paine Webber whereby those Affiliated Borrowers' properties were contributed to three newly formed limited partnerships (the "New LPs") by the respective Affiliated Borrower in exchange for a limited partnership interest in its respective New LP and a certain amount of cash. As a result of this transaction, Lanetree Associates Limited Partnership ("Lanetree"), Twintree Associates Limited Partnership ("Twintree") and Coachtree Associates Limited Partnership ("Coachtree" and together with Lanetree and Twintree, the "NHP Transaction Partnerships") each hold a limited partnership interest in its respective New LP of which affiliates of NHP, Inc. and Paine Webber are general partners. As part of the transaction, the senior mortgage of each property involved in the transaction was paid in full, and the liens on each property securing such mortgage and the liens securing the second mortgage held by the Partnership were released. In addition, as part of the NHP Transaction, each NHP Transaction Partnership received cash at closing, and is entitled to a defined priority equity amount in the New LPs (the "Preferred Equity") and an annual return on the Preferred Equity of 6% per annum provided that all of the New LPs have been paid in full at the end of each calendar quarter ("Operation Participation Proceeds"). In the event all of the New LPs have not been paid in full for Operational Participation Proceeds at the end of each calendar quarter, the annual return on the Preferred Equity in calculating Operation Participation Proceeds increases to 9% per annum (hereafter referred to as a "Non-Major Default"). In addition to Operational Participation Proceeds, each NHP Transaction Partnership is entitled to a priority return of the Preferred Equity and any accrued and unpaid Operational Participation Proceeds upon refinancing or sale of the properties over other equity classes and a 20% participation in net proceeds available from sale or refinance after payment of the Preferred Equity and any accrued and unpaid Operational Participation Proceeds ("Sale or Refinance Participation Proceeds"). Lanetree distributed $569,419 to the Partnership in March

1995 in partial payment of its loan obligation to the Partnership from proceeds it received at closing of the transaction. There were not sufficient proceeds at closing (after the payment of priority repayments) to distribute funds to the Partnership from Coachtree or Twintree. However, the NHP Transaction Partnerships remain obligated to the Partnership pursuant to each partnership's bankruptcy plan. Prior to the NHP Transaction, the Partnership had a secured non-recourse note from each of the NHP Transaction Partnerships. As a result of the NHP Transaction, the Partnership now has an unsecured recourse note with respect to each of the partnerships. The terms of the Preferred Equity held by the NHP Transaction Partnerships provide that certain amounts as determined by a formula be paid to the NHP Transaction Partnerships not later than December 10, 2000.


         Excluding Sale or Refinance Participation Proceeds and assuming a Non-Major default has not occurred, the amounts the Partnership would receive on December 10, 2000, excluding any Operational Participation Proceeds, is estimated to be:



         Coachtree:               $  334,743
         Lanetree:                $1,167,626
         Twintree:                $  561,409


         As of April 8, 1996, a Non-Major Default had occurred in the NHP Transaction.

         The following properties were all part of the NHP Transaction. As such the Partnership receives payments from the NHP Transaction Partnerships return on Preferred Equity and a share of any net proceeds from a sale or refinance of the properties.


         LANETREE. On February 10, 1995, Lanetree entered into the NHP Transaction whereby The Lakes Apartments was contributed to a New LP ("NHP Lanetree"). As a part of the NHP Transaction, Lanetree received cash at closing, and a limited partnership interest in NHP Lanetree. Lanetree is entitled to a priority return over certain other classes of equity in NHP Lanetree of $3,279,878 (the Preferred Equity), a 6% annual return on its Preferred Equity, a 20% participation in net proceeds available from ongoing operations of NHP Lanetree after payment of operating expenses and the 6% return on the Preferred Equity and a 20% participation in net proceeds available from sale or refinance of The Lakes Apartments by NHP Lanetree after payment of debts, costs of any transaction and payments of the Preferred Equity. As of December 31, 1996, the principal amount on the Partnership's Specific Loan was $620,000, with $569,524 accrued interest.



         COACHTREE. On February 10, 1995, Coachtree entered into the NHP Transaction whereby The Villas Apartments was contributed to a New LP ("NHP Coachtree"). As a part of the NHP Transaction, Coachtree received cash at closing, and a limited partnership interest in NHP Coachtree. Coachtree is entitled to a priority return over certain other classes of equity in NHP Coachtree of $1,118,164 (the "Preferred Equity"), a 6% annual return on its Preferred Equity, a 20% participation in net proceeds available from ongoing operations of NHP Coachtree after payment of operating expenses and the 6% return on the Preferred Equity and a 20% participation in net proceeds available from sale or refinance of The Villas Apartments by NHP Coachtree after payment of debts, costs of any transaction and payments of the Preferred Equity. As of September 30, 1996, the principal amount on the Partnership's Specific Loan was $615,000, with $1,208,485 accrued interest.



         TWINTREE. On February 10, 1995, Twintree entered into the NHP Transaction whereby Los Altos Towers was contributed to a New LP ("NHP Twintree"). As a part of the NHP Transaction, Twintree received cash at closing, and a limited partnership interest in NHP Twintree. Twintree is entitled to a priority return over certain other classes of equity in NHP Twintree of $1,403,626 (the "Preferred Equity"), a 6% annual return on its Preferred Equity, a 20% participation in net proceeds available from ongoing operations of NHP Twintree after payment of operating expenses and the 6% return on the Preferred Equity and a 20% participation in net proceeds available from sale or refinance of Los Altos Towers by NHP Twintree after payment of debts, costs of any transaction and payments of the Preferred Equity. As of September 30, 1996, the principal amount on the Partnership's Specific Loan was $720,000, with $1,430,862 accrued interest.

         All the first lien mortgage loans that currently encumber the properties in which Affiliated Borrowers still have an interest have substantial prepayment penalties which are in effect for approximately five to ten years. While the NHP Transaction gives NHP an option to pay the Preferred Equity to the NHP Partnerships at an earlier date, some of the underlying mortgages prohibit the sale of the properties and/or have significant potential prepayment penalties for earlier retirement of the debt. Therefore, NHP could not exercise its option without coming up with cash to pay off the preferred equity or sell the property. Accordingly, the properties could only be sold if the lender approved a purchaser to assume the debt.

                            SELECTED FINANCIAL DATA


         Set forth below is a summary of certain consolidated financial information with respect to the Partnership excerpted or derived from the information contained in the Partnership's Annual Report on Form 10-K for the Year Ended December 31, 1995 (the "Partnership's 1995 10-K") and the Partnership's Quarterly Report on Form 10-Q for the Nine Months ended September 30, 1996 (the "Partnership's 10-Q"). A copy of the financial statements set forth in the Partnership's 1994 and 1995 10-K and the Partnership's 10-Q, as of September 30, 1996 are reproduced elsewhere in this Solicitation Statement. More comprehensive financial information is in such reports, and the following summary is qualified in its entirety by reference to such reports and all of the financial information and notes contained therein.




                              Nine Months
                                 Ended                                           Year Ended
                              September 30,                                     December 31,
                       ------------------------      ---------------------------------------------------------------------
                         1996            1995           1995           1994           1993          1992           1991
                      ----------      ----------     ----------     ----------     ----------    ----------     ----------
Total Assets          $ 3,677,322    $ 4,066,226    $ 4,066,226    $ 2,298,549    $   419,287    $   384,801    $ 1,129,729
Revenue                   150,235        122,644        177,535         26,524        125,494         37,942         60,941
Operating and Other
  Expenses                 98,595         58,170         63,230         34,655         50,328         53,876         99,469
Bad Debt Expense
  (Reversal)              440,545       (540,670)    (1,653,386)    (1,923,618)          --          702,877      4,600,000
Net Income (Loss)        (388,905)       605,144      1,767,691      1,915,487         75,166       (718,811)    (4,638,528)
Net Income (Loss)
  per Unit                     --             --            681            738             29           (280)        (1,806)
Distributions
  per Unit                      0              0              0              0              0              0              0
Weighted average
  number of Units
  outstanding               2,568          2,568          2,568          2,568          2,568          2,568          2,568
Book Value per Unit         1,419          1,569          1,569            887            149            120            399



         No ratio of earnings to fixed charges appears because this ratio is inapplicable as the Partnership has no fixed charges.

                             PROFORMA BALANCE SHEET



              HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP




                               SEPTEMBER 30, 1996



                                                          Historical          Adjustments         (a)Pro Forma
                                                          ----------          -----------         ------------
ASSETS
------

Cash and equivalents                                      $ 2,077,172         $       (10)        $         0
                                                                                1,600,000
                                                                               (3,677,162)                  0
Mortgage notes receivable - affiliates                              -                   -                   -
Accrued interest receivable - affiliates                    1,600,000          (1,600,000)                  0
Deferred charges, net                                             150                (150)                  0
                                                          -----------         -----------         -----------
                                                            3,677,322          (3,677,322)                  0
                                                          ===========         ===========         ===========


LIABILITIES AND PARTNERS' EQUITY
--------------------------------

Accounts payable                                          $        10                 (10)                  0
Partners' equity:
  Limited partners - 2,568 units outstanding                3,643,287          (3,643,287)                  0
  General partner                                              34,025             (34,025)                  0
                                                          -----------         -----------         -----------
                                                            3,677,312          (3,677,312)                  0
                                                          -----------         -----------         -----------
                                                          $ 3,677,322         $(3,677,322)        $         0
                                                          ===========         ===========         ===========




         NOTES TO PROFORMA BALANCE SHEET



(a) Represents the sale of the mortgage notes receivable and accrued interest receivable to Hall Financial Group, Inc. for $1,600,000, and the subsequent distribution of all the cash to pay accounts payable and to the Limited and General Partners.






         NO PROFORMA STATEMENT OF OPERATIONS IS INCLUDED BECAUSE THERE WILL NOT BE ANY OPERATIONS AFTER THE DISSOLUTION OF THE PARTNERSHIP.

                   ESTIMATE OF ALLOCATIONS AND DISTRIBUTIONS


         Set forth below is a summary of the discharge of the debts and liabilities of the Partnership or making provision therefore and the assets of the Partnership based upon approval of the Proposal and the distribution per unit to the Limited Partners upon completion of the Sale Transaction and Liquidation.



         Assets
         ------

         Partnership's cash reserve . . . . . . . . . . . . . . . . .    $  2,040,000
          (as of December 31, 1996)
         Sale of Partnership's Assets . . . . . . . . . . . . . . . .       1,600,000
                                                                         ------------

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  3,640,000

         Expenses
         --------

         Legal and Accounting . . . . . . . . . . . . . . . . . . . .    $     30,000
                                                                         ------------
         Printing, Mailing, Depository, Distribution  . . . . . . . .          13,000
         Solicitation Expenses  . . . . . . . . . . . . . . . . . . .           5,000
         Finalization Set Aside . . . . . . . . . . . . . . . . . . .          35,000
         Reserve For Unknown Expenses . . . . . . . . . . . . . . . .    $     21,646
                                                                         ------------

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    104,646
                                                                         ------------

         Net Available  . . . . . . . . . . . . . . . . . . . . . . .    $  3,535,354
                                                                         ------------
         Distribution to Managing General Partner . . . . . . . . . .    $     35,354
                                                                         ------------

         Distribution to Limited Partners . . . . . . . . . . . . . .    $  3,500,000
                                                                         ------------
         Total Distributions  . . . . . . . . . . . . . . . . . . . .    $  3,535,354
                                                                         ------------
         Distribution per Unit to Limited Partners  . . . . . . . . .    $      1,370
                                                                         ------------


                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL


         The following summary is a general discussion of certain of the federal income tax consequences of the sale of all of the assets of the Partnership and the subsequent dissolution, termination and winding up of the Partnership. This summary is based on the Internal Revenue Code of 1986 (the "Code"), applicable Treasury regulations thereunder, administrative rulings, practice and procedures, and judicial authority, all as of the date of this Solicitation Statement. All of the foregoing are subject to change, and any such change could affect the continuing accuracy of this summary. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular Limited Partner in light of such Limited Partner's specific circumstances or to certain types of Limited Partners subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks, insurance companies, and tax-exempt organizations), nor does it describe any aspects of state, local, foreign or other tax laws. A sale of the assets of the Partnership and the termination, winding up and liquidation of the Partnership will be taxable transactions for federal income tax purposes, and also may be taxable transactions under applicable state, local, foreign and other tax laws. LIMITED PARTNERS SHOULD CONSULT THEIR RESPECTIVE TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO EACH SUCH LIMITED PARTNER OF THE SALE OF THE ASSETS OF THE PARTNERSHIP AND THE SUBSEQUENT LIQUIDATION, TERMINATION AND WINDING UP OF SUCH PARTNERSHIP.



SALE TRANSACTION AND LIQUIDATION OF PARTNERSHIP


         In general, in computing its federal income tax liability for the tax year in which the assets of the Partnership are sold, each Limited Partner will be required to take into account its allocable share of any gain or loss from the sale of the Partnership's properties. The amount of any gain should be treated as capital gain, except to the extent that gain is attributable to (i) accrued unpaid interest, including original issue discount, or (ii) market discount (in certain cases). Any loss from the sale should be treated as capital loss. A Limited Partner may deduct losses allocated by the Partnership only to the extent of its adjusted tax basis in its Limited Partnership interest.


         Upon the Liquidation of the Partnership and the distribution of proceeds from the Sale Transaction, a Limited Partner could, depending on its own tax situation, recognize additional gain or loss, to the extent that the sum of the cash received and the reduction in such Limited Partner's share of Partnership nonrecourse liabilities (if any) is greater than or less than its adjusted tax basis in its Units. Generally, a Limited Partner's basis in its Units is equal to the amount of cash contributed by such Limited Partner to the Partnership, increased by profits allocated to such Units and such Limited Partner's proportionate share of Partnership liabilities, and decreased by losses allocated to such Limited Partner's Units and all distributions with respect to such Units. For this purpose, the Limited Partner's adjusted basis in its Units is increased by such Limited Partner's share of any gain and reduced by its share of any loss recognized from the sale of the Partnership assets. Any additional gain or loss recognized by a Limited Partner on the Liquidation of the Partnership will generally be treated as capital gain or loss if such Limited Partner's Unit was held by the Limited Partner as a capital asset.


         Any loss reportable by a Limited Partner as a result of the transactions contemplated herein and any suspended passive activity losses from prior years that are attributable to the Partnership will generally be deductible in the year of complete liquidation of a Limited Partner's interest in the Partnership without regard to the passive activity loss limitations.
Any net income or gains reportable by a Limited Partner as a result of the transactions contemplated herein should generally be considered "portfolio income" that cannot be offset against passive activity losses from other sources.


         A Limited Partner (other than tax-exempt persons, corporations, and certain foreign individuals) who tenders its Units may be subject to 31% backup withholding unless such Limited Partner (i) is a corporation or comes within certain other exempt categories or (ii) provides a correct taxpayer identification number ("TIN"), certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Limited Partner who does not provide the Partnership with its correct TIN may be subject to penalties imposed by the IRS. In order to avoid the imposition of 31% backup withholding on distributions in liquidation of a Limited Partner's Units, each Limited Partner will be required to provide to the Partnership a completed Form W-9 (or, if appropriate, Form W-8), or other acceptable evidence showing that the Limited Partner is not subject to backup withholding.


INCOME TAX CONSEQUENCES TO TAX-EXEMPT ORGANIZATIONS

         U.S. tax exempt organizations, including qualified pension and profit sharing trusts and individual retirement accounts, are generally exempt from U.S. federal income taxation. However, such organizations are subject to taxation on their "unrelated business taxable income" ("UBTI"), as defined under Section 512 of the Code. UBTI includes income from most business operations; however, as a general matter, it does not include gains or losses from the sale, exchange, or other disposition of property (other than stock in trade or other property of a kind which would be includible in inventory if on hand at the end of a tax year or property held primarily for sale to customers in the ordinary course of business). Further, tax exempt organizations will be subject to federal income taxation on a portion of any gains derived from property with respect to which there is acquisition indebtedness. As a general matter, provided that a Limited Partner which is a tax exempt organization has not, directly or indirectly, financed the acquisition or carrying of its Units, any gain attributable to a disposition of its Units should be exempt from federal income tax. Partners which are tax exempt organizations are strongly urged to consult their own tax advisors with regard to the foregoing UBTI aspects of the sale of the Partnership's assets and the subsequent dissolution, termination and winding up of the Partnership.


         EACH LIMITED PARTNER IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE SALE TRANSACTION AND THE SUBSEQUENT LIQUIDATION ON SUCH LIMITED PARTNER'S PARTICULAR TAX SITUATION.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         There is no individual known by the Managing General Partner to be the beneficial owner of more than 5% of the Partnership's outstanding Units. The Managing General Partner holds 22 Units (.8%), and the Purchaser holds 20 Units (.8%). The Managing General Partner and the Purchaser intend to consent to the Proposal. See "Schedule I--Certain Information Regarding the Executive Officers and the Directors of the Managing General Partner."



                  INTERESTS OF CERTAIN PERSONS IN TRANSACTION


         In considering the proposal, Limited Partners should be aware that the Managing General Partner is owned and controlled by Craig Hall, who owns 93% of the outstanding capital stock of the Purchaser.



         The Partnership Agreement provides that in addition to reimbursements for expenses of the Partnership, the general partner receives a 1% interest in the Partnership and the distributions made to the partners. In addition, for acting as real estate broker in connection with the purchase of certain properties by Affiliated Borrowers, the general partner and/or its affiliates may receive real estate brokerage commissions in an amount which does not exceed the lesser of the standard real estate commission in the area in which
the property is located or 6% of the purchase price thereof.   In connection
with the sale of such properties or any portion thereof, the general partner or its affiliates are entitled to receive commissions payable from the net sale of the proceeds received, but not in excess of the lesser of 50% of the standard real estate commission in the area in which the property is located or 3% of the sales price thereof. The commission payable to the general partner or its affiliates by the Affiliated Borrowers upon the sale of the property shall be repaid to the Partnership to the extent that the Limited Partners do not receive total distributions from the Partnership of an amount equal to 100% of their capital contributions plus an amount equal to 10% per annum cumulative return on their capital contributions less any prior distributions made to them or the prior owners of their Units. All Affiliated Borrowers filed Chapter 11 Bankruptcy proceedings, and included in each of these Affiliated Borrower's bankruptcy plans is a provision which entitles the Purchaser to a fee not to exceed 5% of the total sales price of any of the properties owned by the Affiliated Borrowers in connection with the Purchaser's services in arranging the sale of such properties. A majority of the Limited Partners of each of the Affiliated Borrowers must approve such a sale, including the Purchaser's fee, as a condition to the closing of such a sale.


         Craig Hall, the President and Chief Executive Officer and sole director of the Purchaser, owns 93% of the outstanding capital stock of the Purchaser. Craig Hall owns 100% of the outstanding capital stock and is one of the two directors of the Managing General Partner and owns over 90% of the limited partnership interests in each of the limited partnerships comprising the Managing General Partner.



         Except as set forth in this Solicitation Statement, neither the Purchaser, nor Craig Hall has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Partnership including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies.


         Except as set forth in this Solicitation Statement, there have been no contracts, negotiations or transactions since January 1, 1991 between the Purchaser or Craig Hall on the one hand and the Partnership or its affiliates on the other hand, concerning: a merger, consolidation or acquisition; a tender offer or other acquisition of securities; an election of directors, other than the annual solicitation of proxies of stockholders; or a sale or other transfer of a material amount of assets.


         On August 27, 1996, Purchaser purchased 20 Units of the Partnership from Stuart Drug and Surgical Supply Employee Pension Trust DTD, a Limited Partner of the Partnership, for an aggregate purchase price of $26,000 (the "Stuart Drug Transaction"). Except as set forth in this Solicitation Statement, none of the Managing General Partner, the Purchaser or Craig Hall, or, to the best of the Partnership's knowledge, any of the other executive officers and directors of the Managing General Partner has effected any other transaction in the Units during the past 60 days.



                      MARKET FOR UNITS AND RELATED MATTERS

         There is no established trading market for the Units, and it is not anticipated that any market will develop in the future. As a result of this factor as well as others, the market value of a Unit may be substantially less than the pro rata net book value attributable to a Unit.


         To the best of the Managing General Partner's knowledge, there have only been five sales of Units by Limited Partners to a person not affiliated with the Managing General Partner, the Purchaser or Craig Hall since the formation of the Partnership. Three of the sales took place in January 1997:
(i) four Units were sold for $822 per Unit; (ii) five Units were sold for $750 per Unit; and (iii) four Units were sold for $500 per Unit. In July 1996, ten Units were sold for $100 per Unit, and in April 1995, six Units were sold for $35 per Unit.



         On August 27, 1996, Purchaser purchased 20 Units of the Partnership from Stuart Drug and Surgical Supply Employee Pension Trust DTD, a Limited Partner of the Partnership, for an aggregate purchase price of $26,000 (the "Stuart Drug Transaction"). Except as set forth in this Solicitation Statement, none of the Managing General Partner, the Purchaser, Craig Hall, or, to the best of the Partnership's knowledge, any of the other executive officers and directors of the Managing General Partner has effected any other transaction in the Units during the past 60 days.



         During 1986, the Managing General Partner purchased 22 Units in the Partnership for an aggregate purchase price of $98,648. Except for such transactions, the Purchaser is unaware of any trading of the Units since the initial offering in which the price was $5,000 per Unit. As of October 15, 1996, there were 633 holders of Units. No distributions have been made to the Limited Partners during the past two years. A total of $1,925 in distributions have been made since the initial offering of the Units.

                               VOTING PROCEDURES


         Each Limited Partner shall be entitled to one vote for each Unit owned of record by such Limited Partner on the Record Date. Approval of the Proposal requires the affirmative consent of Limited Partners holding a majority in interest of the Units who are not affiliates of the Managing General Partner, the Purchaser or Craig Hall (a minimum of 1,277 Units outstanding on the Record Date held by Limited Partners who are not affiliates of the Managing General Partner, the Purchaser or Craig Hall). A duly executed consent card on which a consent or an indication of withholding consent is not indicated will be deemed a consent to the Proposal, except that broker non-votes (Units held by a broker or nominee for which a consent card is submitted but with respect to which such broker or nominee expressly indicates that it does not have discretionary authority to consent to the Proposal) will be treated as negative votes. Abstentions also will be treated effectively as negative votes.


         The Solicitation Statement is accompanied by a separate consent card. Consent cards should be completed, signed and returned promptly to the address specified below in this Solicitation Statement. A self-addressed, prepaid envelope for return of the consent cards is included with this Solicitation
Statement:

                          [THE HERMAN GROUP INC. LOGO]



       By Mail:                        By Facsimile:                    By Hand/Overnight Courier:
THE HERMAN GROUP INC.                 (214) 999-9323                     THE HERMAN GROUP INC.
2121 San Jacinto Street                      or                          2121 San Jacinto Street
      26th Floor                       (214) 999-9348                           26th Floor
   Dallas, TX  75201                                                        Dallas, TX  75201



                                  To Confirm:

                                 (800) 992-6213

                             For Information Call:

                                 (800) 747-2975
                                  (Toll-Free)



         Any Limited Partner delivering a consent card pursuant to the Solicitation Statement may revoke his, her or its consent with respect to the Proposal at any time prior to the earlier of the Approval Date or the Expiration Date by delivering written notice of such revocation to HERMAN, at the above-indicated address. Such written notice must be received by HERMAN prior to the earlier of the Approval Date or the Expiration Date.

                               SOLICITATION COSTS


         The Partnership will pay for all costs and expenses, including legal fees, incurred in connection with the preparation, filing and distribution of this Solicitation Statement and all accompanying or supplementary documents. The Partnership will reimburse brokers, dealers, commercial banks and trust companies for customary handling and mailing expenses incurred in connection with forwarding this Solicitation Statement to the Limited Partners. It is estimated that the following expenses will be incurred by the Partnership in connection with this Proposal:



                 Expenses                                           Amount
                 --------                                           ------
         Fairness Opinion Expenses  . . . . . . . . . . . .         $ 55,000
         Legal and Accounting . . . . . . . . . . . . . . .
                                                                    --------
         Printing, Mailing, Depository, Distribution  . . .           13,000
         Filing Fees  . . . . . . . . . . . . . . . . . . .              700
         Solicitation Expenses  . . . . . . . . . . . . . .            5,000
                                                                    --------

         Total  . . . . . . . . . . . . . . . . . . . . . .         $
                                                                    ========



         The solicitation of written consents may be undertaken by the directors, officers, employees and agents of the Managing General Partner or the Partnership; such directors, officers, employees and agents of the Managing General Partner or the Partnership will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses, if any, in connection with such solicitation. Further, the Partnership has hired HERMAN to assist in the solicitation of the written consents, and shall pay HERMAN an estimated fee of $5,000 for such solicitation assistance and a fee of $13,000 for mailing services and solicitation and tabulation services fees and direct expenses incurred by HERMAN. Solicitation may be made by mail, telephone, telegraph, facsimile transmission or personal interview.



                             AVAILABLE INFORMATION

         The Partnership is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Partnership may be inspected at, and upon payment of the Commission's customary charges, copies may be obtained from, the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information are also available for inspection and copying at prescribed rates at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxies and information statements and other information regarding registrants that file electronically.

         The Partnership will provide without charge to each person to whom a copy of this Solicitation Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to:

                          [THE HERMAN GROUP INC. LOGO]


       By Mail:                        By Facsimile:                    By Hand/Overnight Courier:
THE HERMAN GROUP INC.                  (214) 999-9323                     THE HERMAN GROUP INC.
2121 San Jacinto Street                      or                          2121 San Jacinto Street
      26th Floor                       (214) 999-9348                           26th Floor
   Dallas, TX  75201                                                        Dallas, TX  75201



                                  To Confirm:

                                 (800) 992-6213

                             For Information Call:

                                 (800) 747-2975
                                  (Toll-Free)



         Any questions regarding the Proposal or any of the statements contained herein should be directed to HERMAN at the above indicated address. Should HERMAN be unable to assist, direct questions to Hall Financial Group, Inc., 750 N. St. Paul Street, Suite 200, Dallas, Texas 75201-3247; Attention:
Mark Blocher. Telephone: (214) 953-1155; Fax: (214) 953-1160.

                                   SCHEDULE I

              CERTAIN INFORMATION REGARDING THE EXECUTIVE OFFICERS
               AND THE DIRECTORS OF THE MANAGING GENERAL PARTNER



         DIRECTORS AND EXECUTIVE OFFICERS OF THE MANAGING GENERAL PARTNER. The name, business address, position with the Managing General Partner, present principal occupation or employment and five-year employment history of each of the directors and executive officers of the Managing General Partner are set forth below. Also set forth below are the aggregate number of Units beneficially owned by each such person and the percentage of ownership of the Units such beneficial ownership represents. Unless otherwise indicated below, the business address of each person listed is 750 North St. Paul, Dallas, Texas 75234. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with the Managing General Partner. All officers serve at the pleasure of the Board. Directors are identified by an asterisk. As of October 15, 1996, the Managing General Partner beneficially owns 22 Units.



                                                              AGGREGATE
                         PRESENT PRINCIPAL                    NUMBER OF
                     OCCUPATION AND EMPLOYMENT/                 UNITS            PERCENT
    NAME AND          MATERIAL POSITIONS HELD               BENEFICIALLY            OF
BUSINESS ADDRESS     DURING THE PAST FIVE YEARS               OWNED(a)            CLASS       CITIZENSHIP
----------------     --------------------------               --------            -----       -----------
Craig Hall*           Director since formation                   42               1.65%       United States

Janet Carlson         Secretary since September 1995;             0                 -         Great Britain
                      Assistant Secretary 1993-95

Donald L. Braun       Executive Vice President since              0                 -         United States
                      April 1993; Senior Vice President
                      1991-93; Treasurer since 1988

Mark Depker           Executive Vice President since              0                 -         United States
                      April 1993; Vice President 1992-93

Larry E. Levey*       Vice President since formation;             0                 -         United States
                      Director since June 21, 1996;
                      Director and President of Edwards
                      Financial, Inc. since July 1990


*  Director

(a) As shown in the Partnership's records at October 15, 1996, there were 2,552 Units outstanding.

                                  SCHEDULE II



              CERTAIN INFORMATION REGARDING THE EXECUTIVE OFFICERS


                       AND THE DIRECTORS OF THE PURCHASER




         DIRECTORS AND EXECUTIVE OFFICERS OF THE PURCHASER. The name, business address, position with the Purchaser, present principal occupation or employment and five-year employment history of each of the directors and executive officers of the Purchaser are set forth below. Also set forth below are the aggregate number of Units beneficially owned by each such person and the percentage of ownership of the Units such beneficial ownership represents. Unless otherwise indicated below, the business address of each person listed is 750 North St. Paul, Dallas, Texas 75234. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with the Purchaser. All officers serve at the pleasure of the board of directors of the Purchaser. The sole director is identified by an asterisk. Pursuant to the Stuart Drug Transaction, the Purchaser owns 20 Units as of August 27, 1996.



                                                              AGGREGATE
                         PRESENT PRINCIPAL                    NUMBER OF
                     OCCUPATION AND EMPLOYMENT/                 UNITS            PERCENT
    NAME AND          MATERIAL POSITIONS HELD               BENEFICIALLY            OF
BUSINESS ADDRESS     DURING THE PAST FIVE YEARS                 OWNED             CLASS       CITIZENSHIP
----------------     --------------------------                 -----             -----       -----------
Craig Hall*           President and Chief Executive
                      Officer since April 1993;                  42               1.65%       United States
                      Director and Chairman
                      since 1985

Janet Carlson         Secretary since September 1995;             0                 -         Great Britain
                      Assistant Secretary 1993-95

Donald L. Braun       Executive Vice President since
                      April 1993; Senior Vice President           0                 -         United States
                      1991-93; Treasurer since 1988

Mark Depker           Executive Vice President since              0                 -         United States
                      April 1993; Vice President
                      1992-93

Kathryn Hall          Executive Vice President since              0                 -         United States
                      September 1995

Larry E. Levey        Senior Vice President since April           0                 -         United States
                      1993; Director and President of
                      Edwards Financial, Inc. since
                      July 1990



*  Director

                         INDEX TO FINANCIAL STATEMENTS

              HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP

                              Financial Statements
                                  (Unaudited)

                               September 30, 1996

Financial Statements:
         Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . .   F-3
         Statements of Operations . . . . . . . . . . . . . . . . . . . .   F-4
         Statement of Partners' Equity  . . . . . . . . . . . . . . . . .   F-5
         Statement of Cash Flows  . . . . . . . . . . . . . . . . . . . .   F-6
         Notes to Financial Statements  . . . . . . . . . . . . . . . . .   F-7

             HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP

                             Financial Statements

                               December 31, 1995

Report of Independent Accountants . . . . . . . . . . . . . . . . . . . .  F-12
Financial Statements:
         Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . .  F-13
         Statement of Operations  . . . . . . . . . . . . . . . . . . . .  F-14
         Statement of Partners' Equity  . . . . . . . . . . . . . . . . .  F-15
         Statement of Cash Flows  . . . . . . . . . . . . . . . . . . . .  F-16
         Notes to Financial Statements  . . . . . . . . . . . . . . . . .  F-17

Schedule XII: Mortgage Loans on Real Estate . . . . . . . . . . . . . . .  F-27

             HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP

                             Financial Statements

                               December 31, 1994

Report of Independent Accountants . . . . . . . . . . . . . . . . . . . .  F-30

Financial Statements:
         Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . .  F-31
         Statement of Operations  . . . . . . . . . . . . . . . . . . . .  F-32
         Statement of Partners' Equity  . . . . . . . . . . . . . . . . .  F-33
         Statements of Cash Flows . . . . . . . . . . . . . . . . . . . .  F-34
         Notes to Financial Statements  . . . . . . . . . . . . . . . . .  F-35

                        HALL INSTITUTIONAL MORTGAGE FUND

                               SEPTEMBER 30, 1996


The financial statements and information included herein, except for the balance sheet at December 31, 1995, are unaudited; however, they reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods ended September 30, 1996 and 1995. These results may not be indicative of the results which may be expected for the year ended December 31, 1996, or any other period.

              HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP

                                 BALANCE SHEETS

               SEPTEMBER 30, 1996 AND DECEMBER 31, 1995 (NOTE 1)

                                                                                        September 30,    December 31,
                                                                                            1996             1995
                                                                                        ------------     ------------
                                                                                         (Unaudited)
ASSETS

Cash and cash equivalents (Note 2)                                                      $  2,077,172     $  1,332,041

Mortgage notes receivable - affiliates, net of an allowance for doubtful receivables of $5,018,000 and $4,576,000 at September 30, 1996
 and December 31, 1995, respectively (Note 4) and net of loan
 origination fees of $2,338 for 1995                                                               -        1,092,345

Accrued interest receivable - affiliates, net of deferred interest of
 $4,377,709 and $3,928,180 at September 30, 1996 and
 December 31, 1995, respectively (Note 2)                                                  1,600,000        1,639,890

Deferred charges, net                                                                            150            1,950
                                                                                        ------------     ------------
                                                                                        $  3,677,322     $  4,066,226
                                                                                        ============     ============
LIABILITIES AND PARTNERS' EQUITY

Accounts payable                                                                        $         10     $          9

Partners' equity:
 Limited partners - 2,568 units outstanding
 at September 30, 1996 and December 31, 1995                                               3,643,287        4,028,303

General partner                                                                               34,025           37,914
                                                                                        ------------     ------------
                                                                                           3,677,312        4,066,217
                                                                                        ------------     ------------
                                                                                        $  3,677,322     $  4,066,226
                                                                                        ============     ============


             THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                     INTEGRAL PART OF THESE BALANCE SHEETS

              HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP

                       UNAUDITED STATEMENTS OF OPERATIONS

         FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1995 (NOTE 1)

                                               For the Three     For the Nine      For the Three    For the Nine
                                                Months Ended     Months Ended      Months Ended     Months Ended
                                               Sept 30, 1996     Sept 30, 1996     Sept 30, 1995    Sept 30, 1995
                                               -------------     -------------     -------------    -------------
Revenues:

Interest and loan origination
   fees from affiliates (Note 2)               $     51,251      $    150,235     $     44,013      $   122,644

   Expenses:

Operating                                            47,701            96,795            4,514           56,370

Bad Debt (Reversal)                                 (29,455)          440,545         (540,670)        (540,670)

Amortization                                            600             1,800              600            1,800
                                               ------------      ------------     ------------      -----------
                                                     18,846           539,140         (535,556)        (482,500)
                                               ------------      ------------     ------------      -----------
Net income (loss)                              $     32,405      $   (388,905)    $    579,569      $   605,144
                                               ============      ============     ============      ===========
Net income (loss) allocable to
limited partners                               $     32,081      $   (385,016)    $    573,773      $   599,093

Net income (loss) allocable to
general partner                                         324            (3,889)           5,796            6,051
                                               ------------      ------------     ------------      -----------
Net income (loss)                              $     32,405      $   (388,905)    $    579,569      $   605,144
                                               ============      ============     ============      ===========
Net income (loss) per limited
partnership unit                               $         12      $       (149)    $        223      $       233
                                               ============      ============     ============      ===========


             THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                       INTEGRAL PART OF THESE STATEMENTS.

              HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP

                         STATEMENTS OF PARTNERS' EQUITY

                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                 FOR THE YEAR ENDED DECEMBER 31, 1995 (NOTE 1)

                                                  General          Limited
                                                  Partner          Partners           Total
                                               ------------      ------------     ------------
Balance, December 31, 1994                     $     20,237      $  2,278,289     $  2,298,526

   Net income                                        17,677         1,750,014        1,767,691
                                               ------------      ------------     ------------
Balance, December 31, 1995                           37,914         4,028,303        4,066,217

   Net loss                                          (3,889)        (385,016)         (388,905)
                                               ------------      ------------     ------------
Balance, September 30, 1996                    $     34,025      $  3,643,287     $  3,677,312
                                               ============      ============     ============


             THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                       INTEGRAL PART OF THESE STATEMENTS.

              HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP

                       UNAUDITED STATEMENTS OF CASH FLOWS

         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995 (NOTE 1)

                                                                     1996              1995
                                                                 ------------     ------------
Cash Flows From Operating Activities
    Receipt of interest on Specific Loans and
       short-term investments                                    $    189,243     $  1,126,932
    Payment of operating costs                                        (96,795)         (56,375)
                                                                 ------------     ------------
       Net cash provided by operating
         activities, net of distributions                              92,448        1,070,557

Cash Flows From Investing Activities
    Loans to Affiliated Borrowers                                    (442,000)               -
    Payment of Loans to Affiliated Borrowers                        1,094,683                -
                                                                 ------------     ------------
       Net cash from financing activities                             652,683                -
                                                                 ------------     ------------
Cash and cash equivalents, beginning of
    year                                                            1,332,041          204,315
                                                                 ------------     ------------
Cash and cash equivalents, end of period                         $  2,077,172     $  1,274,872
                                                                 ============     ============

RECONCILIATION OF NET INCOME (LOSS) TO CASH PROVIDED BY
    OPERATING ACTIVITIES:
    Net income (loss)                                            $   (388,905)    $    605,144
    Adjustments to reconcile net income to
       net cash provided by operating activities:
    Amortization expense                                                1,800            1,800
    Loan origination fees                                              (2,338)          (9,297)
    Bad Debt Expense                                                  440,545                -
    Decrease in accrued interest receivable                            41,345          472,916
    Increase (decrease) in accounts payable                                 1               (6)
                                                                 ------------     ------------
       Net cash provided by operating
         activities, net of distributions                        $     92,448     $  1,070,557
                                                                 ============     ============


             THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                       INTEGRAL PART OF THESE STATEMENTS.

              HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

(1)   SIGNIFICANT ACCOUNTING POLICIES:

      In the opinion of management, the accompanying audited and unaudited financial statements contain all adjustments which are normal and recurring necessary to present fairly the financial position of Hall Institutional Mortgage Fund Limited Partnership (the "Partnership"), as of September 30, 1996 and December 31, 1995, and the results of operations and changes in financial position for the nine months ended September 30, 1996 and 1995. The general partner of the Partnership is Hall Pension Fund Associates and the general partner of Hall Pension Fund Associates is Hall 1985 Management Associates (the "Managing General Partner").

      For a summary of additional significant accounting policies and other matters, see the notes to financial statements of the Partnership which are included in the Annual Report of Form 10-K for the year ended December 31, 1995.

(2)   ACCRUED INTEREST RECEIVABLE:

      The original loans made by the Partnership were to affiliated partnerships ("Affiliated Borrowers") which at the time of origination were secured only by a subordinate lien on the mortgaged real property which was pledged as security ("Specific Loans"). All of the Specific Loans have been modified and do not require payment of interest until either sale or refinancing of the Affiliated Borrower's real property or in some instances to the extent cash flow is available from the Affiliated Borrowers after the payment in full of the Affiliated Borrower's first lien mortgage or other amounts having priority. Certain of the Partnership's loans, through restructure and reorganization of Affiliated Borrowers, are in full or part subordinated to the return of equity in addition to being subordinate to senior indebtedness of the Affiliated Borrower. Accordingly, in the first nine, six and three months of 1996, the Partnership accrued interest of $525,426, $351,745 and $178,064 respectively, of which $450,984, $300,656 and $150,328 was deferred.

      In February 1995, three of the Affiliated Borrowers, along with 25 other partnerships (collectively hereafter referred to as the "Hall LPs"), entered into a transaction with affiliates of NHP, Inc., Paine Webber and Hall Financial Group, Inc. whereby the properties were transferred to separate limited partnerships (the "New LPs") by the respective Affiliated Borrowers (the "NHP Transaction"). As a result of the NHP Transaction, Lanetree Associates Limited Partnership, Twintree Associates Limited Partnership and Coachtree Associates Limited Partnership ("NHP Transaction Partnerships") each hold a limited partnership interest in its respective New LP in which affiliates of NHP, Inc. and Paine Webber are general partners. As part of the NHP Transaction, the senior mortgage for each property involved in the NHP Transaction was paid in full. In addition, as part of the NHP Transaction, each Hall LP (including the NHP Transaction Partnerships) received cash at closing, and is entitled to a defined priority equity amount in the New LPs (the "Preferred Equity") and an annual return on the

      Preferred Equity of 6% per annum (the "Operational Preference") provided that all of the Hall LPs have been paid the full amount of the Operational Preference due at the end of each calendar quarter. In the event all of the Hall LP's have not been paid the amount of the Operational Preference due at the end of each calendar quarter, the annual return on the Preferred Equity in calculating the Operational Participation increases to 9% per annum (hereafter referred to as a "Non-Major Default"). A Non-Major Default occurred in April 1996, and is continuing. In addition to Operational Preference, each NHP Transaction Partnership is entitled to a priority return of the Preferred Equity and any accrued and unpaid Operational Preference upon refinancing or sale of the properties over other equity classes and a 20% participation in net proceeds available from sale or refinancing after payment of the Preferred Equity and any accrued and unpaid Operational Preference ("Sale or Refinancing Participation Proceeds"). As a condition of the NHP Transaction, the Partnership was required to release its second lien positions and retain unsecured loans from the NHP Transaction Partnerships for the remaining balances on their respective Specific Loans. The remaining balances on the NHP Transaction Partnerships' Specific Loans have the same economic and payment terms as prior to the NHP Transaction. Lanetree Associates Limited Partnership distributed $569,419 to the Partnership in March 1995 in partial payment of its loan obligation to the Partnership from proceeds it received at closing of the NHP Transaction. There were not sufficient proceeds at closing (after the payment of priority repayments) to distribute funds to the Partnership from Coachtree Associates Limited Partnership or Twintree Associates Limited Partnership. However, the NHP Transaction Partnerships remain obligated to the Partnership pursuant to each partnership's Bankruptcy Plan. The terms of the Preferred Equity held by the NHP Transaction Partnerships provide that defined amounts be paid not later than December 10, 2000. NHP, Inc. has the option to pay the Preferred Equity amounts due the NHP Transaction Partnerships at an earlier date at a discounted amount. If NHP, Inc. exercises its option within twenty-one months of the original transaction date, or November 7, 1996, it would result in the following estimated payments, excluding Sale or Refinancing Participation Proceeds and assuming a Non-Major Default had not occurred, to the Partnership from each of the NHP Transaction Partnerships:

         Coachtree  . . . . . . . . . . .    $   177,960
         Lanetree . . . . . . . . . . . .    $ 1,167,626
         Twintree . . . . . . . . . . . .    $   381,815

      The amounts the Partnership would receive on December 10, 2000, excluding Sale or Refinancing Participation Proceeds and assuming a Non-Major Default had not occurred, is estimated to be:

         Coachtree  . . . . . . . . . . .    $   334,743
         Lanetree . . . . . . . . . . . .    $ 1,167,626
         Twintree . . . . . . . . . . . .    $   561,409

      During the first three months of 1996, two Affiliated Borrowers, Lanetree Associates Limited Partnership and Hall Seven Trails Associates ("Arrowtree"), repaid accrued interest to the Partnership of $71,512 and $44,274, respectively. In the second quarter of 1996, based on an updated analysis, management increased the reserve for accrued interest receivable by $470,000. Then in the third quarter of 1996, management decreased the reserve for accrued interest receivable by $471,455.

(3)   DISTRIBUTIONS TO PARTNERS:

      There were no partner distributions paid during the first nine months of 1996.

(4)   MORTGAGE NOTES RECEIVABLE:

      In January 1996, Northtree Associates Limited Partnership ("Candlewick"), an Affiliated Borrower, refinanced the Candlewick apartments' mortgages. The property was refinanced with a new $5.0 million first lien mortgage which accrues interest at 7.58% with principal and interest payments due monthly based on a 22-year amortization schedule through maturity on February 1, 2003. As a condition of the refinancing agreement, the Partnership was required to release its second lien position and retain an unsecured recourse promissory note from Candlewick for the remaining balance on Candlewick's Specific Loan. The remaining balance on the Candlewick Specific Loan has the same economic terms as prior to the refinancing. The Partnership believes it was in its best interest to release its second lien position to allow the refinancing to be consummated, thereby decreasing Candlewick's first lien mortgage interest rate and extending the maturity date.

      During the first quarter of 1996, Arrowtree refinanced its mortgages. As part of the overall refinancing, the property was transferred to Arrowtree Properties, Ltd. ("New Arrowtree"), with Arrowtree retaining a 99% interest in New Arrowtree. The property was refinanced with a new $2.75 million first lien mortgage which accrues interest at 7.57% with principal and interest payments due monthly. The refinancing allowed Arrowtree to repay the Partnership in full the $181,000 of principal and $44,274 of accrued interest on a loan the Partnership made to Arrowtree pursuant to the 1994 restructuring of Arrowtree's first lien mortgage. Arrowtree also made a partial payment of $914,000 on Arrowtree's Specific Loan. As a condition of the refinancing agreement, the Partnership was required to release its second lien position and retain an unsecured recourse promissory note from Arrowtree for the remaining balance on Arrowtree's Specific Loan. The remaining balance on the Arrowtree Specific Loan has the same economic and payment terms as prior to the refinancing.

      In August 1996, Hall Brambletree Associates Limited Partnership ("Brambletree"), an Affiliated Borrower, refinanced the Brambletree apartments' mortgages. The property was refinanced with a new $6.105 million first lien mortgage which accrues interest at 8.245% with principal and interest payments due monthly based on a 30-year amortization schedule through maturity on September 1, 2006. As a condition of the refinancing, the Partnership was required to loan Brambletree an additional $442,000 with the same terms as the Brambletree Specific Loan. Along with the additional loan, the Partnership was required to release its second lien position and retain an unsecured recourse promissory note from Brambletree for the remaining balance on Brambletree's Specific Loan. The remaining balance on the Brambletree Specific Loan has the same economic terms as prior to the refinancing. The Partnership believes it was in its best interest to release its second lien position to allow the refinancing to be consummated, thereby decreasing Brambletree's first lien mortgage interest rate and extending the maturity date.

      The Partnership updated an analysis of the collectibility of its mortgage notes receivable at December 31, 1995. The Partnership reversed bad debt reserves totaling $1,653,386 during 1995 primarily based on interest payments received during 1995 the principal and interest payments received in connection with the Arrowtree refinancing discussed above. During the third quarter of 1996, the Partnership reserved the $442,000 advanced to Brambletree.

(5)   INVESTMENT ACT OF 1940:

      The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. In February 1996, the Partnership's attorneys advised the Partnership that the release of the second lien positions on certain of the loan receivables could cause the Partnership to be treated as an investment company under the 1940 Investment Company Act (the " 1940 Act") by the Securities and Exchange Commission. The Partnership cannot become an investment company under the 1940 Act because it is in conflict with its partnership agreement and the purpose of the original offering. Certain securities regulations which may be applicable to the Partnership complicate the determination of the best alternative for future operations of the Partnership. Although there can be no assurances with respect to the outcome, the Partnership intends to use its best efforts to implement the alternative that provides the maximum benefit to its limited partners, while maintaining compliance with all applicable securities regulations. The alternatives currently being evaluated, if implemented, may require the Partnership to seek limited partner approval. If such limited partner approval is required, proxy statements will be sent to the limited partners which will request their votes regarding certain aspects of the alternative proposed.

      The accompanying financial statements have not been prepared on the liquidation basis of accounting, as it is not determinable if an immediate liquidation of the Partnership will be required. This uncertainty raises substantial doubt about the Partnership's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                        HALL INSTITUTIONAL MORTGAGE FUND

                        DECEMBER 31, 1995, 1994 AND 1993

                     REPORT INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Hall Institutional Mortgage Fund Limited Partnership:

We have audited the accompanying balance sheets of Hall Institutional Mortgage Fund Limited Partnership (an Arizona limited partnership) as of December 31, 1995 and 1994, and the related statements of operations, partners' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements and the schedule referred to below are the responsibility of the management of Hall Institutional Mortgage Fund Limited Partnership (the "Partnership"). Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hall Institutional Mortgage Fund Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As further discussed in Note 7 to the financial statements, in February 1996, the Partnership learned that certain transactions it had entered into during 1995 had caused the Partnership to be in violation of the 1940 Investment Company Act (the "1940 Act"). The Partnership is applying for an exemption under the 1940 Act and is planning to solicit the approval of the partners concerning alternatives to liquidate the Partnership. One of the alternatives would require an immediate liquidation of all Partnership assets and subsequent dissolution. The accompanying financial statements have not been prepared on the liquidation basis of accounting, as it is not determinable if an immediate liquidation of the Partnership will be required. This uncertainty raises substantial doubt about the Partnership's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule XII is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Arthur Andersen LLP

Dallas, Texas,
 April 8, 1996

                        HALL INSTITUTIONAL MORTGAGE FUND

                                 BALANCE SHEETS

                      DECEMBER 31, 1995 AND 1994 (NOTE 1)

ASSETS                                                              1995              1994
                                                                ------------      ------------
Cash and cash equivalents (Note 2)                              $  1,332,041      $    204,315

Mortgage notes receivable - affiliates, net of an allowance
for doubtful receivables of $4,576,000 and $5,571,770
in 1995 and 1994, respectively (Note 3), and net of loan
origination fees of $2,338 and $14,734 for 1995 and 1994
respectively (Note 1 and 4)                                        1,092,345           600,911

Accrued interest receivable - affiliates, net of deferred
interest and an allowance for doubtful interest receivable
of $3,928,180 and $4,826,539 in 1995 and 1994, respectively
(Note 3)                                                           1,639,890         1,488,973

Deferred charges, net                                                  1,950             4,350
                                                                ------------      ------------
                                                                $  4,066,226      $  2,298,549
                                                                ============      ============
LIABILITIES AND PARTNERS' EQUITY

Accounts payable                                                $          9      $         23

Partners' equity:
Limited partners - 2,568 units outstanding
at December 31, 1995 and 1994                                      4,028,303         2,278,289

General Partner                                                       37,914            20,237
                                                                   4,066,217         2,298,526
                                                                ------------      ------------
                                                                $  4,066,226      $  2,298,549
                                                                ============      ============


             THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                     INTEGRAL PART OF THESE BALANCE SHEETS.

                        HALL INSTITUTIONAL MORTGAGE FUND

                            STATEMENTS OF OPERATIONS

         FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 (NOTE 1)

                                                   1995             1994              1993
                                               ------------     ------------      ------------
Revenues:

Interest and loan origination
     fees from affiliates (Notes 3 and 4)      $    177,535     $     26,524      $     50,494

Gain on debt settlement (Note 3)                          -                -            75,000
                                               ------------     ------------      ------------
                                                    177,535           26,524           125,494
                                               ------------     ------------      ------------
Expenses:

     Operating                                       60,830           32,255            47,928

     Bad debt reversal (Note 3)                  (1,653,386)      (1,923,618)                -

     Amortization                                     2,400            2,400             2,400
                                               ------------     ------------      ------------
                                                 (1,590,156)      (1,888,963)           50,328
                                               ------------     ------------      ------------
         Net income                            $  1,767,691     $  1,915,487      $     75,166
                                               ============     ============      ============
Net income allocable to
     limited partners                          $  1,750,014     $  1,896,332      $     74,414

Net income allocable to
     General Partner                                 17,677           19,155               752
                                               ------------     ------------      ------------
Net income                                     $  1,767,691     $  1,915,487      $     75,166
                                               ============     ============      ============
Net income per limited
     partnership unit                          $        681     $        738      $         29
                                               ============     ============      ============


             THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                       INTEGRAL PART OF THESE STATEMENTS.

                        HALL INSTITUTIONAL MORTGAGE FUND

                         STATEMENTS OF PARTNERS' EQUITY

            FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 (NOTES 1 AND 5)

                                                  General         Limited
                                                  Partner         Partners           Total
                                               ------------     ------------      ------------
Balance, December 31, 1992                     $      1,046     $    307,543      $    308,589

     Net income                                         752           74,414            75,166
                                               ------------     ------------      ------------
Balance, December 31, 1993                            1,798          381,957           383,755

     Distributions                                     (716)               -              (716)

     Net income                                      19,155        1,896,332         1,915,487
                                               ------------     ------------      ------------
Balance, December 31, 1994                           20,237        2,278,289         2,298,526

     Net income                                      17,677        1,750,014         1,767,691
                                               ------------     ------------      ------------
Balance, December 31, 1995                     $     37,914     $  4,028,303      $  4,066,217
                                               ============     ============      ============


             THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                       INTEGRAL PART OF THESE STATEMENTS.

                        HALL INSTITUTIONAL MORTGAGE FUND

                            STATEMENTS OF CASH FLOWS

         FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 (NOTE 1)

                                                           1995           1994            1993
                                                       -----------    ------------    ------------
Cash Flows From Operating Activities
Receipt of interest on Specific Loans - affiliates
and short-term investments                             $ 1,188,570    $      8,596    $      8,311
Proceeds from debt settlement                                    -               -          75,000
Payment of operating costs                                 (60,844)        (33,735)        (46,425)
                                                       -----------    ------------    ------------
Net cash provided by (used in) operating activities,
net of distributions                                     1,127,726         (25,139)         36,886
                                                       -----------    ------------    ------------
Cash Flows From Financing Activities
Loans to Affiliated Borrowers                                    -               -        (181,000)
Distribution paid                                                -          (2,083)              -
                                                       -----------    ------------    ------------
Net cash used in financing activities                            -          (2,083)       (181,000)
                                                       -----------    ------------    ------------
Net increase (decrease) in cash and cash equivalents     1,127,726         (27,222)       (144,114)

Cash and cash equivalents, beginning of year               204,315         231,537         375,651
                                                       -----------    ------------    ------------
Cash and cash equivalents, end of year                 $ 1,332,041    $    204,315    $    231,537
                                                       ===========    ============    ============
Reconciliation of net income to net cash provided by
(used in) operating activities:
Net income                                             $ 1,767,691    $  1,915,487    $     75,166
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Bad debt reversal                                       (1,653,386)     (1,923,618)              -
Amortization expense                                         2,400           2,400           2,400
Amortization of deferred revenue                           (12,396)        (17,928)        (42,183)
Decrease in accrued interest receivable                  1,023,431               -               -
Increase (decrease) in accounts payable                        (14)         (1,480)          1,503
                                                       -----------    ------------    ------------
Net cash provided by (used in) operating
activities, net of distributions                       $ 1,127,726    $    (25,319)   $     36,886
                                                       ===========    ============    ============


             THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                       INTEGRAL PART OF THESE STATEMENTS.

                        HALL INSTITUTIONAL MORTGAGE FUND

                         NOTES TO FINANCIAL STATEMENTS

(1)  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

     Hall Institutional Mortgage Fund, an Arizona limited partnership (the "Partnership"), was formed on October 12, 1984. The general partner of the Partnership is Hall Pension Fund Associates (the "General Partner") and the general partner of Hall Pension Fund Associates is Hall 1985 Management Associates Limited Partnership (the "Managing General Partner"). The Partnership has invested in subordinated mortgages with affiliated partnerships (the "Affiliated Borrowers") which were primarily secured by income-producing real estate. The investments were made during 1985, 1986 and 1987 (except for the Arrowtree Loan hereinafter defined). The limited partners in the Partnership are primarily qualified pension, profit sharing and other retirement trusts and plans, commingled trust funds managed by banks for such trusts, government pension and retirement trusts, individual retirement accounts, Keogh plans, certain endowment funds and other institutional investors intended to be exempt from federal income taxation. The Partnership also accepted nontax-exempt investors who desired current taxable income from mortgage investments in real estate.

     BASIS OF PRESENTATION -

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION -

     Interest income derived from mortgage notes receivable is deferred to the extent the underlying mortgage notes receivable are determined, by the Managing General Partner, to be either partially or completely uncollectible on the basis described in note 3. If in future periods such mortgage notes receivable and related interest are deemed to be collectible, the deferred interest income will be recognized. Deferred interest is classified in the accompanying balance sheets as a reduction in accrued interest receivable.

     Cash receipts on impaired loans are first applied to recognize previously deferred interest and then as a reduction of accrued interest and then finally as a reduction of principal.

     For the purpose of the statement of cash flows the Partnership considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

     INCOME TAXES -

     The Partnership is not subject to federal, state, or local income taxes and, accordingly, none have been provided in the accompanying financial statements. Such taxes are the responsibility of the partners and are, therefore, included in their individual tax returns.

     LOAN ORIGINATION FEE -

     A 3 percent loan origination fee was earned by the Partnership on each participating mortgage loan made. This revenue was initially deferred and is being recognized ratably over the life of the specific related loans.

     AMORTIZATION OF ORGANIZATION COSTS -

     Organization costs are amortized on a straight-line basis over twelve years.

     ALLOCATION OF PROFIT AND LOSS -

     Partnership net profits are allocated 99 percent to the limited partners and 1 percent to the General Partner. Net losses are allocated to the limited partners and General Partner in proportion to the positive balances in their capital accounts. However, all net losses will be allocated to the General Partner if the allocation to the limited partners would result in a negative capital account balance for the limited partners.

     DISTRIBUTIONS OF DISTRIBUTABLE CASH FROM OPERATIONS
      AND SURPLUS FUNDS -

     Distributable cash from operations and surplus funds, as defined, is allocated 99 percent to the limited partners and 1 percent to the General Partner. However, the General Partner, exercising reasonable discretion, may retain in the Partnership all or any part of the funds available for distributions to meet the working capital needs of the Partnership (see
     Note 2).

     NET INCOME PER LIMITED PARTNERSHIP UNIT -

     Net income per limited partnership unit ("Unit") is computed by dividing net income allocated to the limited partners by the weighted average number of Units outstanding. Per Unit information has been computed based on 2,568 Units outstanding in 1995, 1994 and 1993.

(2)  CASH AND CASH EQUIVALENTS:

     Cash and cash equivalents at December 31, 1995 and 1994, consisted of the following:

                                               1995            1994
                                            -----------    ------------
         Cash                               $    55,804    $     44,898
         Certificates of deposit/Money
           Market account                     1,276,237         159,417
                                            -----------    ------------
                                            $ 1,332,041    $    204,315
                                            ===========    ============

     Under the terms of the partnership agreement, the General Partner is required to maintain in the Partnership reasonable cash reserves for working capital and contingencies in an amount of not less than 1% of invested capital, as defined ($74,400 and $78,400 in 1995 and 1994 respectively). The Partnership maintained the required working capital reserve at December 31, 1995 and 1994.

(3)  MORTGAGE NOTES RECEIVABLE:

     The Partnership's loans to Affiliated Borrowers (see notes 1 and 4 for relationship) are nonrecourse obligations of the Affiliated Borrowers and certain of the loans are secured by a subordinate lien on the mortgaged real property which is pledged as security. The Partnership has released its second lien position on certain of the loans to Affiliated Borrowers (see below and Notes 6 and 7). All loans, except a certain amount advanced to Hall Seven Trails Associates, as more fully discussed hereafter (the "Arrowtree Loan"), made by the Partnership to the Affiliated Borrowers were subject at the time of origination to the rights and restrictions set out in a specified loan agreement ("Model Loan Agreement") and two specified forms of notes ("Participating Notes"). Such loans are hereafter referred to as "Specific Loans". As described hereinafter, all of the Specific Loans set out in the Model Loan Agreement and the Participating Notes have been modified subsequent to their origination. As a result of a detailed analysis the Partnership performs on the estimated values of the underlying assets relating to and impacting the collectibility of the Specific Loans, as hereafter described, certain amounts of the Specific Loans have been reserved through bad debt provisions. The following table describes the terms and status of outstanding Specific Loans at December 31, 1994 and 1995:

                         Outstanding Principal
                              Loan Amount                             Property
    Borrower            1994              1995         Location        Accrue      Status
    --------         -----------     -----------       --------       --------     ------
    Arrowtree        $   850,000     $   913,683       Okemos, MI        (A)       Modified
    Brambletree        1,751,000       1,751,000       Garland, TX      7.00%      Modified
    Twintree             720,000         720,000     Albuquerque, NM    8.00%      Modified
    Midtree              410,000         410,000     Albuquerque, NM    8.00%      Modified
    Fawntree             550,000               -     Albuquerque, NM     N/A       Retired
    Lanetree             620,000         620,000     Albuquerque, NM    8.00%      Modified
    Candlewick           460,000         460,000     Albuquerque, NM    8.00%      Modified
    Coachtree            615,000         615,000     Albuquerque, NM    8.00%      Modified
                     -----------     -----------
                     $ 5,976,000     $ 5,489,683
                     ===========     ===========

     The following table shows the changes in the Partnership's allowance for loan losses for the years ending December 31, 1995 and 1994.

                                                           1995           1994
                                                       -----------    ------------
     Balance at beginning of period                    $ 5,571,770    $  5,976,000
     Allowance recorded on loans                            33,268         211,415
     Recovery of prior loans                                     -               -
     Reduction in allowance for loan losses             (1,029,038)       (615,645)
                                                       -----------    ------------
     Balance at end of period                          $ 4,576,000    $  5,571,770
                                                       ===========    ============

     The following table shows the changes in the Partnership's allowance for interest receivable losses for the years ending December 31, 1995 and 1994.

                                                           1995           1994
                                                       -----------    ------------
     Balance at beginning of period                    $ 4,826,539    $  6,139,271
     Allowance recorded on interest receivables            684,119         868,181
     Recovery of prior losses                                    -               -
     Reduction in allowance for interest receivable     (1,582,478)     (2,180,913)
                                                       -----------    ------------
     Balance at end of period                          $ 3,928,180    $  4,826,539
                                                       ===========    ============

     (A) Arrowtree's Specific Loan accrual rate is equal to the principal payments Arrowtree makes on its first lien mortgage.

     The Partnership periodically reviews the amount of reserves which are necessary on both its mortgages and interest receivables. Previously, the process of reviewing the amount of reserves was based on the current market value of each Affiliated Borrower's asset holdings and where the Partnership stands in relation to the Affiliated Borrower's other creditors. Effective January 1, 1995, the Partnership adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS #114). SFAS #114 required the

     Partnership to evaluate its mortgage notes for impairment based on a measurement of the present value of expected future cash flows, the loans observable market price, or the fair value of the loans collateral if the loan is collateral dependent. In accordance with SFAS #114, the Partnership obtained a third-party appraisal of its mortgages and interest receivables which estimated values of the Partnership's mortgages and interest receivables ranging from $1,275,000 - $1,600,000, exclusive of amounts received in connection with the Arrowtree refinancing (see Note
     8). The accompanying financial statements reflect the results of the receivables appraised values at December 31, 1995, and is based on the upper end of the valuation range.

     The resulting appraised valuations were based on the discounted cash flow analysis' of the underlying properties (discounted at 12%) assuming a five-year holding period with a sale occurring at the end of the fifth year. The total discounted cash flows were further discounted (at 50%-60%) to compensate for the risk associated with owning a minority non-controlling equity interest which the Partnership is deemed to possess as a lender to each of the Affiliated Borrowers.

     For the years ended December 31, 1995 and 1994, respectively, the Partnership reversed bad debt reserves totaling $1,653,386 and $1,923,618. The amounts reversed during 1995 were primarily based on interest payments received during the year on previously reserved amounts and the expected principal payments to be received in connection with the Arrowtree refinancing discussed in Note 8. The amounts reversed during 1994 were based upon management's process of reviewing the necessary reserves as discussed above and resulted from the increased values of the properties that collateralized the mortgage notes at that time. There was no change in the reserve during 1993.

     On November 1, 1995, Midtree Associates, Ltd. ("Midtree") refinanced the Midtree apartments' mortgages. The first lien mortgage in place prior to the refinancing had an original maturity date of August 1, 1995, but was extended to allow Midtree time to secure the refinancing proceeds. As part of the overall refinancing, the property was transferred to Phoenix Square Associates, Ltd. ("New Midtree"), with Midtree retaining a 99% interest in New Midtree. The property was refinanced with a new $4.2 million first lien which accrues interest at 8.1% through maturity on November 1, 2002. Monthly principal and interest payments are based on a 30-year amortization schedule. As a condition of the refinancing, the Partnership was required to release its second lien position and retain an unsecured loan from Midtree for the remaining balance on Midtree's Specific Loan. The remaining balance on the Midtree Specific Loan has the same economic and payment terms as prior to the refinancing. The Partnership believes it was in its best interest to agree to release its second lien position pursuant to the refinancing. By doing so, Midtree was able to avoid foreclosure on its underlying property from the original first lien holder and reduce the interest rate on the first lien from 12%.

     Hall Seven Trails Associates ("Arrowtree") completed an agreement with Prudential Insurance Company ("Prudential") in 1994 regarding restructuring its first lien encumbrance on which Arrowtree had been in default since March 1, 1989. The agreement with Prudential required Arrowtree to raise $345,000 in cash and funding commitments (the "New Capital") to fund a capital improvement escrow account, pay the lender's administrative costs, and to bring debt service current under its new terms. Arrowtree issued a capital call to equity investors and raised approximately $171,000 of the New Capital. The Partnership loaned Arrowtree $181,000 ("Arrowtree Reorganization Advance") with such funds being used by Arrowtree as part of the New Capital. The Arrowtree Reorganization Advance accrues interest at 10% compounded monthly beginning January 1, 1994. Interest and principal on the Arrowtree Reorganization Advance was deferred and reserved, respectively, in 1994. Pursuant to the Partnership's analysis of the collectibility of receivables from the Affiliated Borrowers, a portion of this reserve was reversed in 1995. In 1994, the Partnership modified its Specific Loan from Arrowtree to agree with various modifications called for as part of the agreement with Prudential and in the Arrowtree plan of reorganization (the "1994 Arrowtree Modification"). The 1994 Arrowtree Modification provided that repayment of the principal portion of Arrowtree's Specific Loan and the repayment of the Arrowtree Reorganization Advance and its related accrued interest is subordinate to Prudential receiving their entire first lien and related accrued interest. The interest portion of Arrowtree's Specific Loan, in addition to being subordinate to Prudential, is also subordinate to the repayment of all the New Capital contributed by equity investors plus a 10% annual preference on such funds. The Partnership believes it was in its best interest to have consented to the 1994 modification of the first lien, to have consented to the 1994 Arrowtree Modification, and to make the Arrowtree Reorganization Advance. As a result of these events, the Partnership was able to retain its second lien on the property since the first lien was not assumable by the Partnership and the Partnership did not have the capability of paying off the first lien. As of December 31, 1995, the Arrowtree Reorganization Advance was secured by the Partnership's second lien on the property.

     A plan of reorganization (the "Plan") for Hall Brambletree Associates ("Brambletree") was confirmed on May 19, 1993. According to the Plan, the principal and interest of $2,037,324 due to the Partnership on its mortgage note receivable will bear interest at 7% per annum beginning January 1, 1993. Property cash flow and sale and refinance proceeds will be allocated first to the investors who provided additional equity of $250,000 to Brambletree as part of the Plan (the "Participating Investors"), plus a 12% annual preference, then 50% to the Participating Investors and 50% to Hall Financial Group, Inc. ("HFGI") and the Partnership to be shared pro rata until HFGI and the Partnership are paid in full, and then 100% to the Participating Investors.

     The Partnership, Hall Buckingham Associates ("Buckingham"), and Buckingham's senior mortgage holder signed an agreement on July 15, 1993 wherein the Partnership released Buckingham of its mortgage note receivable in return for consideration of $75,000. The Partnership recognized a $75,000 gain on debt settlement in 1993 since the Buckingham mortgage note had been fully reserved in prior periods.

     Fawntree Associates, Ltd. ("Fawntree"), an Affiliated Borrower, was sold for $6,400,000 on June 15, 1995. After the satisfaction of all claims having priority over the Partnership, Fawntree distributed $582,682 to the Partnership per the terms on the Fawntree Specific Loan. The Partnership had previously reserved the entire amount of the Fawntree Specific Loan. As a result of the sale of the property in 1995 and related payment to the Partnership, the Partnership reversed the reserve related to the repayment and wrote off the remaining accrued but unpaid interest of $397,408 and principal balance of $550,000 against the related reserves. In February 1995, three of the Affiliated Borrowers entered into a transaction with affiliates of NHP, Inc., Paine Webber and HFGI whereby the properties were transferred to separate limited partnerships (the "New LPs") by the respective Affiliated Borrower (the "NHP Transaction"). As a result of the NHP Transaction, Lanetree Associates Limited Partnership, Twintree Associates Limited Partnership and Coachtree Associates Limited Partnership ("NHP Transaction Partnerships") each hold a limited partnership interest in its respective New LP in which affiliates of NHP, Inc. and Paine Webber are general partners. As part of the NHP Transaction, the senior mortgage for each property involved in the NHP Transaction was paid in full. In addition, as part of the NHP Transaction, each NHP Transaction Partnership received cash at closing, and is entitled to a defined priority equity amount in the New LPs (the "Preferred Equity") and an annual return on the Preferred Equity of 6% per annum provided that all of the New LPs have been paid in full at the end of each calendar quarter ("Operational Participation Proceeds"). In the event all of the New LPs have not been paid in full for Operational Participation Proceeds at the end of each calendar quarter, the annual return on the Preferred Equity in calculating Operational Participation Proceeds increases to 9% per annum (hereafter referred to as a "Non-Major Default"). In addition to Operational Participation Proceeds, each NHP Transaction Partnership is entitled to a priority return of the Preferred Equity and any accrued and unpaid Operational Participation Proceeds upon refinancing or sale of the properties over other equity classes and a 20% participation in net proceeds available from sale or refinancing after payment of the Preferred Equity and any accrued and unpaid Operational Participation Proceeds ("Sale or Refinancing Participation Proceeds"). Lanetree Associates Limited Partnership distributed $569,419 to the Partnership in March 1995 in partial payment of its loan obligation to the Partnership from proceeds it received at closing of the NHP Transaction. There were not sufficient proceeds at closing (after the payment of priority repayments) to distribute funds to the Partnership from Coachtree Associates Limited Partnership or Twintree Associates Limited Partnership. However, the NHP Transaction Partnerships remain obligated to the Partnership pursuant to each partnership's Bankruptcy Plan. The terms of the Preferred Equity held by the NHP Transaction Partnerships provided that defined amounts be paid not later than December 10, 2000. NHP, Inc. has the option to pay the Preferred Equity amounts due the NHP Transaction Partnerships at an earlier date at a discounted amount. If NHP, Inc. exercises its option within twenty-one months of the original transaction date, or November 7, 1996, it would result in the following estimated payments, excluding Sale or Refinancing Participation Proceeds and assuming a Non-Major Default has not occurred, to the Partnership from each of the NHP Transaction Partnerships:

                Coachtree                      $   177,960
                Lanetree                       $ 1,167,626
                Twintree                       $   381,815

     The amounts the Partnership would receive on December 10, 2000, excluding Sale or Refinancing Participation Proceeds and assuming a Non-Major Default has not occurred, is estimated to be:

                Coachtree                      $   334,743
                Lanetree                       $ 1,167,626
                Twintree                       $   561,409

     As of April 8, 1996, a Non-Major Default had occurred in the NHP
     Transaction.

(4)  TRANSACTIONS WITH AFFILIATES:

     Loan origination fees of $12,396, $17,928 and $42,183 were recognized in 1995, 1994 and 1993, respectively. In 1995, pursuant to the Partnership's analysis of the collectibility of receivables from the Affiliated Borrowers, interest income of $128,670 was recognized on the Specific Loan from Lanetree Associates Limited Partnership. No interest income was recognized on Specific Loans in 1994 or 1993. The interest income is net of deferred interest of $673,397, $849,228, and $971,098 on non-performing mortgage notes receivable in 1995, 1994 and 1993, respectively.

     The General Partner, the Managing General Partner and the Affiliated Borrowers are all affiliates of HFGI whose majority shareholder is Mr. Craig Hall. As is more fully discussed in the Partnership's Annual Report on Form 10-K, Part II, Item 7, certain of the limited partnerships affiliated with HFGI have experienced cash flow deficits due primarily to overbuilding and poor economic conditions in the market areas in which they operate. Certain of these cash flow deficits have been and are being funded by HFGI. HFGI may be unwilling or unable to provide additional cash deficit funding to the Affiliated Borrowers and there can be no assurance such funding will be available from other sources.

(5)  DISTRIBUTIONS TO PARTNERS:

     During the year ended December 31, 1994, distributions of $2,083 (of which $1,367 had been previously accrued) were paid to the General Partner. No distributions were made in 1995 or 1993. Such distributions were made in accordance with the partnership agreement which requires quarterly distributions of Partnership distributable cash flow, as defined.

(6)  FAIR VALUE OF FINANCIAL INSTRUMENTS;

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires the Partnership to disclose the estimated fair values of its financial instruments.

     The carrying amount of the Partnership's cash and cash equivalents approximates its fair value due to the short maturity of these instruments. The Partnership's mortgage note receivables and accrued interest receivables have been recorded at their estimated fair value based upon an independent third-party appraisal (see Note 3).

(7)  INVESTMENT ACT OF 1940:

     The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. In February 1996, the Partnership's attorneys advised the Partnership that the release of the second lien positions on certain of the loan receivables could cause the Partnership to be treated as an investment company under the 1940 Investment Company Act (the "1940 Act") by the Securities and Exchange Commission. The Partnership cannot become an investment company under the 1940 Act because it is in conflict with its partnership agreement and the purpose of the original offering. The Partnership, however, is in the process of applying for a "no action" letter from the Securities and Exchange Commission based on the position that the 1940 Act provides for an exemption for companies not to be considered investment companies if they adopt a plan of liquidation. In the original offering, it was anticipated that when the loans were repaid, the funds would be distributed back to the unit holders rather than being allowed to be reinvested. Therefore, based upon the Partnership's original partnership documents, the intent was to have a liquidating fund after all the initial loans were made. In order to adopt a liquidating plan, a proxy will be sent to each unit holder for their vote. Under the liquidation plan proxy, the unit holders will be asked to choose one of two alternatives. A majority vote (over 50%) for either alternative will determine the treatment of all unit holders.

     The first alternative would be an immediate liquidation of the Partnership based on a sale of all the loans receivable to HFGI for $1.6 million. This amount was determined by taking the highest range of value as determined by an independent third party appraisal. The proceeds from the sale of the loans receivable plus the cash on hand will then be distributed to the unit holders based upon their percentage interest. The Partnership would then be dissolved.

     The second alternative is to make a distribution to the unit holders from current funds available and to collect whatever additional loan proceeds are realized over a five year period of time. Any Partnership loan receivables which are still outstanding at the end of the five years will be appraised by an independent third party appraiser and the Partnership will then offer for sale the remaining loan receivables from the Partnership at such appraised value. The proceeds from the sale of the loans at the end of five years, as well as any remaining cash on hand will then be distributed pro rata to the unit holders of the Partnership and the Partnership will be terminated.

     Management expects a proxy statement will be sent out within 90 days from March 31, 1996 to all unit holders, as well as a request for a no action letter from the Securities and Exchange Commission.

     The accompanying financial statements have not been prepared on the liquidation basis of accounting, as it is not determinable if an immediate liquidation of the Partnership will be required. This uncertainty raises substantial doubt about the Partnership's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(8)  SUBSEQUENT EVENTS:

     In January 1996, Northtree Associates Limited Partnership ("Candlewick") refinanced the Candlewick apartments' mortgages. The property was refinanced with a new $5.0 million first lien mortgage which accrues interest at 7.58% with principal and interest payments due monthly based on a 22-year amortization schedule through maturity on February 1, 2003. As a condition of the refinancing agreement, the Partnership was required to release its second lien position and retain an unsecured loan from Candlewick for the remaining balance on Candlewick's Specific Loan. The remaining balance on the Candlewick Specific Loan has the same economic terms as prior to the refinancing. The Partnership believes it was in its best interest to release its second lien position to allow the refinancing to be consummated, thereby decreasing Candlewick's first lien mortgage interest rate and extending the maturity date.

     In January 1996, the Arrowtree apartments' mortgages were refinanced. As part of the overall refinancing, the property was transferred to Arrowtree Properties, Ltd. ("New Arrowtree"), with Arrowtree retaining a 99% interest in New Arrowtree. The property was refinanced with a new $2.75 million first lien mortgage which accrues interest at 7.57% with principal and interest payments due monthly. The refinancing allowed Arrowtree to repay the Partnership in full the principal and accrued interest on the Arrowtree Reorganization Advance and to make a partial payment of approximately $913,000 on Arrowtree's Specific Loan. As a condition of the refinancing agreement, however, the Partnership was required to release its second lien position and retain an unsecured loan from Arrowtree for the remaining balance on Arrowtree's Specific Loan. The remaining balance on the Arrowtree Specific Loan has the same economic and payment terms as prior to the refinancing.

                                                  HALL INSTITUTIONAL MORTGAGE FUND                                      Schedule XII



                                                   Mortgage Loans on Real Estate                                         Principal

                                                                                                                           Amount

                                                         December 31, 1995                                                of Loans

                                                                                                                         Subject to

                                                                                                     Face     Carrying   Delinquent

                                                                                                   Amount of  Amount of Principal or

  Description     Interest Rate    Maturity Date  Periodic Payment Terms      Prior Liens          Mortgages  Mortgages   Interest
------------------------------------------------------------------------------------------------------------------------------------
Subordinate

 Notes on Apartment

 Complexes in

 New Mexico:

Hall Lantree     8% compounded     December 10,   Interest payments will                (A)      $  620,000   $  620,000  $    -
 Associates      annually          2000           be made to the Partnership
                                                  as funds are available
                                                  pursuant to the NHP
                                                  Transaction described
                                                  in Note 3.


Hall Midtree     8% compounded     November 1,    No interest payments will    First lien note      410,000      410,000       -
 Associates      annually          2002           be made to the Partnership   of $4,200,000
                                                  until such time as accrued   to Secore Financial
                                                  but unpaid interest on the   Corporation bearing
                                                  first lien is paid.  A       interest at 8.1%
                                                  balloon payment of the       per annum until the
                                                  entire principal balance     maturity date of
                                                  plus accrued but unpaid      November 1, 2002
                                                  interest is due at maturity.

Hall Coachtree   8% compounded     December 10,   Interest payments will be             (A)         615,000      615,000       -
Associates       annually          2000           made to the Partnership as
                                                  funds are available pursuant
                                                  to the NHP Transaction de-
                                                  scribed in Note 3.

Hall Northtree   8% compounded     January 1,     No interest payments will    First lien note      460,000      460,000       -
Associates-      annually          1999           be made to the Partnership   of $4,300,000
Candlewick                                        until such time as accrued   to AEtna Life
Apartments                                        but unpaid interest on       Insurance Company
                                                  the first lien is paid.      bearing interest
                                                  A balloon payment of the     at 12% per annum
                                                  entire principal balance     through February
                                                  plus accrued but unpaid      1, 1992 and 11%
                                                  interest is due at maturity. thereafter until
                                                                               maturity, January
                                                                               1, 1999.

Hall Twintree    8% compounded     December 10,   Interest payments will be             (A)         720,000      720,000       -
 Associates      annually          2000           made to the Partnership as
                                                  funds are available pur-
                                                  suant to the NHP Trans-
                                                  action described in Note 3.


                                                                                                 ----------   ----------  ----------
TOTAL NEW MEXICO                                                                                 $2,825,000   $2,825,000  $    -
                                                                                                 ----------   ----------  ----------



Subordinate Notes

 on Apartment

 Complexes in Texas:

Hall Brambletree  7% per annum     November 1,    Principal and interest       First line note   $1,751,000   $1,751,000  $   -
 Associates       as of            1998           payments are subordinate     of $5,910,086
                  January 1, 1993                 to the first lien            to Federal
                                                  interest and principal       National Mort-
                                                  being paid in full           gage Association
                                                  and Participating            bearing an
                                                  Investors contributions      accrual rate
                                                  plus a 12% annual            ranging from
                                                  annual preference.           9% to 10% and
                                                  (See note 3)                 bearing a pay
                                                                               rate from 7% to
                                                                               9%, maturing at
                                                                               November 1, 1998.


                                                                                                 -----------------------------------
TOTAL TEXAS                                                                                      $1,751,000   $1,751,000  $   -
                                                                                                 -----------------------------------

                                                  HALL INSTITUTIONAL MORTGAGE FUND                                    Schedule XII

                                                   Mortgage Loans on Real Estate

                                                         December 31, 1995

                                                                                                                        Principal
                                                                                                                          Amount
                                                                                                                         of Loans
                                                                                                                        Subject to
                                                                                                   Face     Carrying    Delinquent
                                   Maturity                                                      Amount of  Amount of   Principal
  Description     Interest Rate      Date       Periodic Payment Terms      Prior Liens          Mortgages  Mortgages  of Interest
----------------------------------------------------------------------------------------------------------------------------------
Subordinate
 Notes on
 Apartment
 Complex in
 Michigan:

Hall Seven       Is equal to the   June 15,     The Partnership's mortgage  First lien note of   $  850,000  $  913,683  $    -
 Trails          payment on the    1997         loan principal balance can  $1,527,237 to
 Associates      first lien.                    be paid after the first     Prudential Insur-
 Arrowtree                                      lien and its related        ance Company of
                                                accrued interest is paid.   America bearing
                                                The Partnership's mortgage  interest at 9%
                                                loan accrued interest is    per annum until
                                                subordinate to the items    the maturity
                                                above and to the return of  date of June 15,
                                                Participating Investors     1997.  The lien
                                                Reorganization Capital      was paid in full
                                                plus interest.              subsequent to year
                                                                            end, see Note 8.

                                                                                                 ---------------------------------
TOTAL MICHIGAN                                                                                   $  850,000  $  913,683  $    -
                                                                                                 ---------------------------------
GROSS MORTGAGE LOANS ON REAL ESTATE                                                              $5,426,000  $5,489,683  $    -
                                                                                                 ==========              =========
ALLOWANCE FOR DOUBTFUL RECEIVABLES                                                                           $4,576,000
                                                                                                             ----------
NET MORTGAGE LOANS ON REAL ESTATE                                                                            $  913,683
                                                                                                             ==========


(A) In February 1995, these partnerships entered into a transaction with affiliates of NHP, Inc. and Paine Webber whereby the properties were transferred to separate limited partnerships (the "New Lp's"), by the respective affiliated borrower in exchange for limited partnership interests in the New LP's. As part of this transaction, the senior mortgage for each property was paid in full. In addition, these partnerships are entitled to certain priority payments as discussed further in Item 7.

                        HALL INSTITUTIONAL MORTGAGE FUND

                           DECEMBER 31, 1994 AND 1993

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Hall Institutional Mortgage Fund:

We have audited the accompanying balance sheets of Hall Institutional Mortgage Fund (an Arizona limited partnership) as of December 31, 1994 and 1993, and the related statements of operations, partners' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements and schedule referred to below are the responsibility of the management of Hall Institutional Mortgage Fund. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hall Institutional Mortgage Fund as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule XII is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ Arthur Andersen LLP

Dallas, Texas,
April 15, 1995

                        HALL INSTITUTIONAL MORTGAGE FUND

                                 Balance Sheets

                      December 31, 1994 and 1993 (Note 1)

ASSETS                                                    1994           1993
                                                        ----------     --------
Cash and cash equivalents (Note 2)                      $  204,315     $231,537

Mortgage notes receivable, net of an allowance for
 doubtful receivables of $5,390,770 and $5,976,000
 in 1994 and 1993, respectively (Note 3)                   615,645            -

Accrued interest receivable, net of deferred interest
 and an allowance for doubtful interest receivable
 of $4,807,586 and $6,139,271 in 1994 and
 1993, respectively (Note 3)                             1,488,973            -

Note and interest receivable, net of deferred interest
 of $18,953 and an allowance for doubtful receivable
 of $181,000 in 1994 (Note 3)                                    -      181,000

Deferred charges, net                                        4,350        6,750
                                                        ----------     --------
                                                        $2,313,283     $419,287
                                                        ==========     ========

LIABILITIES AND PARTNERS' EQUITY

Amounts due to affiliates                               $       23     $  1,503

Partner distributions payable (Note 5)                           -        1,367

Deferred revenue (Notes 1 and 4)                            14,734       32,662
                                                        ----------     --------
                                                            14,757       35,532

Partners' equity                                         2,298,526      383,755
                                                        ----------     --------
                                                        $2,313,283     $419,287
                                                        ==========     ========

             The accompanying notes to financial statements are an
                     integral part of these balance sheets.

                        HALL INSTITUTIONAL MORTGAGE FUND

                            STATEMENTS OF OPERATIONS

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992 (NOTE 1)

Revenues:                                   1994          1993          1992
                                         ----------     --------     ---------
Interest (Notes 3 and 4)                 $    8,596     $  8,311     $  13,594
Gain on debt settlement (Note 3)                  -       75,000             -
Loan origination fees (Note 4)               17,928       42,183        24,348
                                         ----------     --------     ---------
                                             26,524      125,494        37,942
                                         ----------     --------     ---------
Expenses:
 Operating                                   32,255       47,928        51,476
 Bad debt expense (reversal) (Note 3)    (1,923,618)           -       702,877
 Amortization                                 2,400        2,400         2,400
                                         ----------     --------     ---------
                                         (1,888,963)      50,328       756,753
                                         ----------     --------     ---------
      Net income (loss)                  $1,915,487     $ 75,166     $(718,811)
                                         ==========     ========     =========

             THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                       INTEGRAL PART OF THESE STATEMENTS.

                        HALL INSTITUTIONAL MORTGAGE FUND

                         STATEMENTS OF PARTNERS' EQUITY

      FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992 (NOTES 1 AND 5)

                                            General    Limited
                                            Partner    Partners      Total
                                            -------   ----------   ----------

Balance, December 31, 1991                  $ 3,484   $1,023,916   $1,027,400

 Net loss                                    (2,438)    (716,373)    (718,811)
                                            -------   ----------   ----------

Balance, December 31, 1992                    1,046      307,543      308,589

 Net income                                     752       74,414       75,166
                                            -------   ----------   ----------

Balance, December 31, 1993                    1,798      381,957      383,755

 Distributions                                 (716)           -         (716)

 Net income                                  19,155    1,896,332    1,915,487
                                            -------   ----------   ----------
Balance, December 31, 1994                  $20,237   $2,278,289   $2,298,526
                                            =======   ==========   ==========

            THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                     INTEGRAL PART OF THESE STATEMENTS.

                        HALL INSTITUTIONAL MORTGAGE FUND

                            STATEMENTS OF CASH FLOWS

         FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992 (NOTE 1)

                                                  1994        1993       1992
                                             -----------    --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Receipt of interest on Specific Loans
    and short-term investments               $     8,596   $   8,311   $ 13,594
  Proceeds from debt settlement                        -      75,000          -
  Distribution paid                               (2,083)          -       (968)
  Payment of operating costs                     (33,735)    (46,425)   (51,017)
                                             -----------   ---------   --------
    Net cash provided by (used in)
      operating activities,
      net of distributions                       (27,222)     36,886    (38,391)
                                             -----------   ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Loans to Affiliated Borrowers                        -    (181,000)         -
                                             -----------   ---------   --------
    Net cash used in financing activities              -    (181,000)         -
                                             -----------   ---------   --------

Net decrease in cash and cash equivalents        (27,222)   (144,114)   (38,391)

Cash and cash equivalents,
  beginning of year                              231,537     375,651    414,042
                                             -----------   ---------   --------
Cash and cash equivalents, end of year       $   204,315   $ 231,537   $375,651
                                             ===========   =========   ========

  RECONCILIATION OF NET INCOME (LOSS) TO
    NET CASH PROVIDED BY (USED IN)
    OPERATING ACTIVITIES:
    Net income (loss)                        $ 1,915,487   $  75,166  $(718,811)
    Adjustments to reconcile net income (loss)
     to net cash used in operating activities:
     Bad debt expense (reversal)              (1,923,618)          -    702,877
     Amortization expense                          2,400       2,400      2,400
     Decrease in partner distributions payable    (1,367)          -       (968)
     Payment of prior year distribution             (716)          -          -
     Amortization of deferred revenue            (17,928)    (42,183)   (24,348)
     Decrease in other assets                          -           -      1,260
     Increase (decrease) in amounts due to
      affiliates                                  (1,480)      1,503       (801)
                                             -----------   ---------   --------
     Net cash provided by (used in) operating
      activities, net of distributions       $   (27,222)  $  36,886  $ (38,391)
                                             ===========   =========  =========

            THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN
                     INTEGRAL PART OF THESE STATEMENTS.

                        HALL INSTITUTIONAL MORTGAGE FUND

                         NOTES TO FINANCIAL STATEMENTS

(1)    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

       Hall Institutional Mortgage Fund, an Arizona limited partnership (the "Partnership"), was formed on October 12, 1984. The general partner of the Partnership is Hall Pension Fund Associates and the general partner of Hall Pension Fund Associates is Hall 1985 Management Associates Limited Partnership (the "Managing General Partner"). The Partnership has invested in subordinated mortgages with affiliated partnerships (the "Affiliated Borrowers") secured primarily by income-producing real estate. The investments were made during 1985, 1986 and 1987 (except for the Arrowtree Loan hereinafter defined). The limited partners in the Partnership are primarily qualified pension, profit sharing and other retirement trusts and plans, commingled trust funds managed by banks for such trusts, government pension and retirement trusts, individual retirement accounts, Keogh plans, certain endowment funds and other institutional investors intended to be exempt from federal income taxation. The Partnership also accepted nontax-exempt investors who desired current taxable income from mortgage investments in real estate.

       REVENUE RECOGNITION -

       Interest income derived from mortgage notes receivable is deferred to the extent the underlying mortgage notes receivable are determined, by the Managing General Partner, to be either partially or completely uncollectible. If in future periods such mortgage notes receivable and related interest are deemed to be collectible, the deferred interest income will be recognized. Deferred interest is classified in the accompanying balance sheets as a reduction in interest receivable.

       INCOME TAXES -

       The Partnership is not subject to federal, state, or local income taxes and, accordingly, none have been provided in the accompanying financial statements. Such taxes are the responsibility of the partners and are, therefore, included in their individual tax returns.

       LOAN ORIGINATION FEE -

       A 3 percent loan origination fee was earned by the Partnership on each participating mortgage loan made. This revenue was initially deferred and is being recognized ratably over the life of the specific related loans.

       AMORTIZATION OF ORGANIZATION COSTS -

       Organization costs are amortized on a straight-line basis over twelve years.

       ALLOCATION OF PROFIT AND LOSS -

       Partnership net profits are allocated 99 percent to the limited partners and 1 percent to the General Partner. Net losses are allocated to the limited partners and General Partner in proportion to the positive balances in their capital accounts. However, all net losses will be allocated to the General Partner if the allocation to the limited partners would result in a negative capital account balance for the limited partners.

       DISTRIBUTIONS OF DISTRIBUTABLE CASH FROM OPERATIONS
        AND SURPLUS FUNDS -

       Distributable cash from operations and surplus funds, as defined, is allocated 99 percent to the limited partners and 1 percent to the General Partner. However, the General Partner, exercising reasonable discretion, may retain in the Partnership all or any part of the funds available for distributions to meet the working capital needs of the Partnership (see Note 2).

(2)    CASH AND CASH EQUIVALENTS:

       Cash and cash equivalents at December 31, 1994 and 1993, consisted of the following:

                                                     1994           1993
                                                   --------      ---------
                Cash                               $ 44,898       $129,214
                Certificates of deposit             159,417        102,323
                                                   --------       --------
                                                   $204,315       $231,537
                                                   ========       ========

       Under the terms of the partnership agreement, the General Partner is required to maintain in the Partnership reasonable cash reserves for working capital and contingencies in an amount of not less than 1% of invested capital, as defined. The Partnership maintained the required working capital reserve at December 31, 1994 and 1993.

(3)    MORTGAGE NOTES RECEIVABLE:

       The Partnership's loans to Affiliated Borrowers are nonrecourse obligations of the Affiliated Borrowers and are secured only by a subordinate lien on the mortgaged real property which is pledged as security. All loans, except a certain amount advanced to Hall 7 Trails Associates, as more fully discussed hereafter (the "Arrowtree Reorganization Advance"), made by the Partnership to the Affiliated Borrowers were subject at the time of origination to the rights and restrictions set out in a specified loan agreement ("Model Loan Agreement") and two specified forms of notes ("Participating Notes"). Such loans are hereafter referred to as "Specific Loans".

       As described hereinafter, all of the Specific Loans set out in the Model Loan Agreement and the Participating Notes have been modified subsequent to their origination. The Specific Loans had an additional interest provision whereby the Affiliated Borrower would pay the Partnership 15% of the amount by which the sales price of the property pledged as security exceeded the original purchase price of such property upon the repayment of the loan or sale of the property, respectively ("Additional Interest"). As a result of a detailed analysis the Partnership performs on the estimated values of the underlying assets relating to and impacting the collectibility of the Specific Loans, as hereafter described, certain amounts of the Specific Loans have been reserved through bad debt provisions. The following table describes the terms and status of outstanding Specific Loans at December 31, 1994:

               Outstanding
                Principal
                  Loan           Property
Borrower         Amount          Location            Pay    Accrue      Status
--------       -----------   ---------------        -----   ------     --------
Arrowtree      $  850,000    Okemos, MI              (A)      (A)      Modified
Brambletree     1,751,000    Garland, TX            0.00%    7.00%     Modified
Twintree          720,000    Albuquerque, NM        0.00%    8.00%     Modified
Midtree           410,000    Albuquerque, NM        0.00%    8.00%     Modified
Fawntree          550,000    Albuquerque, NM        0.00%    8.00%     Modified
Lanetree          620,000    Albuquerque, NM        0.00%    8.00%     Modified
Candlewick        460,000    Albuquerque, NM        0.00%    8.00%     Modified
Coachtree         615,000    Albuquerque, NM        0.00%    8.00%     Modified
               ----------
               $5,976,000
               ==========

       (A) Arrowtree's Specific Loan accrual rate is equal to the principal payments Arrowtree makes on its first lien mortgage.

       None of the six Affiliated Borrowers located in New Mexico (the "New Mexico Affiliated Borrowers") have made required interest payments since February 1988. In February 1992, the New Mexico Affiliated Borrowers filed for protection under Chapter 11 of the Federal Bankruptcy Code in the Northern District of Texas. In December 1992, a plan of reorganization was confirmed for the New Mexico Affiliated Borrowers. The plan of reorganization for the New Mexico Affiliated Borrowers modified the Participating Notes owed to the Partnership as follows: (1) interest will accrue at the rate of 8% per annum until repayment but no payments are due until a sale or refinancing; (2) upon the sale or refinancing cash proceeds will be paid in the following priority: (a) to repay any amount owing on the first lien mortgage ("Senior Mortgage") on each property; (b) repay capital contributions made by the limited partners of the New Mexico Affiliated Borrowers which were made pursuant to the plan of reorganization plus a 12% preferential return; and (c) 50% to the New Mexico Affiliated Borrower's limited partners and 50% split pro-rata to the Partnership and Hall Financial Group, Inc. ("HFGI"), an affiliate of the General Partner, to the extent each party has outstanding loans.

       Hall 7 Trails Associates ("Arrowtree") completed an agreement with Prudential Insurance Company ("Prudential") in 1994 regarding the restructure of the first lien encumbrance on which

       Arrowtree had been in default since March 1, 1989. The agreement with Prudential required Arrowtree to raise $345,000 in cash and funding commitments (the "New Capital") to fund a capital improvement escrow account, pay the lender's administrative costs, and to bring debt service current under its new terms. Arrowtree issued a capital call to equity investors and raised approximately $171,000 of the New Capital. The Partnership loaned Arrowtree $181,000 ("Arrowtree Loan") with such funds being used by Arrowtree as part of the New Capital. The Arrowtree Loan accrues interest at 10% compounded monthly beginning January 1, 1994. Interest and principal on the Arrowtree Loan was deferred and reserved, respectively, in 1994. The Partnership modified its Specific Loan from Arrowtree to agree with various modifications called for as part of the agreement with Prudential and in the Arrowtree plan of reorganization. Repayment of the principal portion of Arrowtree's Specific Loan and the repayment of the Arrowtree Loan and its related accrued interest is subordinate to Prudential receiving their entire first lien and related accrued interest. The interest portion of Arrowtree's Specific Loan, in addition to being subordinate to Prudential, is also subordinate to the repayment of all the New Capital contributed by equity investors plus a 10% annual preference on such funds. The Partnership believes it was in it's best interest to have consented to the modification of the first lien, to have consented to the modification of its second lien, and to loan additional monies to Arrowtree. As a result of these events, the Partnership was able to retain it's second lien on the property since the first lien is not assumable by the Partnership and the Partnership did not have the capability of paying off the first lien. The Arrowtree Loan is secured by the Partnership's second lien on the property.

       A plan of reorganization (the "Plan") for Brambletree was confirmed on May 19, 1993. According to the Plan, the principal and interest of $2,037,324 due to the Partnership on its mortgage note receivable will bear interest at 7% per annum beginning January 1, 1993. Property cash flow, sale and refinance proceeds will be allocated first to the investors who provided additional equity of $250,000 to Brambletree as part of the Plan (the "Participating Investors"), plus a 12% annual preference, then 50% to the Participating Investors and 50% to HFGI and the Partnership to be shared pro rata until HFGI and the Partnership are paid in full, and then 100% to the Participating Investors.

       The Partnership, Hall Buckingham Associates ("Buckingham"), and Buckingham's senior mortgage holder signed an agreement on July 15, 1993. Per the agreement, the Partnership released Buckingham of its mortgage note receivable in return for consideration of $75,000. The Partnership recognized a $75,000 gain on debt settlement in 1993 since the Buckingham mortgage note had been fully reserved in prior periods.

       At December 31, 1992 the Partnership fully reserved all the Specific Loans based on an analysis as to the collectibility of these loans. As a result, a provision for doubtful mortgage notes receivable and accrued interest receivable of $702,877 was recorded in 1992. The Partnership updated its analysis on the collectibility of the Specific Loans on December 31, 1994 and as a result of the Subsequent Event described in
       Note 6, reversed $2,104,618 of the allowances for doubtful receivables and interest.

(4)    TRANSACTIONS WITH AFFILIATES.

       Loan origination fees of $17,928, $42,183 and $24,348 were recognized in 1994, 1993 and 1992, respectively. Only cash received from the Affiliated Borrowers for interest payments on the Specific Loans is recognized as income. No interest income on Specific Loans from Affiliated Borrowers was recognized in 1994, 1993 or 1992. The interest income is net of deferred interest of $849,228, $971,098, and $1,398,801 on nonperforming mortgage notes receivable in 1994, 1993 and 1992, respectively. Additionally, the Partnership reversed $691,940 of deferred interest against the related accrued interest receivable to comply with the Arrowtree restructure of its first lien.

       The General Partner, the Managing General Partner and the Affiliated Borrowers are all affiliates of HFGI whose majority shareholder is Mr. Craig Hall. As is more fully discussed in the Partnership's Annual Report on Form 10-K, Part II, Item 7, a significant number of the limited partnerships affiliated with HFGI have experienced cash flow deficits due primarily to overbuilding and poor economic conditions in the market areas in which they operate. Certain of these cash flow deficits have been and are being funded by HFGI. HFGI may be unwilling or unable to provide additional cash deficit funding to the Affiliated Borrowers and there can be no assurance such funding will be available from other sources.

(5)    DISTRIBUTIONS TO PARTNERS:

       During the years ended December 31, 1994 and 1992, distributions of $2,083 (of which $1,367 had been previously accrued) and $968, respectively, were paid to the general partner. No distributions were made in 1993. Such distributions were made in accordance with the partnership agreement which requires quarterly distributions of Partnership distributable cash flow, as defined. It is anticipated there will be some distributions from operations in 1995 as a result of the Subsequent Event herein after described (see Note 6).

(6)    SUBSEQUENT EVENT:

       In February 1995, three of the New Mexico Affiliated Partnerships entered into a transaction with affiliates of NHP, Inc. and Paine Webber whereby the properties were transferred to separate limited partnerships (the "New LP's") by the respective Affiliated Borrower. As a result of this transaction, Lanetree Associates Limited Partnership, Twintree Associates Limited Partnership and Coachtree Associates Limited Partnership ("NHP Transaction Partnerships") each hold a limited partnership interest in its respective New LP in which affiliates of NHP, Inc. and Paine Webber are general partners. As part of the transaction, the senior mortgage for each property involved in the transaction was paid in full. In addition, as part of the transaction, each NHP Transaction Partnership received cash at closing, and is entitled to a defined priority equity amount in the New LP's (the "Preferred Equity"), a 6% annual return on the Preferred Equity, a 20% participation in net proceeds available after payment of expenses and the 6% annual return on the Preferred Equity ("Participation Proceeds"), and a priority return of the Preferred Equity upon refinancing or sale of the properties over other equity classes. Lanetree Associates Limited Partnership distributed $569,419 to the Partnership in March 1995 in partial payment of its loan obligation to the Partnership from proceeds it received at closing of the transaction. There were not sufficient proceeds at closing (after the payment of priority repayments) to distribute funds to the Partnership from Coachtree Associates Limited Partnership or Twintree

       Associates Limited Partnership. However, the NHP Transaction Partnerships remain obligated to the Partnership pursuant to each partnership's Bankruptcy Plan. The terms of the Preferred Equity held by the NHP Transaction Partnerships provide that defined amounts be paid not later than December 10, 2000. NHP, Inc. has the option to pay the Preferred Equity amounts due the NHP Transaction Partnerships at an earlier date at a discounted amount. If NHP, Inc. exercises its option within six months, it would result in the following estimated payments to the Partnership from each of the NHP Transaction Partnerships:

                           Coachtree         $180,937
                           Lanetree        $1,057,915
                           Twintree          $278,827

       If it is exercised within twenty-one months, payments would be:

                           Coachtree         $291,902
                           Lanetree        $1,096,747
                           Twintree          $394,639

       The amounts the Partnership would receive on December 10, 2000, excluding any Participation Proceeds, is estimated to be:

                           Coachtree         $871,539
                           Lanetree        $1,096,747
                           Twintree          $912,103

                                     ANNEX A

                                     ANNEX A

March 20, 1996

Hall Financial Group
750 North St. Paul, Suite 200
Dallas, Texas 75201

Attention: Mr. Larry Levey

Reference: Valuation of the Loans Receivable Interest in Hall Institutional Mortgage Fund

Gentlemen:

Bryan E. Humphries & Associates performed narrative "As Is" market value appraisals on seven apartment complexes in early 1995. The cash flows contained within the appraisals will be used to facilitate the estimation of the market value of Hall Institutional Mortgage Fund (HIMF) loan receivable interest in the seven properties. The analysis of this letter will estimate the market value of HIMF's loan receivables as of 2/1/96. The valuations will use cash flow analysis presented in 1995 appraisals of the seven properties.

The following chart lists the properties, appraisal date and appraised "As Is" Market Value.

Hall Financial Group
March 20, 1996
Page 2

================================================================================================================================
                                                                                        APPRAISAL                    "AS IS"
                  APARTMENT                         NO. UNITS            AGE              DATE                     MARKET VALUE
--------------------------------------------------------------------------------------------------------------------------------
1.   Arrowtree                                         114               1972           02/20/95                    $3,300,000
     4568 Blackstone
     Okemos, Michigan
--------------------------------------------------------------------------------------------------------------------------------
2.   Brambletree                                       236               1983           02/02/95                    $6,500,000
     1802 Apollo Road
     Garland, Texas
--------------------------------------------------------------------------------------------------------------------------------
3.   Phoenix Square (Midtree)                          122               1976           01/27/95                    $5,200,000
     7000 Phoenix Avenue, NE
     Albuquerque, New Mexico
--------------------------------------------------------------------------------------------------------------------------------
4.   Candlewick (Northtree)                            184               1978           01/27/95                    $6,300,000
     3011 Jane Place, NE
     Albuquerque, New Mexico
--------------------------------------------------------------------------------------------------------------------------------
5.   The Lakes (Lanetree)                              298               1979           01/31/95                   $11,800,000
     4800 San Mateo Lane, NE
     Albuquerque, New Mexico
--------------------------------------------------------------------------------------------------------------------------------
6.   Los Altos Towers (Twintree)                       185               1978           01/30/95                    $7,600,000
     9125 Copper Avenue, NE
     Albuquerque, New Mexico
--------------------------------------------------------------------------------------------------------------------------------
7.   The Villa (Coachtree)                             195               1969           01/27/95                    $6,800,000
     1111 Cardenas Drive, SE
     Albuquerque, New Mexico
================================================================================================================================

HIMF is basically a lender to all seven properties. As a lender, HIMF has a minority equity interest and no management control of the property. Partial interest similar to HIMF are typically discounted to compensate for the risk associated with a minority position and lack of management control.

Various professional articles have been written on valuing partial interests which indicate discounts up to 50% and more for various partial interest situations. Of the articles researched regarding valuation of partial interest, one article surveyed firms which purchase partnership interest. Please note chart on the following page.

The valuation within this letter deals with the loan receivable interest of HIMF, however, the interest more closely parallels a partial partnership interest than traditional mortgage loan in which the property is security for the loan and a specific constant payment stream is predetermined. The HIMF loans have no security and the payments are based upon a priority system. Thus, the loans are treated much the same as a participation or partial partnership interest. For this reason, our analysis will focus on analyzing the appropriate discounted of

Hall Financial Group
March 20, 1996
Page 3

partial partnership interests. The type of methodology used in valuing partial partnership interest in deemed consistent with a valuation of HIMF loans receivable interest.

===========================================================================================================================
                            SUMMARY OF TRANSACTION TYPES PURCHASED BY FIVE INDUSTRIAL FIRMS(1)
---------------------------------------------------------------------------------------------------------------------------
                                                                      TRANSACTION TYPES PURCHASED
---------------------------------------------------------------------------------------------------------------------------
                                                   PUBLIC           DISCOUNT*           PRIVATE            DISCOUNT
---------------------------------------------------------------------------------------------------------------------------
Liquidity Fund                                      Yes              20%-30%              Yes               20%-50%
Emeryville, California
---------------------------------------------------------------------------------------------------------------------------
Partnership Securities Exchange                     Yes              20%-30%              Yes               30%-45%
Oakland, California
---------------------------------------------------------------------------------------------------------------------------
MacKenzie Securities                                Yes              20%-45%              Yes               30%-50%
San Francisco, California
---------------------------------------------------------------------------------------------------------------------------
Equity Resources                                     No                                   Yes               30%-40%
Cambridge, Massachusetts
---------------------------------------------------------------------------------------------------------------------------
Realty Repurchase                                   Yes              17%-26%               No
San Francisco, California
---------------------------------------------------------------------------------------------------------------------------
*These ranges are approximate.  The exact rate depends on each particular partnership.
===========================================================================================================================

The ranges of the chart are primarily dependent upon location quality, operational cash flow, partnership history and investment type. Items which had less of a significant impact were future appreciation and property size. Another significant variable affecting the discount was the partnership age. The older the partnership indicated typically greater stability and a better operating history, resulting in a smaller discount.(2)

Another way of determining discounts for fractional interest is by examining minority interest discounts for REITS and real estate operating companies. This is accomplished by comparing the appraised value of the assets owned to the company's market value based on its stock price.(3) For the period 1982 through 1987 the discount for operating companies ranged from +/-20% to 30% while the discount for REITS ranged from +/-10% to 20%. The discount was greater in poor real estate market years when the perceived risk in holding real estate was the greatest. The discount for the REITS was lower than operating companies because the majority of the cash flow is paid to the shareholders, thus, they control how this cash is used.(4)

In 1971, the SEC published the Institutional Investor Study Report. This study compared the price of Rule 144 stock with prices of unrestricted stock transactions for 338 transactions. The SEC study empirically supports the concept of discounts for lack of marketability.(6) However, this study did indicate that large dollar transactions which fell within the top 10% in dollar


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Hall Financial Group
March 20, 1996
Page 4

revenues and earnings and market value indicated the least discount, +/- 5% to 15%.(7) The Subject is considered to fall within such a transaction.

Another source of determining discounts of fractional interest of partnerships is to examine the actual sales of these transactions. When considering the price a buyer would pay for a fractional interest in a limited partnership, it is wise to be aware that buyers are few and far between. The limited partnership secondary market exhibits all of the features of a classic buyer's market. Accordingly, investors typically expect to earn an internal rate of return (IRR) of 20% on each dollar invested in an average-risk, non trophy real estate limited partnership.(8)

The two best sources for recent trade data are Secondary Spectrum, a newsletter that tracks recent trades among approximately 200 of the largest public partnerships, and Investment Advisor magazine.(9) One sampling from these publications shows that the real estate partnership IRRs demanded by buyers in mid-1991 range from 17% for the most stable and conservative partnerships, to 25% for partnerships that generate positive cash flow but are making no cash distributions.

Brad Davidson in his article on fractional partnership interest, constructs a chart separating the various items of risk associated with fractional interest. A percentage based upon his research is also assigned to each, ranging from the perceived least risky partnership interests to the most risky. The chart which follows displays this continuum.

Hall Financial Group
March 20, 1996
Page 5

========================================================================================================================
      FACTORS THAT AFFECT THE
           PARTNERSHIP(10)                   MOST ACTIVE                  NEUTRAL                LEASE ATTRACTIVE
------------------------------------------------------------------------------------------------------------------------
Relative risk of the                             3%                         7%                          10%
partnership's asset(s)
------------------------------------------------------------------------------------------------------------------------
Historical consistency of                        3%                         6%                          9%
earnings
------------------------------------------------------------------------------------------------------------------------
Condition of the                                 2%                         3%                          5%
partnership asset(s)
------------------------------------------------------------------------------------------------------------------------
Partnership market's                             2%                         3%                          4%
growth potential
------------------------------------------------------------------------------------------------------------------------
Portfolio diversification                        1%                         1%                          2%
------------------------------------------------------------------------------------------------------------------------
Strength of the                                  1%                         1%                          2%
partnership's management
------------------------------------------------------------------------------------------------------------------------
FACTORS THAT AFFECT THE FRACTIONAL INTEREST
------------------------------------------------------------------------------------------------------------------------
Magnitude of the                                 2%                         4%                          7%
fractional interest
------------------------------------------------------------------------------------------------------------------------
Liquidity of the interest                        2%                         4%                          6%
------------------------------------------------------------------------------------------------------------------------
Ability to influence                             0%                         1%                          1%
management
------------------------------------------------------------------------------------------------------------------------
Ease of asset analysis                           0%                         0%                          1%
------------------------------------------------------------------------------------------------------------------------
Aggregate discount                               16%                        30%                         47%
========================================================================================================================

Historically, the IRS has been involved in valuing many factional interest partnerships. Obviously, the taxpayer is attempting to reduce tax liability by showing the greatest discount, thus, the results of any IRS survey might indicate a greater discounting than typical.

For IRS cases, the customarily accepted range of a fractional interest discount is approximately 20% to 40%. This range has been sustained in a number of tax court memoranda.(11)

A recently published article by Mark S. Thompson, PhD. sites studies of the secondary market that has arisen for interests in investment partnerships as a basis for estimating partial interest discounts. The 1992 and 1993 studies by Partnership Profiles, Inc. revealed average discounts of 44% and 46%, respectively for public partnership interests. These vehicles typically have unit sizes of $500 to $1,000 and hundreds or thousands of individual investors in each partnership. The article also states that numerous court rulings and IRS testimony have supported discounts of 50% and more from prorated asset values in the valuation of fractional

Hall Financial Group
March 20, 1996
Page 6

holdings. The authors conclude that the two main sources of partial interest price reductions are illiquidity and lack of control.(12)

In April 1995, Bryan E. Humphries and Associates surveyed various local real estate professionals for their opinions on the discount of a partial interest in a partnership that owned a Class A apartment community. Those surveyed included:
Capital Consultants Realty Services, Inc. (Roland Freeman), The Worthing Companies (Stephen Church), Don Cummins (Miller Commercial), Capital Realty Group, Inc. (Bob Lankford) and G.E. Capital (Margaret Pawel) and Brian O'Boyle (O'Boyle Properties). The majority of those surveyed represented a principal's viewpoint.

The majority of the principals surveyed indicated a discount would be required for the purchase of the fractional interest in a property if control of the property were not available. Subjective estimates ranged typically from 80% to 90% of total value would be paid for the partial interest with one respondent indicating the discount could be up to 50%.

Most of the above survey data relates to large investor grade properties or pools of properties. HIMF has a loan receivable interest in seven separate properties located in three different markets. Thus, the risk associated with individual properties is diversified. However, unlike typical ownership interests, proportionate shares of cash flows are not distributed equally to each property. The order or priority of cash flow payments of the properties to HIMF adds considerable risk to the value of the lender interest. This payment structure varies greatly between properties.

Properties #1, #3 and #4 were refinanced in late 1995 - early 1996 with more favorable financing. The funds from refinancing were used to satisfy the original first lien and for Arrowtree any remaining funds went toward HIMF Wrap Equity (P&I) and HIMF Capital (P&I). Due to a high loan to value ratio, property #2 Brambletree was not refinanced. However, due to improving apartment market conditions and favorable financing terms, Brambletree will be assumed to be refinanced in year two of the cash flow.

For properties #1-#4, the HIMF value will be based upon the same cash flow parameters used in the narrative appraisals. The valuation is as of 2/1/96 whereas the appraisal cash flows began used for estimating the first year proforma for each property. The same growth parameters used for the first five years of the cash flow will be applied to the additional year.

Properties #5 - #7 were involved in a transaction completed in February 1995 with affiliates of National Housing partnership, Paine Webber and Hall Financial Group, Inc. wherein the old Hall ownership partnership each transferred their property to a new partnership ("New LP"). Each old Hall Partnership received cash at closing and retained an interest in the corresponding New LP. The old Hall partnership (of which HIMF is a portion) is to receive a preferred return plus 20% of the cash flow after debt service and preferred return. Additionally, the old partnership has the potential to receive a portion or all of its senior equity upon sale at some

Hall Financial Group
March 20, 1996
Page 7

time in the future. As of the date of the narrative appraisals, all of these properties contained total debt relatively close to the estimated values.

The following chart shows this relationship:

==========================================================================================================================
               APARTMENT                                        ESTIMATED VALUE                      TOTAL 1, 2, & 3 LIENS
--------------------------------------------------------------------------------------------------------------------------
Coachtree                                                         $ 6,800,000                             $ 6,439,573
--------------------------------------------------------------------------------------------------------------------------
Lanetree                                                          $11,800,000                             $11,193,025
--------------------------------------------------------------------------------------------------------------------------
Twintree                                                          $ 7,600,000                             $ 8,238,032
==========================================================================================================================

A prudent investor in an upward trending apartment market such as the Subjects would consider a holding period for the properties to maximize the old and new partnership values as the properties' NOI and values increase. Additionally, based upon the priority payments system of each property, the new partnership would realize only limited funds at sale if the property were sold based upon a 1995 value. For properties #5 - #7, the same five-year holding period used in the narrative appraisals' cash flows will be analyzed for the HIMF value. As with properties #1 - #4, to account for the one year differential in valuation, the actual 1995 Profit & Loss Statements will be used in estimating the year one proformas of the cash flows. Similar parameters used in years 2-6 of the appraisal cash flows will be applied in the HIMF Valuation.

The cash flows of each property is further discussed as follows.

Hall Financial Group
March 20, 1996
Page 8

                             #1 ARROWTREE APARTMENTS
             (Please note cash flow analysis following this letter)

1. The discounted cash flow analysis is based upon a five-year holding period with reversion occurring at the end of the fifth year (annual year-end analysis).

2. Rental adjustments to market at lease expiration with no rental increase projected for the first year. A 4% rental increase is projected for years 2 through 6. With little new construction in the area and continued stable employment, continued upward pressure on occupancy and rental rates is anticipated. Based on IREM data, since 1978 rents in the Lansing area have increased at a compounded growth rate of +/- 5% to 6%. For the period 1988 to 1993, IREM indicates rents have increased at a compounded rate of +/- 2.5% to 5%. For our analysis, 4% will be used for years 2-6.

3. First-year vacancy collection loss in the discounted cash flow was projected based upon actual 1995 operating data. Vacancy/collection loss is projected to be 7% also for Years 2 through 6.

4. A deduction of $30,000 will be made for the PW of the environmental O&M Program.

5. First-year operating expenses are based upon actual 1995 data for the Subject. With the exception of management expense, which is calculated as a percentage of annual effective gross income, each operating expense category is projected to increase at an annual rate of 4% during years two through six of the cash flow. IREM data indicates since 1978 expenses in the Lansing area have increased on a compounded basis at 4% to 5%. For the period 1988 to 1993, IREM indicated this compounded growth to be 2% to 4%.

6. The projected sixth-year net income is capitalized at a rate of 11%. This calculation results in the projected reversion sale price at the end of the fifth year. Selling expenses of 3.0% are deducted from the reversion sale price. The reversion rate used in this analysis is based upon 1) overall capitalization rates (net operating income cash equivalent sale price) extracted from recent sales of apartment complexes in the Lansing area, 2) a national real estate investment survey published by Peter F. Korpacz and Associates, and 3) a debt coverage ratio analysis based on data provided by an American Council of Life Insurance survey.

7. The annual cash flows are discounted into present worth over a range of discount rates (10.0% to 14.0%). A Scott Stahl, Burbach Survey indicates a discount rate for apartment complexes of 11% - 13% while the Peter F. Korpacz survey indicates a discount rate of 11.73%.

Hall Financial Group
March 20, 1996
Page 9

Lien Parameters

1.       1st Lien          $2,750,000 note to Paine Webber @ 7.57%, 25-year
                           amortization (PMT $20,447.64 monthly). The note balloons 1/16/2005.


Lien Payment

Upon sale at the end of the fifth year. The first payment from the sale proceeds is the principal balance of Lien #1. Any remaining funds from sale go toward priorities.

Priority Payments

Priority #1                      Capital Call from Investors of $171,875

Priority #2                      HIMF wrap debt deferred of $547,237.

Priority #3                      HFGI advances (P&I) of $120,560.

Priority #4                      Any remaining cash flow is disbursed to the
                                 investors.

Total HIMF Cash Flow             The same discount rate (+/- 12%) deemed
                                 appropriate in our narrative appraisal is
                                 considered appropriate for the PW of
                                 the HIMF payments. Thus, the undiscounted
                                 value of the HIMF Interest is $326,800,
                                 say $325,000.

Discounting

Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control. However, for HIMF to receive any funds requires the property be held for five years based upon the assumptions of the narrative cash flow. Under the Priority payment system described, little funds would be available to HIMF unless the property was held for a period of time and appreciated. Presumption of assumptions in a five-year cash flow adds considerable risk to the Present Value of the HIMF Lender Interest. For our cash flow analysis, the HIMF interest will be discounted 50% to 60% for both scenarios.

Discounted value range of the HIMF Interest in the Arrowtree Apartments is, Say, $130,000 - $165,000.

Hall Financial Group
March 20, 1996
Page 10

                            #2 BRAMBLETREE APARTMENTS
             (Please note cash flow analysis following this letter)

1. The discounted cash flow analysis is based upon a five-year holding period with reversion occurring at the end of the fifth year (annual year-end analysis).

2. Rental adjustments to market at lease expiration with no rental increase projected for the first year. A 4% rental increase is projected for Years 2 through 6. With no new construction in the area and continued job growth in the metroplex, continued upward pressure on occupancy and rental rates is anticipated.

3. First-year vacancy collection loss in the discounted cash flow was projected based upon actual 1995 operating data. Vacancy/collection loss is projected to be 7% also for Years 2 through 6.

4. First-year operating expenses are based upon actual 1995 data for the Subject. A 13-year IREM study in the Dallas area indicates a compounded expense growth rate of 4.62%. With the exception of management expense, which is calculated as a percentage of annual effective gross income, each operating expense category is projected to increase at an annual rate of 4.0% during Years 2 through 6 of the discounted cash flow. A management expense of 5.0% of effective gross income will be applied to the cash flow.

5. The projected sixth-year net income is capitalized at a rate of 10.5%. This calculation results in the projected reversions sale price at the end of the fifth year. Selling expenses of 3.0% are deducted from the reversion sale price. The reversion rate used in this analysis is based upon 1) overall capitalization rates (net operating income cash equivalent sale price) extracted from recent sales of apartment complexes in the Dallas/Fort Worth area, (2) a real estate investment survey published by Peter F. Korpacz and Associates, and (3) a quarterly real estate investment survey published by Newmarket Group.

6. The annual cash flows are discounted into present worth over a range of discount rates (10.0% to 14.0%). The Miller Group Survey data shown earlier in this section indicates a discount rate for apartment complexes of 11.2% while the Peter F. Korpacz survey indicates a discount rate of 11.73%.

Lien Parameters

1.       1st Lien          $7,050,180 10% I.O. due 11/1/98

The described loan is based upon an original principle note amount of $5,910,000 with an annual 10% I.O. payment. This is a cash flow loan where the difference between $7,050,180 and $5,910,000 is deferred interest. As the real estate market improves and cash flow improves, the amount of deferred interest is decreased. Currently, the first lien holder (FNMA) would

Hall Financial Group
March 20, 1996
Page 11

discount the first lien $295,624 if the property were refinanced. FNMA has $134,208 in escrow and the partnership has $175,000 cash available for refinancing. The partnership believes the property could be refinanced at 75% of value at an interest rate of 175 basis points above the seven-year treasury note rate (+/- 7.75%) with a 25-year amortization. For the second year of the cash flow analysis, the property is assumed to be refinanced based upon a value of $7,000,000. Any additional funds required for refinancing funded through a capital call of 66.1% to HMIF and 33.9% to HFGI. Refinancing funds are shown as follows.

         FMNA 1st Lien                                               $ 7,050,180
         First Year Cash Flow Deferred Interest Deduction                -38,278
         FMNA Discount                                                  -295,624
         Escrow                                                         -134,208
         Cash                                                           -175,000
                                                                     -----------
                                                                     $ 6,407,118
         New Loan Amount                                              -5 250 000
                                                                     -----------
         Fund Required for Refinancing, 66.1% HIMF 33.9% HFGI        $ 1,157,118


Lien Payment

Upon sale at the end of the fifth year. The first payment from the sale proceeds is the principal balance of the new loan. Any remaining funds from sale go toward priorities.

Priority Payments

Priority #1                       Repayment 66.1% to HIMF and 33.9% to HFGI
                                  of $1,157,118 required to refinance the FNMA
                                  lien.

Priority #2                       Prorata division of cash flow and reversion of
                                  16.95% to HFGI, 33.05% to HMIF and 50% to
                                  LP/GP.

Total HIMF Cash Flow              The same discount rate (+/- 12%) deemed
                                  appropriate in our narrative appraisal is
                                  considered appropriate for the PW of the
                                  HIMF payments.  Thus, the undiscounted value
                                  of the HIMF Interest is $222,682, say
                                  $225,000.


Discounting

Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control. However, for HIMF to

Hall Financial Group
March 20, 1996
Page 12

receive any funds requires the property be held for five years based upon the assumptions of the narrative cash flow. Under the Priority payment system described, little funds would be available to HIMF unless the property was held for a period of time and appreciated. Presumption of assumptions in a five-year cash flow adds considerable risk to the Present Value of the HIMF Lender Interest. For our cash flow analysis, the HIMF interest will be discounted 50% to 60%.

Discounted value range of the HIMF Interest in the Brambletree Apartments is, Say, $90,000 - $110,000.

                     #3 PHOENIX SQUARE APARTMENTS (MIDTREE)
             (Please note cash flow analysis following this letter)

1. The discounted cash flow analysis is based upon a five-year holding period with reversion occurring at the end of the fifth year (annual year-end analysis).

2. Rental adjustments to market at lease expiration with no rental increase projected for the first year. A 4% rental increase is projected for Years 2 through 6. Although recent increases have been high, new construction should slow the increases somewhat.

3. First-year vacancy collection loss in the discounted cash flow was projected based upon actual 1995 Profit & Loss data. Vacancy collection loss is projected to be 7% also for Years 2 through 6.

4. First-year operating expenses are based upon the projections located earlier in this section. With the exception of management expense, which is calculated as a percentage of annual effective gross income, each operating expense category is projected to increase at an annual rate of 4% during years two through six of the cash flow. The 4% growth is consistent with historical IREM compounded annual expense growth.

5. The projected sixth-year net income is capitalized at a rate of 11.00%. This calculation results in the projected reversion sale price at the end of the fifth year. Selling expenses of 3.0% are deducted from the reversion sale price. The reversion rate used in this analysis is based upon 1) overall capitalization rates (net operating income cash equivalent sale price) extracted from recent sales of apartment complexes in the Albuquerque area, (2) a national real estate investment survey published by Peter F. Korpacz and Associates, and
         (3) real estate investment survey published by Scott Stahl; Burbach and 4) a debt coverage ratio analysis based on data provided by an American Council of Life Insurance survey.

6. The annual cash flows are discounted into present worth over a range of discount rates (10.0% to 14.0%). A Scott Stahl, Burbach Survey indicates a discount rate for apartment complexes of 11% - 13% while the Peter F. Korpacz survey indicates a discount rate of 11.73%.

Hall Financial Group
March 20, 1996
Page 13

Lien Parameters

1.       1st Lien          $4,200,000 Note to Paine Webber @ 8.1%, 30 year
                           amortization (PMT $31,111.40/monthly). The note balloons 11/1/2002.

Lien Payment

Upon sale at the end of the fifth year. The first payment from the sale proceeds is the principal balance of the new loan. Any remaining funds from sale go toward priorities.

Priority Payments

Priority #1                     HFGI post bankruptcy note of $462.

Priority #2                     LP Capital & Preferred of $349,792

Priority #3                     Prorata payment of cash flows and reversion
                                to HFGI (16.7%), HIMF (33.3%) and LP/GP (50%).

Total HIMF Cash Flow            The same discount rate (+/- 12% deemed
                                appropriate in our narrative appraisal is
                                considered appropriate for the PW of the HIMF
                                payments. Thus, the undiscounted value of the
                                HIMF Interest is $416,448, say $415,000.

Discounting

Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control. However, for HIMF to receive any funds requires the property be held for five years based upon the assumptions of the narrative cash flow. Under the Priority payment system described, little funds would be available to HIMF unless the property held for a period of time and appreciated. Presumption of assumptions in a five-year cash flow adds considerable risk to the Present Value of the HIMF Lender Interest. For our cash flow analysis, the HIMF interest will be discounted 50% to 60%.

Discounted value range of the HIMF Interest in the Phoenix Square Apartments is, Say, $165,000 - $210,000.

Hall Financial Group
March 20, 1996
Page 14

                      #4 CANDLEWICK APARTMENTS (NORTHTREE)
             (Please note cash flow analysis following this letter)

1. The discounted cash flow analysis is based upon a five-year holding period with reversion occurring at the end of the fifth year (annual year-end analysis).

2. Rental adjustments to market at lease expiration with no rental increase projected for the first year. A 4% rental increase is projected for Years 2 through 6. With no new construction in the area and continued job growth in the metroplex, continued upward pressure on occupancy and rental rates is anticipated.

3. First-year vacancy collection loss in the discounted cash flow was projected based upon the actual 1995 Profit & Loss Statement for the property. Vacancy/collection loss is projected to be 7% also for Years 2 through 6.

4. First-year operating expenses are based upon the actual 1995 Profit & Loss Statement of the property. With the exception of management expense, which is calculated as a percentage of annual effective gross income, each operating expense category is projected to increase at an annual rate of 4% during years two through six of the cash flow. The 4% growth is consistent with historical IREM compounded annual expense growth.

5. Deferred maintenance in the form of roof repairs will be made in our analysis. For year 1, $75,000 will be deducted, for year 2, $50,000 will be deducted.

6. The projected sixth-year net income is capitalized at a rate of 11.50%. This calculation results in the projected reversions sale price at the end of the fifth year. Selling expenses of 3.0% are deducted from the reversion sale price. The reversion rate used in this analysis is based upon 1) overall capitalization rates (net operating income cash equivalent sale price) extracted from recent sales of apartment complexes in the Albuquerque area, (2) a real estate investment survey published by Peter F. Korpacz and Associates, and (3) real estate investment survey published by Scott Stahl, Barbach and 4) a debt coverage ratio analysis based on data provided by an American Council of Life Insurance survey.

7. The annual cash flows are discounted into present worth over a range or discount rates (10.0% to 14.0%). A Scott Stahl, Burbach Survey indicates a discount rate for apartment complexes of 11% - 13% while the Peter F. Korpacz survey indicates a discount rate of 11.73%.

Lien Parameters

1.       1st Lien          $5,000,000 note to Paine Webber @ 7.58%, 22 year
                           amortization (payment $39,999 monthly). The note balloons 11/19/2003.

Hall Financial Group
March 20, 1996
Page 15

Lien Payment

Upon sale at the end of the fifth year. The first payment from the sale proceeds is the principal balance of the new loan. Any remaining funds from sale go toward priorities.

Priority Payments

Priority #1                          HFGI post petition
                                     Debt of $145,398 plus the cost of a lost
                                     lawsuit of $307,482 total $452,880.

Priority #2                          Prorata share of cash flow and reversion,
                                     50% to HIMF and 50% to LP/GP.

Total HIMF Cash Flow The same discount (+/- 12%) deemed appropriate in our narrative appraisal is considered appropriate for the PW of the HIMF payments. Thus, the undiscounted value of the HIMF Interest is $841,185, say $840,000.

Discounting

Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control. However, for HIMF to receive any funds requires the property be held for five years based upon the assumptions of the narrative cash flow. Under the Priority payment system described, little funds would be available to HIMF unless the property was held for a period of time and appreciated. Presumption of assumptions in a five-year cash flow adds considerable risk to the Present Value of the HIMF Lender Interest. For our cash flow analysis, the HIMF interest will be discounted 50% to 60%.

Discounted value range of the HIMF Interest in the Candlewick Apartments is, Say, $335,000 - $420,000.

                             #5 THE LAKES (LANETREE)
           (Please Note the cash flow analysis following this letter)

Cash Flow Assumption

1. The discounted cash flow analysis of the first scenario is based upon a five year holding period with reversion occurring at the end of the fifth year (annual year-end analysis).

Hall Financial Group
March 20, 1996
Page 16

         The parameters of the cash flow are identical to the one used in the 1st quarter 1995 narrative appraisal. First year proforma closely follows actual 1995 Profit & Loss data.

2. For the cash flow, rental adjustments to market are made at lease expiration with no rental increase projected for the first year. A 4% rental increase is projected for Years 2 through 6.

3. First-year vacancy collection loss in the discounted cash flow is based on actual 1995 Profit & Loss data. Vacancy/collection loss is projected to be 5% also for years 2 through 6.

4. With the exception of management expense, which is calculated as a percentage of annual effective gross income, each operating expense category is projected to increase at an annual rate of 4% during years two through six of the cash flow.

5. The projected sixth-year net income is capitalized at a rate of 11.50% his calculation results in the projected reversion sale price at the end of the fifth year. Selling expenses of 3.0% are deducted from the reversion sale price.

Lien Parameters

1.       1st Lien $9,051,184 @ 8.37% Interest Only

2.       2nd Lien $925,659 @ 9.66% Interest Only

3. 3rd Lien (PW Mortgage) $1,216,186 @ 9.66% Interest only for years 1 and 2, years 3-6 a $58,004 principal reduction in the middle of the year.

4. Senior Equity - a 6% (Preferred Return) interest only payment from cash flow. After all liens are paid, including the 6% (Preferred Return), senior equity is entitled to 20% of the available cash flows. The sum of the 6% Preferred Return and the 20% payment of available cash flow are the funds available to Priority Payments. Total Senior Equity is $3,279,878.

Lien Payment

Upon sale at the end of the fifth year. The first payment from the sales proceeds is for the principal balance of Liens 1, 2 and 3. Any remaining funds from sale go toward the balance of the Senior Equity. The balance paid to Senior Equity becomes a portion of the funds available for priority payments.

Hall Financial Group
March 20, 1996
Page 17

Priority Payments

Priority #2                      No payments


Priority #3                      Prorata payment of HFGI (11%), HMIF (39%)
                                 and LP/GP (50%) of cash flow and reversion over
                                 the holding period up to $2,678,642.

Priority #4                      Payment of remaining $34,147 (1st Scenario) and
                                 $781,398 (2nd Scenario), of cash flow to LP/GP.

Total                            HIMF Cash Flow The same discount rate (+/- 12%)
                                 deemed appropriate in our narrative appraisal is
                                 considered appropriate for the PW of the HIMF
                                 payments. Thus, the undiscounted value of the HIMF
                                 Interest is $688,988, say $690,000.

Discounting

Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the maturity interest does not have management control. However, for HIMF to receive any funds requires the property be held for five years based upon the assumptions of the narrative cash flow. Under the Priority payment system described, little funds would be available to HIMF unless the property was held for a period of time and appreciated. Presumption of assumptions in a five-year cash flow adds considerable risk to the Present Value of the HIMF Lender Interest. For our cash flow analysis, the HIMF interest will be discounted 50% to 60%.

Discounted value range of the HIMF Interest in the Lakes (Lanetree), Say, $275,000 - $345,000.

                         #6 LOS ALTOS TOWERS (TWINTREE)
           (Please note the cash flow analyses following this letter)

Cash Flow Assumption

1. The discounted cash flow analysis of the first scenario is based upon a five year holding period with reversion occurring at the end of the fifth year (annual year-end analysis). The parameters of the cash flow are identical to the one used in the 1st quarter 1995 narrative appraisal. First year proforma closely follows actual 1995 Profit & Loss data.

2. For the cash flow, rental adjustments to market are made at lease expiration with no rental increase projected for the first year. A 4% rental increase is projected for Years 2 through 6.

Hall Financial Group
March 20, 1996
Page 18

3. First-year vacancy collection loss in the discounted cash flow is based on actual 1995 Profit & Loss data. Vacancy/collection loss is projected to be 5% also for years 2 through 6.

4. With the exception of management expense, which is calculated as a percentage of annual effective gross income, each operating expense category is projected to increase at an annual rate of 4% during years two through six of the cash flow.

5. The projected sixth-year net income is capitalized at a rate of 11.50%. This calculation results in the projected reversion sale price at the end of the fifth year. Selling expenses of 3.0% are deducted from the reversion sale price.

Lien Parameters

1.       1st Lien, $5,852,629 @ 8.37% Interest Only

2.       2nd Lien $600,152 @ 9.66% Interest Only

3. 3rd Lien (PW Mortgage) $785,251 @ 9.66% Interest only for years 1 and 2, years 3-6 a $37,452 principal reduction in the middle of the year.

4. Senior Equity - a 6% (Preferred Return) interest only payment from cash flow. After all liens are paid, including the 6% (Preferred Return), senior equity is entitled to 20% of the available cash flows. The sum of the 6% Preferred Return and the 20% payment of available cash flow are the funds available to Priority Payments. Total Senior Equity is $1,403,626.

Lien Payment

Upon sale at the end of the fifth year. The first payment from the sales proceeds is for the principal balance of Liens 1, 2 and 3. Any remaining funds from sale go toward the balance of the Senior Equity. The balance paid to Senior Equity becomes a portion of the funds available for priority payments.

Priority Payments

Priority #2                      Limited partnership capital and preferred
                                 payment of $170,301.

Priority #3                      HFGI payment of $378,265 for post position
                                 debt and deferred commission of $185,734.

Hall Financial Group
March 20, 1996
Page 19

Priority #4                      Prorata payment of HFGI (10%), HIMF (40%)
                                 and LP/GP (50%) of cash flow and reversion over
                                 the holding period up to $4,694,818.

Total HIMF Cash Flow             The same discount rate (+/- 12%) deemed appropriate
                                 in our narrative appraisal is considered appropriate
                                 for the PW of the HIMF payments. Thus, the
                                 undiscounted value of the HIMF Interest is $363,771,
                                 say $365,000.

Discounting

Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control. However, for HIMF to receive any funds requires the property be held for five years based upon the assumptions of the narrative cash flow. Under the Priority payment system described, little funds would be available to HIMF unless the property was held for a period of time and appreciated. Presumption of assumptions in a five-year cash flow adds considerable risk to the Present Value of the HIMF Lender Interest. For our cash flow analysis, the HIMF interest will be discounted 50% to 60%.

Discounted value range of the HIMF Interest in the Los Altos Towers (Twintree) Apartments is say $145,000 - $180,000.

                            #7 THE VILLAS (COACHTREE)
             (Please note cash flow analysis following this letter)

Cash Flow Assumption

1. The discounted cash flow analysis of the first scenario is based upon a five year holding period with reversion occurring at the end of the fifth year (annual year-end analysis). The parameters of the cash flow are identical to the one used in the first quarter 1995 narrative appraisal. First year proforma closely follows actual 1995 Profit & Loss data.

2. For the cash flow, rental adjustments to market are made at lease expiration with no rental increase projected for the first year. A 4 % rental increase is projected for Years 2 through 6.

3. First-year vacancy collection loss in the discounted cash flow is based on actual 1995 Profit & Loss data. Vacancy/collection loss is projected to be 5% also for years 2 through 6.

Hall Financial Group
March 20, 1996
Page 20

4. With the exception of management expense, which is calculated as a percentage of annual effective gross income, each operating expense category is projected to increase at an annual rate of 4% during years two through six of the cash flow.

5. The projected sixth-year net income is capitalized at a rate of 11.50%. This calculation results in the projected reversion sale price at the end of the fifth year. Selling expenses of 3.0% are deducted from the reversion sale price.

Lien Parameters

1.       1st Lien $5,211,560 @ 8.37% Interest Only

2.       2nd Lien $528,948 @ 9.66% Interest Only

3. 3rd Lien (PW Mortgage) $699,065 @ 9.66% Interest only for years 1 and 2, years 3-6 a $33,341 principal reduction in the middle of the year.

4. Senior Equity - a 6% (Preferred Return) interest only payment from cash flow. After all liens are paid, including the 6% (Preferred Return), senior equity is entitled to 20% of the available cash flows. The sum of the 6% Preferred Return and the 20% payment of available cash flow are the funds available to Priority Payments. Total Senior Equity is $1,118,164.

Lien Payment

Upon sale at the end of the fifth year. The first payment from the sale proceeds is the principal balance of Liens 1, 2 and 3. Any remaining funds from sale go toward the balance of the Senior Equity. The balance paid to Senior Equity becomes a portion of the funds available for priority payments.

Priority Payments

Priority #2                      Limited partnership capital and preferred
                                 payment of $38,320.

Priority #3                      HFGI payment of $186,934 for post position
                                 debt.

Priority #4                      HFGI payment of $249,533 for deferred
                                 commission of 3%.

Priority #5                      Payment of $118,481 of post petition deferred
                                 accrued interest to  HFGI.

Hall Financial Group
March 20, 1996
Page 21

Priority #6                      Prorata payment of HFGI (5%), HIMF (45%) and
                                 LP/GP (50%) of cash flow and reversion over the
                                 holding period up to $3,559,008.

Total HIMF Cash Flow             The same discount rate (+/- 12%) deemed
                                 appropriate in our narrative appraisal is
                                 considered appropriate for the PW of the HIMF
                                 payments. Thus, the undiscounted value of the
                                 HIMF Interest is $336,998, say $340,000.

Discounting

Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control. However, for HIMF to receive any funds requires the property be held for five years based upon the assumptions of the narrative cash flow. Under the Priority payment system described, little funds would be available to HIMF unless the property was held for a period of time and appreciated. Presumption of assumptions in a five-year cash flow adds considerable risk to the Present Value of the HIMF Lender Interest. For our cash flow analysis, the HIMF interest will be discounted 40% to 60% for both scenarios.

Discounted value range of the HIMF Interest in The Villas (Coachtree) Apartments is, say $135,000-$170,000.

Hall Financial Group
March 20, 1996
Page 22

SUMMARY

The following chart summarizes the HIMF Mortgage loans receivable value as a total dollar amount and as a range discounted for the risk associated with the fractional interests previously described.

==================================================================================================================
                                                                          UNDISCOUNTED     DISCOUNTED HIMF VALUE
     NO.                               NAME                                HIMF VALUE             RANGE
------------------------------------------------------------------------------------------------------------------
      1         Arrowtree Apartments                                      $  325,000     $  130,000  -  $  165,000
------------------------------------------------------------------------------------------------------------------
      2         Brambletree Apartments                                    $  225,000     $   90,000  -  $  110,000
------------------------------------------------------------------------------------------------------------------
      3         Phoenix Square (Midtree) Apartments                       $  415,000     $  165,000  -  $  210,000
------------------------------------------------------------------------------------------------------------------
      4         Candlewick (Northtree Apartments                          $  840,000     $  335,000  -  $  420,000
------------------------------------------------------------------------------------------------------------------
      5         The Lakes (Lanetree) Apartments                           $  690,000     $  275,000  -  $  345,000
------------------------------------------------------------------------------------------------------------------
      6         Los Altos Towers (Twintree)                               $  365,000     $  145,000  -  $  180,000
                Apartments
------------------------------------------------------------------------------------------------------------------
      7         The Villas (Coachtree) Apartments                         $  340,000     $  135,000  -  $  170,000
------------------------------------------------------------------------------------------------------------------
TOTAL UNDISCOUNTED VALUE OF HIMF LOANS                                    $3,200,000
RECEIVABLE VALUE
------------------------------------------------------------------------------------------------------------------
                TOTAL DISCOUNTED VALUE RANGE OF HIMF INTEREST                            $1,275,000  -  $1,600,000
==================================================================================================================

Hall Financial Group
March 20, 1996
Page 23

We appreciate the opportunity to be of service and hope you find the enclosed useful.

Respectfully submitted,

BRYAN E. HUMPHRIES & ASSOCIATES

Bryan E. Humphries, MAI
President

BEH/wpc

Attachments:  Footnotes, Cash Flows - All Properties

Arrowtree Apartments -- HIMF Value "As Is" Discounted Cash Flow
Dobie Rd., Okemos, Michigan

ASSUMPTIONS FROM MARKET ANALYSIS                        EXPENSES                             PER SF
--------------------------------                        --------                             ------
Management.....................                                           $  38,114        $    0.30
Gross Rental Income ...........        $ 813,360         Payroll             86,162        $    0.68
No Units.......................              114         Taxes               81,346        $    0.64
Other Income...................        $  22,016         Insurance           16,456        $    0.13
Stabilized Occupancy...........            93.00%        Utilities           56,048        $    0.44
Total Square Feet..............          126,294         M/R & Res          137,199        $    1.09
Expense Growth Rate............             4.00%        Adv. Pro.           24,263        $    0.19
Resale Cap Rate................            11.00%        Admin.              22,480        $    0.18
                                                                          ---------        ---------
                                                         TOTAL            $ 462,068        $    3.65

         TIME PERIOD                  YEAR 1        YEAR 2        YEAR 3         YEAR 4        YEAR 5       YEAR 6
-------------------------------    ----------     ---------     ---------      ----------   ----------    --------
Total Rental Income............    $  813,360     $ 845,894     $ 879,730      $  914,919   $   951,516    $  989,577
% Increase.....................          0.00%         4.00%         4.00%           4.00%         4.00%         4.00%
Other Income...................    $   22,016     $  22,897     $  23,813      $   24,765   $    25,756    $   26,786
% Increase.....................          0.00%         4.00%         4.00%           4.00%         4.00%         4.00%
Gross Potential Income.........    $  835,376     $ 868,791     $ 903,543      $  939,684   $   977,272    $1,016,363
Vacancy Rate...................          5.00%         7.00%         7.00%           7.00%         7.00%         7.00%
Vacancy Loss...................    $  (41,775)    $ (60,815)    $ (63,248)     $  (65,778)  $   (68,409)   $  (71,145)
                                   ----------     ---------     ---------      ----------   -----------      --------
Effective Gross Income.........    $  793,601     $ 807,976     $ 840,295      $  873,906   $   908,863    $  945,218
Total Expenses.................    $ (462,068)    $(480,551)    $(499,773)     $ (519,764)  $  (540,554)   $ (562,176)
Per/Sq. Ft.....................    $    (3.66)    $   (3.81)    $   (3.96)     $    (4.12)  $     (4.28)   $    (4.45)
                                   ----------     ---------     ---------      ----------   -----------    ----------
Net Operating Income...........    $  331,533     $ 327,425     $ 340,522      $  354,142   $   368,309    $  383,042
Less: Deferred Maintenance
  O&M Program Cost.............    $  (30,000)
Less: 1st Lien.................    $ (245,371)    $(245,371)    $(245,371)     $ (245,371)  $  (245,371)
Reversion-- 11.00%.............                                                             $ 3,482,197
Selling Expense @ 3.00%                                                                     $  (104,466)
Less: 1st Lien Principal.......                                                             $(2,524,777)
                                   ----------     ---------     ---------      ----------   -----------
Fund Available for Priorities..    $   56,162     $  82,054     $  95,151      $  108,771   $   975,892
                                   ----------     ---------     ---------      ----------   -----------
Less: 1st Priority
  Capital Call from Investors..    $  (56,162)     $(82,054)    $ (33,659)
Less: 2nd Priority
  HIMF Deferred Interest.......                                  $(61,493)      $(108,771)   $ (376,973)
Less: 3rd Priority
  HFGI Advances (P&I)..........                                                              $ (120,560)
Less: 4th Priority
  Cash Flow to Investors.......                                                              $ (478,358)
Net Cash Flow..................    $        0     $       0     $       0      $        0   $         0
                                   ----------     ---------     ---------      ----------   -----------
Total HIMF Cash Flow...........    $        0     $       0     $  61,493      $  108,771   $   376,973
                                   ==========     =========     =========      ==========   ===========
Discount Rate..................         11.00%        11.50%        12.00%          12.50%        13.00%        13.50%
                                   ----------     ---------     ---------      ----------   -----------    ----------
PW of HIMF Cash Flow...........    $  340,329     $ 333,479     $ 326,800      $  320,287   $   313,935    $  307,739
  Discounted @ 50%.............    $  170,165     $ 166,740     $ 163,400      $  160,143   $   156,967    $  153,870
  Discounted @ 60%.............    $  136,132     $ 133,392     $ 130,720      $  128,115   $   125,574    $  123,096

BRAMBLETREE -- HIMF VALUE                                "AS IS" DISCOUNTED CASH FLOW
1802 APOLLO RD.
GARLAND, TEXAS
---------------------------------------------------------------------------------------------------------------------------------
NET RENTABLE AREA                           196,440      OPERATING EXPENSES (YEAR ONE)                                    PER SF
NUMBER OF UNITS                                 236
STABILIZED OCCUPANCY                          93.00%     MANAGEMENT                                    $  71,313          $0.36
EXPENSE GROWTH RAT                             4.00%     REAL ESTATE TAXES                             $ 109,135          $0.56
RESALE CAP RATE                               10.50%     INSURANCE                                     $  26,173          $0.13
                                                         UTILITIES                                     $  95,347          $0.49
                                                         MAINTENANCE/REPAIRS                           $ 227,195          $1.16
                                                         GENERAL/ADMIN                                 $  59,019          $0.30
                                                         PAYROLL                                       $ 130,920          $0.67
                                                                                                       ---------          -----
                                                         TOTAL OPERATING EXPENSES                      $ 719,102          $3.66

                                         YEAR 1          YEAR 2           YEAR 3          YEAR 4            YEAR 5       YEAR 6
-----------------------------------   -----------      ----------       ----------      -----------      -----------    ---------
Rental Income                         $ 1,442,914     $ 1,500,631      $ 1,560,656      $ 1,623,082      $ 1,688,005   $ 1,755,526
% Increase                                   0.00%           4.00%            4.00%            4.00%            4.00%         4.00%
Plus:  Other Income                        24,198          25,166           26,173           27,219           28,308        29,441
% Increase                                   0.00%           4.00%            4.00%            4.00%            4.00%         4.00%
Gross Potential Income                $ 1,467,112     $ 1,525,796      $ 1,586,828      $ 1,650,301      $ 1,716,314   $ 1,784,966
Less: Vacancy/Collection Loss            (118,732)       (106,806)        (111,078)        (115,521)        (120,142)     (124,948)
                                      -----------     -----------      -----------      -----------      -----------   -----------
% of Gross Potential Income                  8.09%           7.00%            7.00%            7.00%            7.00%         7.00%
Effective Gross Income                $ 1,348,380     $ 1,418,991      $ 1,475,750      $ 1,534,780      $ 1,596,172   $ 1,660,018
Total Operating Expenses              $  (719,102)    $  (747,866)     $  (777,781)     $  (808,892)     $  (841,248)  $  (874,898)
                                      -----------     -----------      -----------      -----------      -----------   -----------
Per/Sq. Ft                            $     (3.66)    $     (3.81)     $     (3.96)     $     (4.12)     $     (4.28)  $     (4.45)
Net Operating Income                  $   629,278     $   671,125      $   697,970      $   725,888      $   754,924   $   785,121
Less: 1st Lien FNMA                   $  (591,000)
  Cash Flow PMT-1st Lien              $   (38,278)
Less: New First Lien                                  $  (398,203)     $  (398,203)     $  (398,203)     $  (398,203)
Cash Flow                             $         0     $   272,922      $   299,767      $   327,685      $   356,721
Reversion @ 10.50%                                                                                       $ 7,477,342
Less: Selling Expense @ 3.00%                                                                            $  (224,320)
Less: New Lien Principal                                                                                 $(5,290,514)
                                                                                                         ===========
                                                                                                         $ 1,962,508
Cash Flow with Reversion              $         0     $   272,922      $   299,767      $   327,685      $ 2,319,229
Less: 1st Priority
  HIMF/HFGI Refinancing Payback
  66.1% HIMF From Cash Flow           $         0     $  (180,401)     $  (198,146)     $  (216,600)     $  (169,708)
  33.9% HFGI From Cash Flow           $         0     $   (92,520)     $  (101,621)     $  (111,085)     $   (87,036)
Funds Available for 2nd Priority      $         0     $         0      $         0      $         0      $ 2,062,484
  (Cash Flow & Reversion)
Less: 2nd Priority
  HFGI Pro Rata (16.95%)              $         0     $         0      $         0      $         0      $  (349,591)
  HMIF Pro Rata (33.05%)              $         0     $         0      $         0      $         0      $  (681,651)
                                      -----------     -----------      -----------      -----------      -----------
  LP/GP Pro Rata (50%)                $         0     $         0      $         0      $         0      $(1,031,242)
HIMF 1st Lien Refinancing Cost        $   764,854
                                      -----------
Total HIMF Cash Flow                  $  (764,854)    $   180,401      $   198,146      $   216,600      $   851,359
                                      ===========     ===========      ===========      ===========      ===========
Discount Rate                               11.00%          11.50%           12.00%           12.50%           13.00%
                                      -----------     -----------      -----------      -----------      -----------
PW of HIMF Cash Flow                  $   250,164     $   236,234      $   222,683      $   209,499      $   196,672
  Discounted @ 50%                    $   125,082     $   118,117      $   111,341      $   104,749      $    98,336
  Discounted @ 60%                    $   100,065     $    94,493      $    89,073      $    83,800      $    78,669

PHOENIX SQUARE -- HIMF VALUE                             "AS IS" DISCOUNTED CASH FLOW
7000 PHOENIX AVE., NE
ALBUQUERQUE, NEW MEXICO
NET RENTABLE AREA                           116,345      OPERATING EXPENSES (YEAR ONE)                                   PER SF
NUMBER OF UNITS                                 122
FIRST YEAR OCCUPANCY                          95.00%     MANAGEMENT                                    $  39,138          $0.34
EXPENSE GROWTH RATE                            4.00%     AD/PROMOTION                                  $  24,850          $0.21
RESALE CAP RATE                               11.00%     REAL ESTATE TAXES                             $  50,268          $0.43
                                                         INSURANCE                                     $  15,572          $0.13
                                                         UTILITIES                                     $  32,697          $0.28
                                                         MAINTENANCE/REPAIRS                           $ 116,463          $1.00
                                                         GENERAL/ADMIN.                                $  28,313          $0.24
                                                         PAYROLL                                       $  78,709          $0.68
                                                                                                       ---------          -----
                                                         TOTAL OPERATING EXPENSES                      $ 386,010          $3.32

                                            YEAR 1         YEAR 2         YEAR 3          YEAR 4         YEAR 5         YEAR 6
--------------------------------------   -----------     ----------     ----------     -----------    -----------    ---------
Rental Income..........................  $   921,670     $  958,537     $  996,878     $ 1,036,753    $ 1,078,224    $ 1,121,352
% Increase.............................         0.00%          4.00%          4.00%           4.00%          4.00%          4.00%
Plus:  Other Income....................       30,947         32,185         33,472          34,811         36,204         37,652
% Increase.............................         0.00%          4.00%          4.00%           4.00%          4.00%          4.00%
Gross Potential Income.................  $   952,617     $  990,722     $1,030,351     $ 1,071,565    $ 1,114,427    $ 1,159,004
Less: Vacancy/Collection Loss..........      (69,107)       (49,536)       (51,518)        (53,578)       (55,721)       (57,950)
% of Gross Potential Income............         7.25%          5.00%          5.00%           5.00%          5.00%          5.00%
                                         -----------     ----------     ----------     ---------       ---------    ------------
Effective Gross Income.................  $   883,510     $  941,186     $  978,833     $ 1,017,986    $ 1,058,706    $ 1,101,054
Less Operating Expenses................  $  (386,010)    $ (401,450)    $ (417,508)    $  (434,209)   $  (451,577)   $  (469,640)
Per Square Foot........................  $     (3.32)    $    (3.45)    $    (3.59)    $     (3.73)   $     (3.88)   $     (4.04)
Net Operating Incom....................  $   497,500     $  539,735     $  561,325     $   583,778    $   607,129    $   631,414
Less: 1st Lien-- ATENA.................  $  (373,337)    $ (373,337)    $ (373,337)    $  (373,337)   $  (373,337)
Reversion @ 11.00%.....................                                                               $ 5,740,126
Less: Selling Expense @ 3.00%..........                                                               $  (172,204)
Less: 1st Lien Balance.................                                                               $(3,996,571)
Net Reversion..........................                                                               $ 1,571,351
                                                                                                      ===========
Cash Flow with Reversion...............  $   124,163     $  166,398     $  187,988     $   210,441    $ 1,805,143
Less: 1st Priority
  HFGI Post Petition Loan..............  $      (462)
Less: 2nd Priority
  LP Capital & Preferred...............  $  (123,701)    $ (166,398)    $  (59,592)
Less: 3rd Priority
  HFGI Prorata (16.7%).................                                 $  (21,382)    $   (35,073)   $  (300,856)
  HIMF Prorata (33.3%).................                                 $  (42,765)    $   (70,147)   $  (601,714)
                                                                        ----------     -----------    -----------
  LP/GP Prorata (50%)..................                                 $  (64,148)    $  (105,221)   $  (902,573)
Net Cash Flow .........................  $         0     $        0     $        0     $         0    $         0
Total HIMF Cash Flow...................  $         0     $        0     $   42,765     $    70,147    $   601,714
                                         ===========     ==========     ==========     ===========    ===========
Discount Rate..........................        11.00%         11.50%         12.00%          12.50%         13.00%         14.00%
                                         -----------     ----------     ----------     -----------    -----------    -----------
PW of HIMF Cash Flow...................  $   434,565     $  425,388     $  416,448     $   407,736    $   399,247    $   382,909
  Discounted @ 50%.....................  $   217,283     $  212,694     $  208,224     $   203,868    $   199,623    $   191,455
  Discounted @ 60%.....................  $   173,826     $  170,155     $  166,579     $   163,094    $   159,699    $   153,164

CANDLEWICK -- HIMF VALUE                                 "AS IS" DISCOUNTED CASH FLOW
3011 JANE PLACE,  NE
ALBUQUERQUE, NEW MEXICO
NET RENTABLE AREA                           128,830      OPERATING EXPENSES (YEAR ONE)                                   PER SF
NUMBER OF UNITS                                 184
FIRST YEAR OCCUPANCY                          95.00%     MANAGEMENT                                    $  48,675          $0.38
EXPENSE GROWTH RATE                            4.00%     AD/PROMOTION                                  $  31,823          $0.25
RESALE CAP RATE                               11.00%     REAL ESTATE TAXES                             $  64,783          $0.50
                                                         INSURANCE                                     $  18,809          $0.15
                                                         UTILITIES                                     $  34,937          $0.27
                                                         MAINTENANCE/REPAIRS                           $ 115,940          $0.90
                                                         GENERAL/ADMIN.                                $  29,048          $0.23
                                                         PAYROLL                                       $ 105,551          $0.82
                                                                                                       ---------          -----
                                                         TOTAL OPERATING EXPENSES                      $ 449,566          $3.49

                                            YEAR 1         YEAR 2         YEAR 3          YEAR 4         YEAR 5         YEAR 6
--------------------------------------   -----------     ----------     ----------     -----------    -----------    ---------
Rental Income..........................  $ 1,126,305    $ 1,171,357    $ 1,218,211    $  1,266,940    $ 1,317,618    $ 1,370,322
% Increase.............................         0.00%          4.00%          4.00%           4.00%          4.00%          4.00%
Plus:  Other Income....................       36,860         38,334         39,868          41,462         43,121         44,846
% Increase.............................         0.00%          4.00%          4.00%           4.00%          4.00%          4.00%
Gross Potential Income.................  $ 1,163,165    $ 1,209,692    $ 1,258,079    $  1,308,402    $ 1,360,739    $ 1,415,168
Less: Vacancy/Collection Loss..........      (44,838)       (60,485)       (62,904)        (65,420)       (68,037)       (70,758)
% of Gross Potential Income............         3.85%          5.00%          5.00%           5.00%          5.00%          5.00%
                                         -----------    -----------    -----------    ------------    -----------    -----------
Effective Gross Income.................  $ 1,118,327    $ 1,149,207    $ 1,195,175    $  1,242,982    $ 1,292,702    $ 1,344,410
Less Operating Expenses................  $  (449,566)   $  (467,549)   $  (486,251)   $   (505,701)   $  (525,929)   $  (546,966)
Per Square Foot........................  $     (3.49)   $     (3.63)   $     (3.77)   $      (3.93)   $     (4.08)   $     (4.25)
Net Operating Income...................  $   668,761    $   681,658    $   708,925    $    737,282    $   766,773    $   797,444
Less: Deferred Maintenance.............  $   (75,000)   $   (50,000)
Less: 1st Lien - Atena.................  $  (479,988)   $  (479,988)   $  (479,988)   $   (479,988)   $  (479,988)
Reversion @ 11.50%.....................                                                               $ 6,934,295
Less: Selling Expense @ 3.00%..........                                                               $  (208,029)
Less: 1st Lien Balance.................                                                               $(4,388,366)
Net Reversion..........................                                                               $ 2,337,900
                                                                                                      ===========
Cash Flow & Reversion..................  $   113,773    $   151,670    $   228,937    $    257,294    $ 2,624,685
Less: 1st Priority
  HFGI Post Petition Loan..............  $ (113,773)    $  (151,670)   $  (187,436)
  Lawsuit (4145398+$307482)
Less: 2nd Priority
  HIMF Prorata (50%)...................                                $   (20,750)   $   (128,647)   $(1,312,342)
  LP/GP Prorata (50%) .................                                $   (20,750)   $   (128,647)   $(1,312,342)
Net Cash Flow .........................  $         0    $         0    $         0    $          0    $         0
Total HIMF Cash Flow...................  $         0    $         0    $    20,750    $    128,647    $ 1,312,342
                                         ===========    ===========    ===========    ============    ===========
Discount Rate..........................        11.00%         11.50%         12.00%          12.50%         13.00%         14.00%
                                         -----------    -----------    -----------    ------------    -----------    -----------
Maket Value Range......................  $   878,727    $   859,708    $   841,185    $    823,144    $   805,569    $   771,765
  Discounted @ 50%.....................  $   439,364    $   429,854    $   420,593    $    411,572    $   402,785    $   385,882
  Discounted @ 60%.....................  $   351,491    $   343,883    $   336,474    $    329,258    $   322,228    $   308,706

THE LAKES (LANETREE) -- HIMF VALUE                       "AS IS" DISCOUNTED CASH FLOW
4800 SAN MATEO LANE, NE
ALBUQUERQUE, NEW MEXICO
NET RENTABLE AREA                           232,462      OPERATING EXPENSES (YEAR ONE)                                   PER SF
NUMBER OF UNITS                                 298
FIRST YEAR OCCUPANCY                          95.00%     MANAGEMENT                                    $  84,488          $0.36
EXPENSE GROWTH RATE                            4.00%     AD/PROMOTION                                  $  47,244          $0.20
RESALE CAP RATE                               11.50%     REAL ESTATE TAXES                             $  80,658          $0.35
                                                         INSURANCE                                     $  44,519          $0.19
                                                         UTILITIES                                     $  81,362          $0.35
                                                         MAINTENANCE/REPAIRS                           $ 218,736          $0.94
                                                         GENERAL/ADMIN.                                $  30,431          $0.13
                                                         PAYROLL                                       $ 118,380          $0.81
                                                                                                       ---------          -----
                                                         TOTAL OPERATING EXPENSES                      $ 774,818          $3.33

                                            YEAR 1         YEAR 2         YEAR 3          YEAR 4         YEAR 5         YEAR 6
--------------------------------------   -----------     ----------     ----------     -----------    -----------    ---------
Rental Income..........................  $ 2,068,778    $ 2,151,529    $ 2,237,590    $  2,327,094    $ 2,420,178   $  2,516,985
% Increase.............................         0.00%          4.00%          4.00%           4.00%          4.00%          4.00%
Plus:  Other Income....................      127,781        132,892        138,208         143,736        149,486        155,465
% Increase.............................         0.00%          4.00%          4.00%           4.00%          4.00%          4.00%
Gross Potential Income.................  $ 2,196,559    $ 2,284,421    $ 2,375,798    $  2,470,830    $ 2,569,663   $  2,672,450
Less: Vacancy/Collection Loss..........     (214,210)      (114,221)      (118,790)       (123,542)      (128,483)      (133,622)
% of Gross Potential Income............         9.75%          5.00%          5.00%           5.00%          5.00%          5.00%
                                         -----------    -----------    -----------     -----------    -----------   ------------
Effective Gross Income.................  $ 1,982,349    $ 2,170,200    $ 2,257,008    $  2,347,289    $ 2,441,180   $  2,538,827
Total Operating Expenses...............  $  (774,818)   $  (805,811)   $  (838,043)   $   (871,565)   $  (906,427)  $   (942,685)
Per Square Foot........................  $     (3.33)   $     (3.47)   $     (3.61)   $      (3.75)   $     (3.90)  $      (4.06)
                                         -----------    -----------    -----------    ------------    -----------   ------------
Net Operating Incom....................  $ 1,207,531    $ 1,364,390    $ 1,418,985    $  1,475,724    $ 1,534,753   $  1,596,143
Less: 1st Lien ........................  $  (757,584)   $  (757,584)   $  (757,584)   $   (757,584)   $  (757,584)
Less: 2nd Lien.........................  $   (89,419)   $   (89,419)   $   (89,419)   $    (89,419)   $   (89,419)
Less: 3rd Lien (PW Mtg.)...............  $  (117,483)   $  (117,483)   $  (172,685)   $   (167,082)   $  (161,480)
Reversion @ 11.50%.....................                                                               $13,879,503
Less: Selling Expense @ 3.00%..........                                                               $  (416,385)
Less: 1st Lien Principal ..............                                                               $(9,051,184)
Less: 2nd Lien Principal...............                                                               $  (925,659)
Less: 3rd Line Pirncipal (PW Mgt)......                                                               $(1,042,170)
                                                                                                      -----------
Net Reversion to Senior Equity.........                                                               $ 2,444,105
                                                                                                      ===========
Cash Flow (net of Reversion)...........  $   243,045    $   399,904    $   399,277    $    461,639    $   526,270
Hall-Lanetree Pre/Cf Payments
  6% Preference of $3279878............  $   243,045    $   196,793    $   196,793    $    196,793    $   196,793
  20% of Cash Flow.....................  $         0    $    40,622    $    40,497    $     52,969    $    65,895
  Reversion-- Senior Equity............                                                               $ 2,444,105
Funds Available to Priorities..........  $   243,045    $   237,415    $   237,290    $    249,762    $ 2,706,793
  (Hall-Lanetree CF & Rev)
Less: 2nd Priority.....................  $         0
Less: 3rd Priority
  HFGI Pro Rata (10.8%)................  $   (28,735)   $   (26,116)   $   (26,102)   $    (27,474)   $  (200,204)
  HMIF Pro Rata (39.2%)................  $   (94,788)   $   (92,592)   $   (92,543)   $    (97,407)   $  (709,814)
  LP/GP Pro Rata (50%).................  $  (121,523)   $  (118,708)   $  (118,645)   $   (124,881)   $  (910,019)
Less: 4th Prioroity
  HFGI Post/Pre Petition Debt..........                                                               $  (193,662)
Cash Flow .............................  $        (0)   $        (0)   $        (0)   $         (0)   $   693,094
Total HIMF Cash Flow...................  $    94,788    $    92,592    $    92,543    $     97,407    $   709,814
                                         ===========    ===========    ===========    ============    ===========
Discount Rate..........................        11.00%         11.50%         12.00%          12.50%         13.00%         14.00%
                                         -----------    -----------    -----------    ------------    -----------   ------------
PW of HIMF Cash Flow...................  $   713,616    $   701,151    $   688,988    $    677,118    $   665,533   $    643,186
  Discounted @ 50%.....................  $   356,808    $   350,575    $   344,494    $    338,559    $   332,767   $    321,593
  Discounted @ 60%.....................  $   285,446    $   280,460    $   275,595    $    270,847    $   266,213   $    257,274

Los Altos Tower (Twintree) -- HIMF Value"As Is" Discounted Cash Flow
9125 Copper Ave., NE
Albuquerque, New Mexico
----------------------------------------------------------------------------------------------------------------------------------
Net Rentable Area.....................       170,635    Operating Expenses (Year One)    Per SF
Number of Units.......................           185    Management                     $   51,708         $0.30
Stabilized Occupancy..................         95.00%   Ad/Promotion                   $   20,893         $0.12
Expense Growth Rate...................          4.00%   Real Estate Taxes              $   69,395         $0.41
Resale Cap Rate.......................         11.00%   Insurance                      $   24,619         $0.14
                                                        Utilities                      $   51,191         $0.30
                                                        Maintenance/Repairs            $  148,706         $0.87
                                                        General/Admin.                 $   32,529         $0.19
                                                        Payroll                        $  111,920         $0.66
                                                                                       ----------         -----
                                                        Total Operating Expenses       $  510,961         $2.99

                                            YEAR 1        YEAR 2        YEAR 3         YEAR 4        YEAR 5        YEAR 6
-----------------------                   ----------    ----------    ----------     ----------    -----------   --------
Rental Income.........................    $1,324,439    $1,377,417    $1,432,513     $1,489,814    $ 1,549,406   $1,611,383
           % Increase.................          0.00%         4.00%         4.00%          4.00%          4.00%        4.00%
Plus: Other Income....................    $   70,985    $   73,824    $   76,777     $   79,848    $    83,042   $   86,634
           % Increase.................          0.00%         4.00%         4.00%          4.00%          4.00%        4.00%
Gross Potential Income................    $1,395,424    $1,451,241    $1,509,291     $1,569,662    $ 1,632,449   $1,697,747
Less: Vacancy/Collection Loss.........      (195,277)      (72,562)      (75,465)       (78,483)       (81,622)     (84,887)
           % of Gross Potential
             Income...................         13.99%         5.00%         5.00%          5.00%          5.00%        5.00%
Effective Gross Income................    $1,200,147    $1,378,679    $1,433,826     $1,491,179    $ 1,550,826   $1,612,859
Total Operating Expenses..............    $ (510,961)   $ (531,399)   $ (552,665)    $ (574,762)   $  (597,752)  $ (621,662)
           Per/Sq. Ft.................    $    (2.99)   $    (3.11)   $    (3.24)    $    (3.37)   $     (3.50)  $    (3.64)
                                          ----------    ----------    ----------     ----------    -----------   ----------
Net Operating Income..................    $  689,186    $  847,279    $  881,171     $  916,417    $   953,074   $  991,197
Less: 1st Lien........................    $ (489,865)   $ (489,865)   $ (489,865)    $ (489,865)   $  (489,865)  $ (489,865)
Less: 2nd Lien........................    $  (57,975)   $  (57,975)   $  (57,975)    $  (57,975)   $   (57,975)  $  (57,975)
Less: 3rd Lien (PW Mtg)...............    $  (75,855)   $  (75,855)   $ (111,498)    $ (107,880)   $  (104,263)  $ (113,307)
Reversion-- 11.00%....................                                                             $ 9,010,883
Less Selling Expense @ 3.00%..........                                                             $  (270,326)
Less: 1st Lien Principal..............                                                             $(5,852,629)
Less: 2nd Lien Principal..............                                                             $  (600,152)
Less: 3rd Lien Principal (PW Mtg).....                                                             $  (672,895)
                                                                                                   ----------
Net Reversion to Senior Equity........                                                             $ 1,614,881
Cash Flow (Net of Reversion...........    $   65,491    $  223,584    $  221,833     $  260,697    $   300,971
Hall-Twintree Pre/CF Payments
6% Preference @ $1403626..............    $   65,491    $   84,218    $   84,218     $   84,218    $    84,218
20% of Cash Flows.....................    $        0    $   27,873    $   27,523     $   35,296    $    43,351
Reversion 6% to 20% Pre/CF............                                                             $ 1,614,881
Funds Available to Priorities.........    $   65,491    $  112,091    $  111,741     $  119,514    $ 1,742,449
(Hall-Twintree CF & Rev)
Less: 2nd Priority-Cap & Pref.........    $ (65,491)    $ (104,810)
Less: 3rd Priority-Post Petition Debt
           Debt & Def Com 2% $185734..                  $   (7,281)   $ (111,741)    $ (119,514)   $  (139,729)
Less: 4th Priority
           HFGI Post/Pre Pet.
           Debt (10%).................    $        0    $        0    $        0     $        0    $  (160,272)
           HMIF Debt Pro Rata (40%)...    $        0    $        0    $        0     $        0    $  (641,088)
           LP/GP Pro Rata (50%).......    $        0    $        0    $        0     $        0    $  (801,360)
Cash Flow  ..........................     $        0    $        0    $        0     $        0    $         0
Total HIMF Cash Flow..................    $        0    $        0    $        0     $        0    $  (641,088)
                                          ==========    ==========    ==========     ==========    ===========
Discount Rate.........................         11.00%        11.50%        12.00%         12.50%         13.00%       14.00%
                                          ----------    ----------    ----------     ----------    -----------   ----------
PW of HIMF Cash Flow..................    $  380,455    $  372,000    $  363,771     $  355,758    $   347,957   $  332,961
           Discounted @ 50%...........    $  190,227    $  186,000    $  181,885     $  177,879    $   173,978   $  166,481
           Discounted @ 60%...........    $  152,182    $  148,800    $  145,508     $  142,303    $   139,183   $  133,184

The Villas (Coachtree)-- HIMF Value...    "As Is" Discounted Cash Flow
1111 Cardenas Dr., SE
Albuquerque, New Mexico
---------------------------------------------------------------------------------------------------------------------------------
Net Rentable Area.....................       161,712    Operating Expenses (Year One)      Per SF
Number of Units.......................           195    Management                     $   52,904         $0.33
Stabilized Occupancy..................         95.00%   Ad/Promotion                   $   18,144         $0.11
Expense Growth Rate...................          4.00%   Real Estate Taxes              $   72,951         $0.45
Resale Cap Rate.......................         11.50%   Insurance                      $   24,152         $0.15
                                                        Utilities                      $   51,748         $0.32
                                                        Maintenance/Repairs            $  164,274         $1.02
                                                        General/Admin.                 $   21,253         $0.13
                                                        Payroll                        $  109,516         $0.68
                                                                                       ----------         -----
                                                        Total Operating Expenses       $  514,942         $3.18

                                             YEAR 1        YEAR 2        YEAR 3         YEAR 4        YEAR 5       YEAR 6
------------------------------------      ----------    ----------    ----------     ----------    -----------   --------
Rental Income.........................    $1,266,608    $1,317,272    $1,369,963     $1,424,762    $ 1,481,752   $1,541,022
           % Increase.................          0.00%         4.00%         4.00%          4.00%          4.00%        4.00%
Plus: Other Income....................    $   70,498    $   73,318    $   76,251     $   79,301    $    82,473   $   85,772
           % Increase.................          0.00%         4.00%         4.00%          4.00%          4.00%        4.00%
Gross Potential Income................    $1,337,106    $1,390,590    $1,446,214     $1,504,062    $ 1,564,225   $1,626,794
Less: Vacancy/Collection Loss.........      (132,571)      (69,530)      (72,311)       (75,203)       (78,211)     (81,340)
           % of Gross Potential
             Income...................          9.91%         5.00%         5.00%          5.00%          5.00%        5.00%
                                          ----------    ----------    ----------     ----------    -----------   ----------
Effective Gross Income................    $1,204,535    $1,321,061    $1,373,903     $1,428,859    $ 1,486,014   $1,545,454
Total Operating Expenses..............    $ (514,942)   $ (535,540)   $ (556,961)    $ (579,240)   $  (602,409)  $ (626,506)
           Per/Sq. Ft.................    $    (3.18)   $    (3.31)   $    (3.44)    $    (3.58)   $     (3.73)  $    (3.87)
                                          ----------    ----------    ----------     ----------    -----------   ----------
Net Operating Income..................    $  689,593    $  785,521    $  816,942     $  849,620    $   883,604   $  918,949
Less: 1st Lien........................    $ (436,208)   $ (436,208)   $ (436,208)    $ (436,208)   $  (436,208)
Less: 2nd Lien........................    $  (51,096)   $  (51,096)   $  (51,096)    $  (51,096)   $   (51,096)
Less: 3rd Lien (PW Mtg)...............    $  (67,530)   $  (67,530)   $  (99,261)    $  (96,039)   $   (92,818)
Reversion-- 11.50%....................                                                             $ 7,990,857
Less Selling Expense @ 3.00%..........                                                             $  (239,726)
Less: 1st Lien Principal..............                                                             $(5,211,560)
Less: 2nd Lien Principal..............                                                             $  (528,948)
Less: 3rd Lien Principal (PW Mtg).....                                                             $  (599,042)
                                                                                                   -----------
Net Reversion to Senior Equity........                                                             $ 1,411,581
Cash Flow (Net of Reversion...........    $  134,759    $  230,687    $  266,377     $  266,277    $   303,482

Hall-Coachtree Pre/CF Payments
6% Preference @ $1118164..............    $   67,090    $   67,090    $   67,090     $   67,090    $    67,090
20% of Cash Flows.....................    $   13,534    $   32,719    $   32,657     $   39,837    $    47,278
Reversion - Senior Equity.............                                                             $ 1,411,581
Funds Available to Priorities.........    $   80,624    $   99,809    $   99,747     $  106,927    $ 1,525,949
(Hall-Coachtree CF & Rev)
Less: 2nd Priority-LP/GP
           Capital & Pref.............    $  (38,320)
Less: 3rd Priority-HFG
           Post Petition..............    $  (42,304)   $  (99,809)   $  (44,821)
Less: 4th Priority-HFG
           Def Comm @3%...............                                $  (54,927)    $ (106,927)   $   (87,679)
Less: 5th Priority-HFG Post
           Petition Debt-Def
            Accrued Int...............                                                             $  (118,481)
Less: 6th Priority-HFG Post
           HFGI Pre-P Debt Pro
            Rata (5%).................    $        0    $        0    $        0     $        0    $   (65,989)
           HMIF Debt Pro Rata (45%)...    $        0    $        0    $        0     $        0    $  (593,905)
           LP/GP Pro Rata (50%).......    $        0    $        0    $        0     $        0    $  (659,895)
Cash Flow  ..........................     $        0    $        0    $        0     $        0    $         0
Total HIMF Cash Flow..................    $        0    $        0    $        0     $        0    $   593,905
                                          ==========    ==========    ==========     ==========    ===========
Discount Rate.........................         11.00%        11.50%        12.00%         12.50%         13.00%       14.00%
                                          ----------    ----------    ----------     ----------    -----------   ----------
PW of HIMF Cash Flow..................    $  352,454    $  344,622    $  336,998     $  329,575    $   322,348   $  308,456
           Discounted @ 50%...........    $  176,227    $  172,311    $  168,499     $  164,788    $   161,174   $  154,228
           Discounted @ 60%...........    $  140,982    $  137,849    $  134,799     $  131,830    $   128,939   $  123,382

                                     ANNEX B

                                     ANNEX B

the Principal
         Financial                  PRINCIPAL FINANCIAL SECURITIES, INC.
         Group               Investment Bankers - Member New York Stock Exchange


August 6, 1996

The Board of Directors
Hall Apartment Associates, Inc.
General Partner
Hall Institutional Mortgage Fund, Ltd.
750 N. St. Paul, Suite 200
Dallas, Texas  75201-3247

Dear Sirs:

Principal Financial Securities, Inc. ("PFS") understands that Hall Institutional Mortgage Fund Limited Partnership, an Arizona limited partnership (the "Fund"), is contemplating entering into an asset purchase agreement (the "Agreement") to be dated as of August 6, 1996 between Hall Financial Group, Inc., a Delaware corporation (the "Purchaser"), or its affiliates, and the Fund in which the Purchaser will agree to purchase from the Fund, and the Fund agrees to sell to the Purchaser, seven loans receivable (the "Loans") owned by the Fund and made to certain of its affiliates (the "Affiliated Borrowers"). Pursuant to the Agreement, the Fund will sell, convey, assign, transfer and deliver to the Purchaser the Loans in consideration of a purchase price equal to $1,600,000 in cash (the "Purchase Price") to be delivered by the Purchaser to the Fund upon closing (the "Transaction"). On behalf of the Board of Directors of Hall Apartment Associates, Inc., the general partner of the Fund (the "Company"), you have requested that PFS act as an independent investment banker for the purpose of rendering an opinion (the "Opinion") to the Board of Directors of the Company as to the fairness, from a financial point of view, of the consideration to be received by the Fund as a result of the aforesaid Transaction.

In arriving at our Opinion, we have:

1. Reviewed the Agreement and certain related agreements in substantially final form;

2. Reviewed the promissory notes detailing the terms of the Loans, in which the Fund is to be repaid out of a proportionate share of: (i) the net receipts from the operation of certain parcels of improved real property, and the apartment complexes contained thereon (the "Properties") owned by the Affiliated Borrowers or by National Housing Partnership ("NHP"), of which certain of the Affiliated Borrowers are limited partners, including the Lakes Apartments, the Los Altos Towers Apartments, the Villa North and South Apartments, the Phoenix Square Apartments, the Candlewick Apartments, all of which are located in Bernallilo County, New Mexico, and the Arrowtree Apartments located in Okemos County, Michigan, and (ii) the net proceeds from any refinance or sale of the Properties that shall be applied to repayment of the Loans;




   The Fountain Place, P.O. Box 508, Dallas, Texas 75221-0508 (214) 880-9000
              Formerly Eppler, Guerin & Turner, Inc. Founded 1952.

The Board of Directors
Hall Apartment Associates, Inc.
August 6, 1996
Page 2

3. Reviewed the 'Debtor's Second Amended Plan of Reorganization' (the "Bankruptcy Plan") filed by an Affiliated Borrower, Hall Brambletree Associates, a Texas limited partnership, (the "Debtor") in which the Fund is assigned a proportionate share of the net operating cash flows and the proceeds, if any, of a sale or refinancing of certain parcels of improved real property, and the apartment complexes contained thereon comprising the Brambletree Apartments (one of the Properties) located in Garland, Texas;

4. Reviewed historical operating and financial results of the Properties associated with the Loans for the twelve month periods ended December 31, 1993, 1994, and 1995, and the period ended June 25, 1996;

5. Reviewed certain internal operating and financial projections of the Properties prepared by the Company including statements of operations for the twelve month periods ending December 31, 1996, 1997, 1998, 1999, and 2000;

6. Reviewed an independent analysis of the market value, as of February 1, 1996, of the Fund's loans receivable interest, performed by Bryan E. Humphries and Associates on March 20, 1996 and provided to us by the management of the Company;

7. Reviewed the financial terms, to the extent publicly available, of certain comparable transactions, which are similar in certain respects to the Transaction, including the discounts assigned to the valuation of fractional ownership positions in closely held companies;

8. Toured the five Properties located in Albuquerque, New Mexico (Phoenix Square/Midtree Apartments, Candlewick/Northtree Apartments, The Lakes/Lanetree Apartments, Los Altos Towers/Twintree Apartments, and The Villas/Coachtree Apartments) and the Property located in Garland, Texas (Brambletree Apartments), at which times we were escorted by a property manager employed by the Company who reviewed local housing market conditions, as well as current occupancy levels and future business prospects for each of the Properties visited;

9. Met certain members of senior management of the Company to discuss the operations and future business prospects of the Properties, and the rental housing markets in which the Properties are located;

10. Considered such other information, financial studies and analyses, and financial, economic and market criteria as we deemed relevant.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was received by us from public sources, or provided to us by the Company or any of its representatives. With respect to the financial projections supplied to us for the Properties, we have assumed that all such information has been reasonably derived on bases reflecting the best currently available estimates and judgments of the Company's management as to the future operating and financial performance of the Properties. In addition, we have not made an independent evaluation or appraisal of the assets of the Fund or the Affiliated Borrowers. We have assumed that the Transaction will be, in all respects, in compliance with all laws and regulations that are applicable to the Fund, the Purchaser or the proposed Transaction.

The Board of Directors
Hall Apartment Associates, Inc.
August 6, 1996
Page 3

Our Opinion is based solely upon the information set forth herein as reviewed by us and circumstances, including economic, market and financial conditions, existing as of the date hereof. Events occurring after the date hereof could material affect the assumptions used both in preparing this Opinion and in the documents and projections reviewed by us. We have not undertaken to reaffirm or revise this Opinion or otherwise comment upon any events occurring after the date hereof.

We are not opining, and were not requested by you to opine, as to the fairness of any aspect of the Transaction other than the consideration to be received by the Fund as a result of the aforesaid Transaction. Our Opinion does not constitute a recommendation to any Unitholder of the Fund as to how such Unitholder should vote on the Transaction.


We have acted as financial advisor to the Board of Directors in connection with the Transaction and will receive a fee for our services. It is understood that the Opinion and any advice, written or oral, provided by PFS pursuant to this letter will be for the information and assistance of the Board of Directors of the Company in connection with their consideration of the Transaction and are not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is the Opinion or any such advice to be filed with, included in or referred to in whole or in part in any prospectus, information or proxy statement, tender offer document, filing, other document, or any communication with the Fund's Unitholders except in each case with PFS's prior written consent. We will consent to the use of and inclusion of the Opinion as an exhibit to the Consent Solicitation Statement, and to the reference to PFS and its procedures in preparing the Opinion in any above described document and any other matters required to be disclosed by law, rule or regulation in or in relation to the such document, provided we are furnished a copy of such document reasonably in advance of the filing of the same with the SEC which makes use thereof or reference thereto.


As a part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions, and valuations for estate, corporate and other purposes.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that on the date hereof, the consideration to be received by the Fund pursuant to the Transaction is fair, from a financial point of view, to the Fund.

Very truly yours,

/s/Principal Financial Securities, Inc.

PRINCIPAL FINANCIAL SECURITIES, INC.

                                     ANNEX C

                                     ANNEX C





                            ASSET PURCHASE AGREEMENT

                                     between

              HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP

                                    as Seller

                                       and

                           HALL FINANCIAL GROUP, INC.

                                    as Buyer

                          dated as of October 15, 1996

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                              ----
         I. TRANSFER OF LOANS...................................................................................  1
                  Section 1.1               Loans to be Sold....................................................  1
                  Section 1.2               Consideration.......................................................  1
                  Section 1.3               Closing.............................................................  2
                  Section 1.4               Deliveries by Seller................................................  2
                  Section 1.5               Deliveries by Buyer.................................................  2
                  Section 1.6               Allocation of Purchase Price........................................  2

         II.  REPRESENTATIONS AND WARRANTIES OF SELLER AND GENERAL
              PARTNER...........................................................................................  2
                  Section 2.1               Organization and Good Standing......................................  2
                  Section 2.2               Authorization.......................................................  3
                  Section 2.3               Consents and Approvals..............................................  3

         III.  REPRESENTATIONS AND WARRANTIES OF BUYER..........................................................  3
                  Section 3.1               Organization and Good Standing......................................  3
                  Section 3.2               Authorization.......................................................  4
                  Section 3.3               Consents and Approvals..............................................  4

         IV.  OTHER OBLIGATIONS OF SELLER AND BUYER.............................................................  4
                  Section 4.1               Survival of Representations.........................................  4
                  Section 4.2               Access..............................................................  4
                  Section 4.3               Consents............................................................  4
                  Section 4.4               Governmental Filings................................................  5
                  Section 4.5               Covenant to Satisfy Conditions......................................  5

         V.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.......................................................  5
                  Section 5.1               Representations and Warranties......................................  5
                  Section 5.2               Performance.........................................................  5
                  Section 5.3               No Injunction.......................................................  5
                  Section 5.4               Consents and Approvals..............................................  5

         VI.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.....................................................  5
                  Section 6.1               Representations and Warranties......................................  6
                  Section 6.2               Performance.........................................................  6
                  Section 6.3               No Injunction.......................................................  6
                  Section 6.4               Consents............................................................  6
                  Section 6.5               Fairness Opinion....................................................  6

         VII.  TERMINATION OF AGREEMENT.........................................................................  6
                  Section 7.1               Termination of Agreement............................................  6


                                       (i)

         VIII.  MISCELLANEOUS...................................................................................  6
                  Section 8.1               Expenses, Taxes, Etc................................................  6
                  Section 8.2               Further Assurances..................................................  6
                  Section 8.3               Parties in Interest.................................................  7
                  Section 8.4               Entire Agreement, Amendments and Waiver.............................  7
                  Section 8.5               Headings............................................................  7
                  Section 8.6               Notices.............................................................  7
                  Section 8.7               Governing Law.......................................................  7
                  Section 8.8               Third Parties.......................................................  8
                  Section 8.9               Counterparts........................................................  8

                                      (ii)

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT"), dated as of August 6, 1996, is by and between Hall Financial Group, Inc., a Delaware corporation ("BUYER"), and Hall Institutional Mortgage Fund Limited Partnership, an Arizona limited partnership ("SELLER").

                             INTRODUCTORY STATEMENT

         This Agreement sets forth the terms and conditions upon which Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, loans made by Seller to certain of its affiliates (the "LOANS").

         Accordingly, in consideration of the preceding statement and the mutual agreements, representations, warranties, covenants and conditions in this Agreement, and for other good, valuable and binding consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                             STATEMENT OF AGREEMENT

                              I. TRANSFER OF LOANS

         Section 1.1 Loans to be Sold.

                  (a) Subject to the terms and conditions of this Agreement, at the Closing provided for in Section 1.4 hereof (the "CLOSING"), Seller shall sell, convey, assign, transfer and deliver to Buyer the Loans.

                  (b) Such sale, conveyance, assignment, transfer and delivery shall be effected by delivery by Seller to Buyer of (i) the duly executed instruments of assignment and assumption with respect to the Loans whereby Buyer will be assigned all rights existing under the Loans and will assume all liabilities existing under the Loans (the "INSTRUMENTS OF ASSIGNMENT AND ASSUMPTION"); and (ii) such other good and sufficient instruments of conveyance and transfer as shall be necessary to vest in Buyer good, valid and marketable title to the Loans.

         Section 1.2 Consideration. In consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Loans, Buyer shall deliver at the Closing the following:

                  (a) a cash payment, certified check, official bank check or wire transfer of federal or other immediately available funds in an amount equal to $1,600,000 (the "PURCHASE PRICE"); and

         Section 1.3 Closing. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas, at 9:00 a.m. Dallas, Texas time, on ____________, 1996 (the "CLOSING DATE"). The Closing Date may be postponed to such other date as Buyer and Seller may agree.

         Section 1.4 Deliveries by Seller. At the Closing, Seller shall deliver to Buyer (unless delivered previously), the following:

                 (a) the Instruments of Assignment and Assumption (to be drafted by Buyer);

                 (b) all other general instruments of transfer, assignment and conveyance in form and substance reasonably satisfactory to Buyer to evidence or perfect the sale, transfer and conveyance of the Loans to Buyer; and

                 (c) executed counterparts of any consents or waivers required to be obtained by Seller which are referred to in Section 5.4 hereof.

         Section 1.5 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller (unless delivered previously) the following:

                 (a) the cash payment, certified check, official bank check or wire transfer of federal or other immediately available funds for the Purchase Price;

        II. REPRESENTATIONS AND WARRANTIES OF SELLER AND GENERAL PARTNER

         Seller and Hall Apartment Associates, Inc. (the "MANAGING GENERAL PARTNER"), a Texas corporation which is the general partner of Hall 1985 Management Associates Limited Partnership, a Texas limited partnership which is the general partner of Hall Pension Fund Associates, a Texas limited partnership and the general partner of the Partnership, hereby represent and warrant to Buyer as follows:

         Section 2.1 Organization and Good Standing. Seller is a limited partnership duly formed, validly existing and in good standing as a limited partnership under the laws of the State of Arizona. Managing General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each of Seller and Managing General Partner has the power and authority to conduct business as it is now being conducted and to own assets that it now owns.

         Section 2.2 Authorization.

                  (a) Each such party has all requisite power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and any instruments and agreements executed and delivered pursuant to this Agreement (collectively, the "DOCUMENTS").

                  (b) The Board of Directors of Managing General Partner has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the execution, delivery and consummation of the Documents. Other than obtaining the requisite consent of its limited partners of Seller in connection with the transactions contemplated hereby, no other act or proceeding on the part of Seller or the Managing General Partner is necessary to authorize this Agreement or any of the Documents or the transactions contemplated hereby or thereby. This Agreement is, and each of the Documents, when executed and delivered to Buyer by Managing General Partner, on behalf of Seller, will be, a valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (c) Seller has previously delivered to Buyer true and complete copies, certified by the Secretary or an Assistant Secretary of Managing General Partner, of the resolutions duly and validly adopted by the Board of Directors of Managing General Partner evidencing its authorization of the execution and delivery of this Agreement and the Documents and the consummation of the transactions contemplated hereby and thereby (which resolutions have not been modified, revoked or rescinded in any respect).

         Section 2.3 Consents and Approvals. Except as set forth in Schedule 2.3, Seller is not required to obtain, transfer or cause to be transferred any material consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party in connection with (a) the execution and delivery by Managing General Partner, on behalf of Seller, of this Agreement or any of the Documents or (b) the consummation by Seller and Managing General Partner of the transactions contemplated hereby or thereby, including but not limited to the sale of the Loans.

                  III. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         Section 3.1 Organization and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the power to conduct business as it is now being conducted and to own assets that it now owns.

         Section 3.2  Authorization.

                  (a) Buyer has all requisite corporate power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and the Documents. The Board of Directors of Buyer has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement and the Documents and the consummation of the transactions contemplated hereby and thereby. No other corporate act or proceeding on the part of Buyer is necessary to authorize this Agreement or any of the Documents or the transactions contemplated hereby or thereby. This Agreement is a valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws and judicial decision of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (b) Buyer has previously delivered to Seller true and complete copies, certified by the Secretary or Assistant Secretary of Buyer, of the resolutions duly and validly adopted by the Board of Directors of Buyer evidencing its authorization of the execution and delivery of this Agreement, the Documents and the consummation of the transactions contemplated hereby and thereby (which resolutions have not been modified, revoked or rescinded in any respect).

         Section 3.3 Consents and Approvals. Except as set forth in Schedule 3.3, Buyer is not required to obtain any material consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with the execution and delivery by Buyer of this Agreement, the Documents, or the consummation by Buyer of the transactions contemplated hereby or thereby.

                  IV. OTHER OBLIGATIONS OF SELLER AND BUYER

         Section 4.1 Survival of Representations. All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be true, complete and correct as of the date hereof and as of the Closing Date as though such representations, warranties, covenants and agreements were made at the Closing Date.

         Section 4.2 Access. In order that Buyer may have full opportunity to make such investigations as it shall desire to make of the affairs of Seller in connection with the transactions contemplated by this Agreement, Seller shall permit Buyer and its counsel, accountants, auditors and other representatives reasonable access during normal business hours to all of the offices, properties, books and records, contracts and commitments of Seller from the date hereof until such time as Buyer reasonably deems necessary to facilitate the transition of ownership.

         Section 4.3 Consents. Seller and Buyer shall use their best efforts to obtain prior to the Closing all consents necessary in connection with the consummation of the transactions contemplated hereby, including, without limitation, each of the consents, approvals, licenses, permits and authorizations listed or referred to in Schedule 2.3 or in Schedule 3.3. Each party agrees to assist and cooperate with the other in obtaining such consents, including furnishing financial and other information as may reasonably be requested by it or a third party.

         Section 4.4 Governmental Filings. As soon as practicable, Seller and Buyer shall make any and all filings and submissions to any governmental agency which are required to be made in connection with the transactions contemplated hereby. Seller shall furnish to Buyer and Buyer shall furnish to Seller such information and assistance as the other party or parties may reasonably request in connection with the preparation of any such filings or submissions.

         Section 4.5 Covenant to Satisfy Conditions. Seller, on the one hand, and Buyer, on the other hand, shall each use their respective best efforts to insure that the conditions set forth in Articles V and VI hereof, respectively, are satisfied, insofar as such matters are within their respective control.

                 V. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer under this Agreement are subject to the satisfaction at or before the Closing of each of the following conditions, any one or more of which may be waived by Buyer, in its sole discretion:

         Section 5.1 Representations and Warranties. The representations and warranties of Seller and Managing General Partner contained herein shall be true, complete and accurate in all material respects as of the date when made and as of the Closing Date as though such representations and warranties were made as of such date, except for any changes expressly permitted by the terms of this Agreement.

         Section 5.2 Performance. Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

         Section 5.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

         Section 5.4 Consents and Approvals. All material licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies, including the requisite consent of Seller's limited partners, shall have been obtained which are necessary in connection with the execution and delivery by Managing General Partner, on behalf of Seller, of this Agreement, and the consummation by Seller and Managing General Partner of the transactions contemplated hereby.

                VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are subject to the satisfaction at or before the Closing, of each of the following conditions, any one or more of which may be waived by Seller in its sole discretion:

         Section 6.1 Representations and Warranties. The representations and warranties of Buyer contained herein shall be true, complete and accurate in all material respects as of the date when made and as of the Closing Date as though such representations and warranties were made as of such date, except for any changes expressly permitted by the terms of this Agreement.

         Section 6.2 Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

         Section 6.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated hereby.

         Section 6.4 Consents. Seller shall have obtained the requisite consent of its limited partners for the consummation by Seller and Managing General Partner of the transactions contemplated hereby.

         Section 6.5 Fairness Opinion. Managing General Partner shall have received a written opinion from Principal Financial Securities, Inc. or any other reputable investment banking firm that the Purchase Price is fair to Seller from a financial point of view.

                          VII. TERMINATION OF AGREEMENT

         Section 7.1 Termination of Agreement. This Agreement may be terminated:

                 (a) at any time prior to the Closing, by mutual agreement of Seller and Buyer;

or

                 (b) on the Closing Date, by either party, if any conditions precedent to such party's performance shall not have been satisfied on the Closing Date.

                               VIII. MISCELLANEOUS

         Section 8.1 Expenses, Taxes, Etc. Except as otherwise provided herein, each of the parties hereto shall pay all fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

         Section 8.2 Further Assurances.

                 (a) From time to time (including after the Closing Date), at Buyer's request and without further consideration, Seller shall execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby.

                 (b) From time to time (including after the Closing Date), at Seller's request and without further consideration, Buyer shall execute and deliver such documents and take such other action as Seller may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         Section 8.3 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights and obligations of Buyer and Seller hereunder may not be assigned without the consent of the other, except that Buyer shall have the right to assign any or all of its rights and obligations hereunder to any of its affiliates, provided that each such affiliate assumes Buyer's obligations hereunder.

         Section 8.4 Entire Agreement, Amendments and Waiver. This Agreement, the exhibits, the schedules and other writings referred to herein which form a part hereof shall constitute the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior negotiations, agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties. Any condition to a party's obligations hereunder may be waived in writing by such party to the extent permitted by law.

         Section 8.5 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

         Section 8.6 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be sent to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

If to Buyer:

780 North St. Paul
Dallas, Texas 75234

If to Seller:

4455 East Camelback Road
Suite A-200
Phoenix, Arizona 85018

Such notices or other communications shall be deemed to have been duly given and received (i) on the day of sending if sent by personal delivery, cable, telegram, facsimile transmission or telex, (ii) on the next business day after the day of sending if sent by Federal Express or other similar express delivery service or (iii) on the fifth calendar day after the day of sending if sent by registered or certified mail (return receipt requested).

         SECTION 8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

         Section 8.8 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successor or permitted assigns, any rights or remedies under or by reason of this Agreement.

         Section 8.9 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first above written.

                  SELLER

                  HALL INSTITUTIONAL MORTGAGE FUND LIMITED
                  PARTNERSHIP

                           By:  Hall Pension Fund Associates, General Partner

                                By:  Hall 1985 Management Associates Limited
                                     Partnership, General Partner

                                     By:  Hall Apartment Associates, Inc.,
                                          Managing General Partner

                                     By:  /s/Larry Levey
                                        -----------------------------------
                                     Print Name:  Larry Levey
                                                ---------------------------
                                     Print Title:  Vice President
                                                 --------------------------

                   BUYER

                   HALL FINANCIAL GROUP, INC.

                   By: /s/Donald L. Braun
                      -----------------------------------------------------
                   Print Name: Donald L. Braun
                               ------------------------------------------
                   Print Title: Chief Financial Officer
                                ------------------------------------------

                                   ANNEX D

                                   ANNEX D


                       HALL INSTITUTIONAL MORTGAGE FUND
                    SUMMARY OF THE PARTNERSHIP PROJECTIONS


                Cash Flow After Debt Service                                    Rental                Expense
                  1996         1997         1998         1999         2000     Increase    Vacancy    Increase
ARROWTREE       150,363      138,301      150,603      160,959      170,976      3.00%      5.00%      3.00%

BRAMBLETREE     112,696      149,701      170,794      191,309      212,042      3.00%      6.00%      3.00%

COACHTREE       180,130      206,911      320,559      352,957      386,651      4.00%      7.00%      4.00%

NORTHTREE       178,689      242,154      262,767      283,445      304,509      3.00%      3.00%      3.00%

LANETREE        429,074      480,262      524,647      579,657      636,869      4.00%      7.00%      4.00%

TWINTREE        198,821      228,781      285,620      319,052      353,821      4.00%      8.00%      4.00%

MIDTREE         151,354      181,077      196,810      212,816      229,210      3.00%      5.00%      3.00%


This is a summary of the projections given to Principal Financial Securities, Inc. by the Partnership

These are cash flows from the properties to the Affiliated Borrowers and do not represent the cash flows to the Partnership




                                      D-1

                                   ANNEX E

                                   ANNEX E


                       HALL INSTITUTIONAL MORTGAGE FUND
                            SUMMARY OF APPRAISALS


                                  PROPERTY VALUE
                ------------------------------------------------------
                  Income       Cost          Market           Final       Rental               Expense      CAP       Discount
                 Approach    Approach       Approach          Value      Increase    Vacancy   Increase     Rate        Rate
                ----------------------------------------------------------------------------------------------------------------
ARROWTREE        3,300,000   3,750,000     2,900,000 to      3,300,000     4.00%      7.00%      4.00%      11.0     11.5%-12.5%
                                            3,300,000
BRAMBLETREE      6,500,000   6,500,000     6,300,000 to      6,500,000     4.00%      7.00%      4.00%      10.5     11.5%-12.5%
                                            6,500,000
COACHTREE        6,800,000   6,900,000     6,000,000 to      6,800,000     4.00%      7.00%      4.00%      11.0     11.5%-12.5%
                                            6,900,000
NORTHTREE        6,300,000   5,600,000     5,800,000 to      6,300,000     4.00%      7.00%      4.00%      11.5     11.5%-12.5%
                                            6,600,000
LANETREE        11,800,000   9,700,000    10,500,000 to     11,800,000     4.00%      5.00%      4.00%      11.5     11.5%-12.5%
                                           11,900,000
TWINTREE         7,600,000   7,500,000     6,600,000 to      7,600,000     4.00%      5.00%      4.00%      11.5     11.5%-12.5%
                                            7,600,000
MIDTREE          5,200,000   5,200,000     4,400,000 to      5,200,000     4.00%      5.00%      4.00%      11.5     11.5%-12.5%
                                            5,200,000


This summary was prepared from the Bryan E. Humphries and Associates appraisals dated January 27 to February 20, 1995




                                      E-1

                                FORM OR BALLOT

                                 FORM OF BALLOT

                        HALL INSTITUTIONAL MORTGAGE FUND
                              LIMITED PARTNERSHIP

                                  CONSENT FORM


        THIS CONSENT IS SOLICITED ON BEHALF OF HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP BY ITS GENERAL PARTNER, HALL PENSION FUND ASSOCIATES, LTD. THIS SOLICITATION OF CONSENTS EXPIRES ON ______________, 1997 UNLESS EXTENDED OR TERMINATED EARLIER.


        The Units represented by this Consent, when properly executed, will be recorded as directed by the Unitholder. IF NO DIRECTION IS GIVEN, UNITS WILL BE COUNTED AS GIVING CONSENT TO THE PROPOSAL (AS DEFINED BELOW). However, a Consent returned by a broker or nominee on which such person expressly indicates lack of discretionary authority to CONSENT to the Proposal will be treated as being AGAINST the Proposal. Please note that an abstention will be counted as being AGAINST the Proposal.


        The undersigned, acting with regard to all Units held in HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP (the "Partnership") with respect to which the undersigned is entitled to give his, her or its consent on the Record Date, hereby consents, denies consent or abstains from consenting, all as indicated on the reverse side hereof, to approve the proposal (the "Proposal") to sell substantially all of the non-cash assets of the Partnership to Hall Financial Group, Inc. (the "Sale Transaction") followed by the liquidation and winding up of the Partnership as described in the Solicitation Statement dated ________________, 1997, receipt of which, together with all amendments and supplements thereto, if any, is hereby acknowledged. The dissolution and termination of the Partnership is contingent upon successful completion of the Sale Transactions. Delivery of this Consent, when properly executed, will revoke any consent, failure to consent or abstention heretofore given with respect to such Units.


                    (PLEASE DATE AND SIGN ON REVERSE SIDE.)

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

1. TO APPROVE THE SALE OF CERTAIN LOANS OF THE PARTNERSHIP TO HALL FINANCIAL GROUP, INC. AND TO APPROVE THE DISSOLUTION, TERMINATION AND WINDING UP OF THE PARTNERSHIP (check one box).

    [ ]  Consent          [ ]  Against         [ ]  Abstain

    PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: Hall Pension Fund Associates c/o the HERMAN Group, 2121 San Jacinto Street, 26th Floor, Dallas, TX 75201. If you have any questions, please call (800) 747-2975. Facsimile copies of the Consent Form, properly completed and duly executed, will be accepted at (214) 999-9323 or (214) 999-9348.

YOU MAY REVOKE THIS CONSENT AT ANY TIME PRIOR TO THE EARLIER OF THE APPROVAL DATE (AS DEFINED IN THE SOLICITATION STATEMENT) OR THE EXPIRATION DATE (AS DEFINED IN THE SOLICITATION STATEMENT).

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

670018                 MTGI

JOHN SAMPLE
1234 MAIN STREET
ANYTOWN, USA 12345

Please be sure to sign and date this Consent.      Date
                                                       -------------------

---------------------------------         --------------------------------
      Unitholder sign here                        Co-owner sign here


DETACH FORM


                        670018

                        JOHN SAMPLE
                        1234 MAIN STREET
                        ANYTOWN, USA 12345